Exhibit 99.4


                               OPERATING AGREEMENT


                                       OF


                       LEXINGTON ACQUIPORT COMPANY II, LLC

                          Dated as of December 5, 2001

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1     Definitions....................................................1

                                   ARTICLE II

                        FORMATION, DURATION AND PURPOSES

Section 2.1     Formation.....................................................13
Section 2.2     Name; Registered Agent and Registered Office..................14
Section 2.3     Principal Office..............................................14
Section 2.4     Purposes and Business.........................................14
Section 2.5     Term..........................................................14
Section 2.6     Other Qualifications..........................................14
Section 2.7     Limitation on the Rights of Members...........................14

                                   ARTICLE III

              MANAGEMENT RIGHTS, DUTIES, AND POWERS OF THE MANAGER;
                         TRANSACTIONS INVOLVING MEMBERS

Section 3.1     Management....................................................15
Section 3.2     Meetings of the Members.......................................17
Section 3.3     Authority of the Manager......................................18
Section 3.4     Major Decisions...............................................19
Section 3.5     Preliminary and Annual Plans..................................22
Section 3.6     Tranche II Property Acquisitions..............................23
Section 3.7     Sale of Tranche II Properties; Right of First Refusal.........27
Section 3.8     Limitation On Company Indebtedness............................29
Section 3.9     Business Opportunity..........................................29
Section 3.10    Payments to LXP or the Asset Manager..........................31
Section 3.11    Other Duties and Obligations of the Manager...................32
Section 3.12    Exculpation...................................................34
Section 3.13    Indemnification...............................................34
Section 3.14    Fiduciary Responsibility......................................35

                                   ARTICLE IV

                      BOOKS AND RECORDS; REPORTS TO MEMBERS

Section 4.1     Books.........................................................35
Section 4.2     Monthly and Quarterly Reports.................................36
Section 4.3     Annual Reports................................................37
Section 4.4     Appraisals; Additional Reports................................37
Section 4.5     Accountants; Tax Returns......................................38
Section 4.6     Accounting and Fiscal Year....................................38

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page


Section 4.7     Company Funds.................................................38
Section 4.8     Insurance.....................................................38
Section 4.9     Attorneys and Accountants.....................................39

                                    ARTICLE V

                                  CONTRIBUTIONS

Section 5.1     Tranche II Capital Contributions..............................39
Section 5.2     Return of Tranche II Capital Contribution.....................43
Section 5.3     Liability of the Members......................................43
Section 5.4     No Third Party Beneficiaries..................................43

                                   ARTICLE VI

           MAINTENANCE OF CAPITAL ACCOUNTS; ALLOCATION OF PROFITS AND
                        LOSSES FOR BOOK AND TAX PURPOSES

Section 6.1     Capital Accounts..............................................43
Section 6.2     Profits and Losses............................................45
Section 6.3     Regulatory Allocations........................................46
Section 6.4     Allocation of Tax Items for Tax Purposes......................47
Section 6.5     Tax Matters Member............................................48
Section 6.6     Adjustments...................................................49
Section 6.7     Segregation of Funds..........................................49

                                   ARTICLE VII

                                  DISTRIBUTIONS

Section 7.1     Cash Available for Distributions..............................50

                                  ARTICLE VIII

                          TRANSFER; REMOVAL OF MANAGER

Section 8.1     Prohibition on Transfers and Withdrawals by Members...........50
Section 8.2     Prohibition on Transfers by and Resignation of Manager........51
Section 8.3     Removal of the Manager........................................51

                                   ARTICLE IX

                                   TERMINATION

Section 9.1     Dissolution...................................................53
Section 9.2     Termination...................................................54

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page


Section 9.3     Certificate of Cancellation...................................55
Section 9.4     Acts in Furtherance of Liquidation............................56

                                    ARTICLE X

                         REPRESENTATIONS OF THE MEMBERS

Section 10.1    Representations of the Fund...................................56
Section 10.2    Representations of LXP........................................57

                                   ARTICLE XI

                      SPECIAL MEMBER RIGHTS AND OBLIGATIONS

Section 11.1    Buy/Sell......................................................58
Section 11.2    Convertibility................................................61
Section 11.3    Remuneration To Members.......................................63
Section 11.4    Equality of Shares............................................63

                                   ARTICLE XII

                               GENERAL PROVISIONS

Section 12.1    Notices.......................................................63
Section 12.2    Governing Laws................................................65
Section 12.3    Entire Agreement..............................................66
Section 12.4    Waiver........................................................66
Section 12.5    Validity......................................................66
Section 12.6    Terminology; Captions.........................................66
Section 12.7    Remedies Not Exclusive........................................66
Section 12.8    Action by the Members.........................................67
Section 12.9    Further Assurances............................................67
Section 12.10   Liability of the Members......................................67
Section 12.11   Binding Effect................................................67
Section 12.12   Amendments....................................................67
Section 12.13   Counterparts..................................................67
Section 12.14   Waiver of Partition...........................................67
Section 12.15   No Third Party Beneficiaries..................................67
Section 12.16   Affirmative Action Policy.....................................67


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



                             Schedules and Exhibits
                             ----------------------



Schedule 1:           Names and Tranche II Capital Commitments of Members
----------

Schedule 2:           Acquisition Parameters Checklist

Schedule 3:           Form of Acquisition Memorandum

Schedule 3.5:         Model of an Annual Plan

Schedule 3.6(i):      Leveraged Sale/Leaseback Transactions

Schedule 4.8:         Insurance Standards

Schedule 5:           Tranche II Redemption Rights

Schedule 6:           AIMR Returns

Schedule 7:           Registration Rights Agreement

Schedule 10.2(ii):    LXP Non-qualified Jurisdictions

Schedule 10.2(viii):  Exceptions to No Material Adverse Change






Exhibit A:            Form of Annual Budget

Exhibit B:            Form of Agreement between Company and Asset Manager

Exhibit C:            Form of IPC Questionnaire

                             OPERATING AGREEMENT OF
                       LEXINGTON ACQUIPORT COMPANY II, LLC


               THIS OPERATING AGREEMENT (as may be amended, modified, supplemented or restated from time to time, this "Agreement") of LEXINGTON ACQUIPORT COMPANY II, LLC (the "Company"), made and entered into as of the 5th day of December, 2001 by Lexington Corporate Properties Trust, a Maryland real estate investment trust ("LXP") and The Comptroller of the State of New York, as Trustee of the Common Retirement Fund (the "Fund"). LXP and the Fund are sometimes individually referred to herein as a "Member" and collectively referred to herein as the "Members".

               In consideration of the covenants and agreements set forth herein, the Members hereby agree as follows:



                                    ARTICLE I
                                   DEFINITIONS
                                   -----------


               Section 1.1 Definitions. For the purposes of this Agreement, initially capitalized terms used herein shall have the following meanings:

               "Acquisition Activities" is defined in Section 3.6(f) hereof.

               "Acquisition Fee" is defined in Section 3.6(g) hereof.

               "Acquisition Memorandum" shall mean a memorandum in the form attached as Schedule 3 hereto with respect to any Proposed Tranche II Property as provided in Section 3.6(b) hereof.

               "Acquisition   Parameters"   shall   mean  the   guidelines   and
requirements for any Proposed Tranche II Property as set forth in the Acquisition Parameter Checklist attached as Schedule 2 hereto.

               "Acquisition Parameters Checklist" is attached as Schedule 2 hereto and made a part hereof.

               "Act" is defined in Section 2.1 hereof.

               "Additional  Tranche  II  Capital  Contribution"  is  defined  in
Section 5.1(b) hereof.

               "Adjusted Capital Account Deficit" shall mean the deficit balance, if any, in a Member's Capital Account at the end of any fiscal year, with the following adjustments: (i) credit to such Capital Account any amount that such Member is obligated or deemed obligated to restore under Regulations
Section 1.704-1(b)(2)(ii)(c), as well as any additions thereto pursuant to the next to last sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), after taking into account thereunder any changes during such year in Partnership Minimum Gain and in the minimum gain attributable to any Partner Nonrecourse Debt; and (ii) debit to such Capital Account the items described in Regulations Section
1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations
Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent with such intent.

               "Advisor" shall mean Clarion Partners or any successor thereto designated by the Fund as provided in Section 12.1(c) hereof that serves as advisor to the Fund regarding the Company.

               "Affiliate" when used with respect to any particular Person, shall mean (a) any Person or group of Persons acting in concert that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such particular Person, (b) any Person that is an officer, partner, member or trustee of, or serves in a similar capacity with respect to, such particular Person or of which such particular Person is an officer, partner, member or trustee or with respect to which such particular Person serves in a similar capacity, (c) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of voting securities of, or otherwise has an equivalent beneficial interest in, such particular Person or of which such particular Person is directly or indirectly the owner of 10% or more of any class of voting securities or in which such particular Person has an equivalent beneficial interest or (d) any relative or spouse of such particular Person. Notwithstanding the foregoing, neither LXP nor the Fund shall be deemed to be an Affiliate of the other party. The definition of "Affiliate" as used in this Agreement shall not be affected by the Regulations under Code Section 752 describing certain "related" parties.

               "Agreement" is defined in the Preamble hereto. This Agreement shall be the "limited liability company agreement" for the Company within the meaning of Section 18-101(7) of the Act.

               "AIMR  Returns"  shall  mean  the  financial  ratios  set  out on
Schedule 6 hereto the calculation of which is required under Section 4.2(b) hereof.

               "Amending Member" is defined in the Section 3.5(c) hereof.

               "Annual Budget" shall mean the annual budget for the Company and each Tranche II Property and each Tranche II LSL Loan for any fiscal year, including without limitation a reasonable description of the amount, source and character of each item of gross income, expense and services to be rendered in the form attached hereto as Exhibit A, approved by the Members as provided in
Section 3.5 hereof.

               "Annual Plan" is defined in Section 3.5(a) hereof.

               "Approved Tranche II Property" is defined in Section 3.6(d) hereof.

               "Asset Manager" shall mean a corporation, the capital stock of which is held from time to time either wholly by LXP or partly by LXP with the voting stock and value held in a manner so as to satisfy LXP in its sole discretion that such ownership will meet any requirements imposed on LXP with respect to its status as a real estate investment trust under the Code.

               "Bankruptcy" of the Company or a Member shall be deemed to have occurred upon the happening of any of the following: (i) the filing of an application by the Company or such Member for, or a consent to, the appointment of a trustee, receiver or liquidator of its assets; (ii) the filing by the Company or such Member of a voluntary petition or answer in bankruptcy or the filing of a pleading in any court of record admitting in writing its inability to pay its debts as such debts come due or seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (iii) the making by the Company or such Member of a general assignment for the benefit of creditors; (iv) the filing by the Company or such Member of an answer admitting the material allegations of, or its consenting to or defaulting in answering, a bankruptcy or insolvency petition filed against it in any bankruptcy or similar proceeding; or (v) the expiration of sixty (60) days following the entry by any court of competent jurisdiction of an order for relief in any bankruptcy or insolvency proceeding involving the Company or such Member or of an order, judgment or decree adjudicating the Company or such Member a bankrupt or insolvent or appointing a trustee, receiver or liquidator of its assets.

               "Base Interest" is defined in Paragraph 7(g) of Schedule 3.6(i).

               "Bona Fide Offer" is defined in Section 3.7(b) hereof.

               "Book Depreciation" shall mean all deductions attributable to the depreciation, amortization or other cost recovery, including additions, of any Tranche II Property or other asset (whether tangible or intangible) acquired by the Company that has a useful life in excess of one year, as such deductions are computed for federal income tax purposes; provided, that with respect to any Company asset the tax basis of which differs from the Book Value of such asset, Book Depreciation for any period shall equal (x) the sum total of all deductions taken during such period attributable to depreciation, amortization or other cost recovery deduction for federal income tax purposes with respect to such asset, multiplied by (y) the Book Value of such asset divided by the tax basis thereof; provided further, that if the depreciation, amortization or other cost recovery deduction for federal income tax purposes with respect to any Company asset for any period is zero ($0.00), Book Depreciation shall be determined by the Tax Matters Member using any reasonable method selected by the Tax Matters Member that is based on the Book Value of such asset.

               "Book Value" shall mean, with respect to any Company asset at any time, the adjusted basis of such asset for federal income tax purposes, except that (i) the initial Book Value of any asset contributed by a Member to the Company shall be the Fair Market Value of such asset, and (ii) the Book Value of all Company assets shall be adjusted to equal their Fair Market Values, as determined in good faith by the Manager, upon the occurrence of certain events as described below. In either case, the Book Value of Company assets shall thereafter be adjusted for Book Depreciation taken into account with respect to such asset. Provided the Tax Matters Member makes an election to do so as provided under Section 1.704-1(b)(2)(iv)(f) of the Regulations, the Book Value of Company assets shall be adjusted to equal their Fair Market Value, as determined in good faith by the Manager, as of the following times to which the election relates: (1) the admission of a new Member to the Company or acquisition by an existing Member of an additional interest in the Company, provided that the consideration contributed to the Company upon such admission or acquisition is more than a de minimis amount of money or property; (2) the distribution by the Company to a Member of more than a de minimis amount of money or other property; and (3) the termination of the Company for federal income tax purposes pursuant to Code Section 708(b)(1)(B).

               The Book Value of all Company assets shall also be increased (or decreased) to the extent that adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b) have been taken into account for purposes of determining Capital Accounts in accordance with Regulation Section 1.704-1(b) (2) (iv) (m), unless such adjustments have already been accounted for pursuant to the preceding paragraph. If the Book Value of an asset has been determined or adjusted pursuant hereto, such value shall thereafter be the basis for, and be adjusted by, the depreciation taken into account with respect to, such asset for purposes of computing Profits and Losses. Moreover, notwithstanding the foregoing, the Book Value of any Company asset distributed to any Member shall be the gross Fair Market Value of such asset on the date of distribution.

               "Business Day" shall mean any day other than a Saturday, Sunday or any day on which national banks in New York, New York are not open for business.

                "Capital Account" shall mean, with respect to any Member, the separate "book" account which the Company shall establish and maintain for such Member as provided in Section 6.1 hereof and in accordance with Section 704(b) of the Code and Regulations Section 1.704-1(b)(2)(iv) and such other provisions of Section 1.704-1(b) of the Regulations as must be complied with in order for the Capital Accounts to be determined in accordance with the provisions of said Regulations. In furtherance of the foregoing, the Capital Accounts shall be maintained in compliance with Section 1.704-1(b)(2)(iv) of the Regulations, and the provisions hereof shall be interpreted and applied in a manner consistent therewith.

               "Capital Call" is defined in Section 5.1(b) hereof.

               "Cash Flow Interest" is defined in Paragraph 7(g) of Schedule 3.6(i).

               "Cash Purchase Price" is defined in Section 11.2(c) hereof.

               "Cause" is defined in Section 8.3(a) hereof.

               "Challenging Member" is defined in Section 11.1(d) hereof.

               "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of future laws.

               "Company" is defined in the Preamble hereto.

               "CPI" shall mean the Revised Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, All Items, based on 1993-95 as 100. If the CPI hereafter ceases to use the 1993-95

Base as 100, then the CPI with the new base shall be used. If the Bureau of Labor Statistics ceases to publish the CPI, then the successor or most nearly comparable index shall be used. In the event that the U.S. Department of Labor, Bureau of Labor Statistics, changes the publication frequency of the CPI so that it is not available when required under the Agreement, then the CPI for the closest preceding month for which a CPI is available shall be used in place of the CPI no longer available.

               "Default Amount" is defined in Section 5.1(e) hereof.

               "Development Property" shall mean any property that is either (i) under construction or (ii) not ready for immediate occupancy (including not having all government approvals or certifications for use of the property by a tenant), at the time the Manager shall consider such property as a candidate for acquisition by the Company or as candidate for a Tranche II LSL Loan to be made by the Company .

               "Defaulting Member" is defined in Section 5.1(e) hereof.

               "Distributable Cash" shall mean the Net Cash Flow from Operations of the Company, less the sum of working capital and other cash reserves provided for in the Annual Plan or otherwise established and maintained by the Manager pursuant to Section 3.11(e) hereof, and less indemnities and other extraordinary payments made pursuant to this Agreement. Distributable Cash attributable to any Tranche II LSL Loan (or property underlying the corresponding Warrant if such Warrant has been exercised) shall be determined separately from, segregated from and not commingled with Distributable Cash attributable to any of the Tranche II Properties or any other Tranche II LSL Loan (or property underlying the corresponding Warrant if such Warrant has been exercised), and in determining the amount of Distributable Cash from any Tranche II LSL Loan (or property underlying the corresponding Warrant if such Warrant has been exercised), any reductions for expenses, fees or other items shall be made only for such expenses, fees or other items of reduction that are directly attributable to such Tranche II LSL Loan (or property underlying the corresponding Warrant if such Warrant has been exercised).

               "Economic Interest" shall mean, with respect to any Tranche II Percentage Interest, (a) all income, profits, cash flow, proceeds of sales and/or refinancing of the Tranche II Properties, fees or payments of whatever nature and all distributions to which any Member would be entitled, now or at any time hereafter, of whatsoever description or character; (b) all of any Member's present and future rights to and in its Capital Account, whether by way of liquidating distributions or otherwise, and all of such Member's right to receive or share in any surplus of the Company in the event of the dissolution of the Company; and (c) all damages, awards, money and considerations of any kind or character to which any Member would be entitled, now or at any time hereafter, arising out of or derived from any proceeding by or against such Member in any federal or state court, under any bankruptcy or insolvency law or under any law relating to assignments for the benefit of creditors, compositions, extensions or adjustments of indebtedness, or to any other relief of debtors, or otherwise in connection with its interest in the Company.

               "Economic Risk of Loss" shall have the meaning specified in Regulations Section 1.752-2.

               "Election Notice" is defined in Schedule 5 hereto.

               "Environmental Assessment" shall mean with respect to any Proposed Tranche II Property, a phase one environmental site assessment performed by a qualified environmental consultant selected by the Manager in accordance with the then current ASTM Standard Practice for Environmental Site Assessments, E1527 and, if required by the Manager, any additional Phase II sampling, investigation, monitoring or other activities performed by a qualified environmental consultant.

               "Environmental Law" shall mean every federal, state, county or other governmental law, statute, ordinance, rule, regulation, requirement, order (including any consent order), or other binding obligation, injunction, writ or decision relating to or addressing the environment or hazardous materials, including, but not limited to, those federal statutes commonly referred to as the Clean Air Act, Clean Water Act, Resource Conservation Recovery Act, Toxic Substances Control Act, Comprehensive Environmental Response, Compensation and Liability Act and the Endangered Species Act as well as all regulations promulgated thereunder and all state laws and regulations equivalent thereto, as each such statute, regulation or state law or regulation equivalent may be amended from time to time.

               "Exercise Notice" is defined in Schedule 5 hereof.

               "Extraordinary Call" is defined in Section 5.1(c) hereof.

               "Extraordinary  Tranche  II Capital  Contribution"  is defined in
Section 5.1(c) hereof.

               "Extraordinary Funding" is defined in Section 5.1(c) hereof.

               "Extraordinary Loan" is defined in Section 5.1(c) hereof.

               "Fair Market Value" shall mean an amount (in cash) that a bona fide, willing buyer under no compulsion to buy and a bona fide, willing and unrelated seller under no compulsion to sell would pay and accept, respectively, for the purchase and sale of a Tranche II Property (or a Tranche II LSL
Property), taking into account any liens, restrictions and agreements then in effect and binding upon the Tranche II Property (or a Tranche II LSL Property) or any successor owner thereof and any options, rights of first refusal or offer or other rights or options that either burden the Tranche II Property (or a Tranche II LSL Property) or run to the benefit of the owner of the Tranche II Property (or a Tranche II LSL Property); provided, however, that in determining the Fair Market Value of any Tranche II Property, none of the options, rights of first refusal or offer or other rights of the Members hereunder shall be taken into consideration.

               "Fee Disclosure" is defined in Section 3.11(h) hereof.

               "FFO" shall mean net income or loss (computed in accordance  with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.

               "Financing Fee" is defined in Section 3.6(g) hereof.

               "First Mortgage Loan" is defined in Paragraph 3(b) of Schedule 3.6(i) hereof.

               "Fund" is defined in the Preamble hereto.

               "Indemnified Party" is defined in Section 3.13(a) hereof.

               "Initial Tranche II Capital Contribution" shall mean, with respect to each Member, an amount equal to the sum of (x) the amount of cash and
(y) the Fair Market Value of any property (determined as of the date such property is contributed by such Member and net of any liabilities secured by such property that the Company is considered to assume or take subject to under
Section 752 of the Code), that has in each case been contributed to the Company by such Member at such time as the Members have agreed.

               "Interest Price" is defined in Section 11.1(a) hereof.

               "Investment Advisors Act" shall mean the Investment Advisors Act of 1940, as amended, or any corresponding provisions of future laws.

               "Investment Grade Tenant" shall mean a tenant of a property that has a current credit rating by Standard & Poor's of at least BBB or higher or a comparable credit rating by Moody's Investors Services, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA.

               "LAC I" shall mean Lexington Acquiport Company, LLC, a Delaware limited liability company.

               "LAC I Operating Agreement" shall mean the Operating Agreement of LAC I dated July 14, 1999 between the Fund and LXP, as amended.

               "Liquidating Events" is defined in Section 9.1 hereof.

               "Liquidation" shall mean (a) when used with respect to the Company, the earlier of (i) the date upon which the Company is terminated under
Section 708(b)(1) of the Code and (ii) the date upon which the Company ceases to be a going concern, and (b) when used with respect to any Member, the earlier of
(i) the date upon which there is a Liquidation of the Member and (ii) the date upon which such Member's entire interest in the Company is terminated other than by transfer, assignment or other disposition to a Person other than the Company.

               "Liquidator"  shall  mean  the  Manager,   unless  the  Manager's
Bankruptcy, insolvency, removal, withdrawal or liquidation or default hereunder shall have preceded the

Liquidation of the Company, in which case the Liquidator shall be any Person designated as such by the remaining Member.

               "Losses" and "Profits" are defined in Section 6.2(b) hereof.

               "LXP" is defined in the Preamble hereto.

               "LXP Board" shall mean the Board of Trustees of LXP.

               "LXP LLC" is defined in Paragraph 1 of Schedule 3.6(i) hereto.

               "LXP Tranche II LSL Contribution" is defined in Paragraph 3(a) of
Schedule 3.6(i) hereto.

               "Major Decision" is defined in Section 3.4 hereof.

               "Management Agreement" shall mean the agreement between the Asset Manager and the Company which shall be substantially in the form attached hereto as Exhibit B.

               "Manager" shall mean the Person in whom the management of the Company is vested pursuant to the terms of this Agreement. LXP shall be the Manager until LXP (x) transfers its membership interest in the Company or withdraws as a Member from the Company, (y) transfers or assigns its rights and obligations as the Manager or resigns as the Manager, or (z) is removed as Manager, each as provided in Article VIII hereof.

               "Material Modification" shall mean a modification relating to the treatment of Capital Accounts, distributions and/or allocations hereunder which, when considered on a cumulative basis with the effect of all other such modifications previously made, is likely to adversely affect the amount ultimately distributable or paid to any Member hereunder as determined by the independent accountants of the Company.

               "Member or Members" is defined in the Preamble hereto.

               "Net Cash Flow from Operations" shall mean the gross proceeds from Company operations (including interest on Tranche II LSL Loans but excluding sales or other dispositions or refinancings of Tranche II Properties and excluding repayments of Tranche II LSL Loans or proceeds from the exercise of any Put Option or in the event a Warrant has been exercised, the proceeds from the sale or other disposition of the underlying Tranche II LSL Property) less any portion thereof used to pay Operating Expenses, capital improvements, replacements or debt payments, any acquisition fees payable to the Manager or Asset Manager under Section 3.6(g) hereof, any management fees payable to the Manager or Asset Manager pursuant to Section 3.10(c) hereof or to establish reasonable reserves for Operating Expenses, capital improvements, replacements, debt payments and contingencies as provided in the Annual Plan, as such reserves are calculated by the Manager. Net Cash Flow from Operations attributable to any Tranche II LSL Loan (or property underlying the corresponding Warrant if such

Warrant has been exercised) shall be determined separately from, segregated from and not commingled with Net Cash Flow from Operations attributable to any of the Tranche II Properties or any other Tranche II LSL Loan (or property underlying the corresponding Warrant if such Warrant has been exercised), and in determining the amount of Net Cash Flow from Operations from any Tranche II LSL Loan (or property underlying the corresponding Warrant if such Warrant has been exercised), any reductions for expenses, fees or other items shall be made only for (i) such expenses, fees or other items of reduction that are directly
attributable   to  such  Tranche  II  LSL  Loan  (or  property   underlying  the
corresponding Warrant if such Warrant has been exercised), and (ii) such expenses, fees or other items not so directly attributable, such as general overhead expenses, based on an arm's length allocation of such indirect expenses as though the Tranche II LSL Loan investment were made through a separate partnership and such partnership is to be charged on a cost basis. "Net Cash Flow from Operations" shall not be reduced by real estate depreciation or by cost amortization, cost recovery deductions or similar allowances, but shall be increased by any reduction of reserves previously described in an Annual Plan.

               "Net Cash from Sales or Refinancings" shall mean the gross cash proceeds from the sale or other disposition or refinancing of Tranche II Properties plus repayments of Tranche II LSL Loans plus proceeds from the exercise of any Put Option (or in the event a Warrant has been exercised, the proceeds from the sale or other disposition of the underlying Tranche II LSL Property) , less (a) any closing, transaction and other costs incurred by the Company in connection with such sale or other disposition or refinancing or repayment or exercise, as the case may be; (b) the amount required to retire any debt outstanding against such Tranche II Properties; and (c) any amounts required to fund any related reserves up to the levels required by the Annual Plan, as calculated by the Manager. Net Cash from Sales or Refinancings shall be increased by reductions of reserves originally funded from Net Cash from Sales or Refinancings. "Net Cash from Sales or Refinancings" shall include all principal and interest payments made with respect to any note or other obligation received by the Company in connection with the sale or other disposition of any Tranche II Property.

               "Net Rents" for any period shall mean the rents actually received by the Company from all of the tenants of the Tranche II Properties during such period less any Operating Expenses for the Tranche II Properties not paid by the tenants thereof.

               "Nonrecourse Liability" shall mean any Company liability (or portion thereof) the Economic Risk of Loss of which is not borne by any Member or any party related to any Member, as such related party is described in the applicable Regulations under Code Section 752.

               "Non-Investment Grade Tenant" shall mean a tenant of a Tranche II Property that is not an Investment Grade Tenant.

               "Non-Sale Member" is defined in Section 3.7(b) hereof.

               "Offer Notice" is defined in Section 11.1(a) hereof.

               "Offer Price" is defined in Section 11.1(a) hereof.

               "Offered Agreement" is defined in Section 11.1(a) hereof.

               "Offering Member" is defined in Section 11.1(a) hereof.

               "Operating Expenses" shall mean (x) all reasonable and customary costs and expenses of Third Parties retained in connection with the ownership, leasing, operation, repair and maintenance of the Tranche II Properties and (y) real estate taxes, insurance premiums, utility charges, rent collection and lease enforcement costs, brokerage commissions to the extent applicable to the period in question (but excluding any acquisition fees payable to the Manager or the Asset Manager under Section 3.6(g) hereof), maintenance expenses, costs of repairs and replacements (which, under generally accepted accounting principles consistently applied, may be expensed during the period when made) and management fees (but excluding any management fees or the Oversight Fee payable to the Manager or Asset Manager pursuant to Section 3.10(c) hereof) in connection with the ownership, leasing, operation, repair and maintenance of the Tranche II Properties. Operating Expenses shall not include general and administrative costs and overhead of the Company and debt payments.

               "O.P. Unit" shall mean a partnership interest in a partnership in which LXP is a partner.

               "Oversight Fee" is defined in Section 3.10(c) hereof.

               "Partner Nonrecourse Debt" shall have the meaning set forth in Regulations Section 1.704-2(b)(4).

               "Partner Nonrecourse Debt Minimum Gain" shall have the meaning set forth in Regulations Section 1.704-2(i)(2).

               "Partner Nonrecourse Deductions" is defined in Section 6.3(d) hereof.

               "Partnership  Minimum  Gain"  shall have the meaning set forth in
Section 1.704-2(b)(2) and (d) of the Regulations.

               "Permitted Expenses" shall mean, for each annual period covered by an Annual Plan, Operating Expenses, capital improvements, replacements and debt payments as set forth therein plus, with respect to each budget line item in the Annual Budget portion of such Annual Plan, the greater of (w) five percent (5%) of each such budget line item or (x) Twenty Thousand Dollars ($20,000.00); provided, however, that Permitted Expenses shall not include any Operating Expenses, capital improvements, replacements and debt payments which, when added to all other obligations incurred or reserve amounts accrued in excess of the applicable budget line items in such Annual Budget portion of the Annual Plan, exceed (x) One Hundred Thousand Dollars ($100,000) in any fiscal year for a particular Tranche II Property or (y) an average (taking into account all Tranche II Properties then owned by the Company) of Fifty Thousand Dollars ($50,000) per Tranche II Property. Permitted Expenses shall also mean (i) all reasonable and customary costs and expenses of Third Parties retained in connection with the Acquisition Activities as provided in Section 3.6(f) hereof,
(ii) any reasonable costs or expenses incurred in implementing a Major Decision agreed to by the Members as provided in Section 3.4 hereof and not otherwise already included in an Annual Plan, (iii) costs and expenses incurred by the Members in connection with the formation of the Company, including legal fees,
(iv) the legal fees and costs referred to in the last sentence of Section 3.11(c) hereof, (v) the acquisition fees payable pursuant to Section 3.6(g) hereof, (vi) Financing Fees payable pursuant to Section 3.6(g) hereof and (vii) the management fees payable pursuant to
Section 3.10(c) hereof.

               "Person" shall mean any individual, trust (including a business trust), unincorporated association, corporation, limited liability company, joint stock company, general partnership, limited partnership, joint venture, governmental authority or other entity.

               "Physical Inspection Report" shall mean a report prepared by a qualified independent third party engineer, architect or other real estate inspector selected by the Manager and reasonably acceptable to LXP and the Fund concerning the physical condition of any Proposed Tranche II Property.

               "Plan Amendment" is defined in Section 3.5(c).

               "Profits" and "Losses" are defined in Section 6.2(b) hereof.

               "Proposed Plan" is defined in Section 3.5(a) hereof.

               "Proposed Tranche II Property" is defined in Section 3.6(a) hereof.

               "Proposed Tendered Tranche II Properties" is defined in Section 11.2(b) hereof.

               "Put Option" is defined in Paragraph 10(d) of Schedule 3.6(i) hereto.

               "Put Price" is defined in Paragraph 10(d) of Schedule 3.6(i) hereto.

               "Redemption Right Shares" is defined in Section 11.4 hereof.

               "Regulations" shall mean the income tax regulations promulgated under the Code, whether temporary, proposed or finalized, as such regulations may be amended from time to time (including corresponding provisions of future regulations).

               "Regulatory Allocations" is defined in Section 6.3(f) hereof.

               "Removal Amount" is defined in Section 8.3(b) hereof.

               "Removal Notice" is defined in Section 8.3(a) hereof.

               "Responding Interest Price" is defined in Section 11.1(c) hereof.

               "Responding Member" is defined in Section 11.1(a) hereof.

               "Response Notice" is defined in Section 11.1(a) hereof.

               "Retained   Tranche   II   Properties"   is  defined  in  Section
11.2(b)(ii).

               "Right of First Refusal" is defined in Section 3.7(b) hereof.

               "Sale Notice" is defined in Section 3.7(b) hereof.

               "Sale Member" is defined in Section 3.7(b) hereof.

               "Section 704(c) Property" shall mean (x) each item of property to which Section 704(c) of the Code or Section 1.704-3(a)(3) of the Regulations applies that is contributed to the Company, and (y) any property owned by the Company which is governed by the principles of Section 704(c) of the Code, as contemplated by Section 1.704-1(b)(4)(i) and other analogous provisions of the Regulations.

               "Shares" shall mean the common shares of beneficial interest, par value $.0001 per share, of LXP.

               "Share Purchase Price" is defined in Schedule 5 hereof.

               "Special Purpose LLC" is defined in Paragraph 1 of Schedule 3.6(i) hereto.

               "SP Subsidiary" shall mean an entity selected by the Manager and approved by the Members which shall be wholly-owned by the Company, the purpose of which is limited to acquiring, financing, holding for investment, preserving, managing, operating, improving, leasing, selling, exchanging, transferring and otherwise using or disposing of a Tranche II Property or Tranche II Properties.

               "Tax Matters Member" is defined in Section 6.5 hereof.

               "Tax Depreciation" shall mean with respect to any property owned by the Company depreciation, accelerated cost recovery, or modified cost recovery, and any other amortization or deduction allowed or allowable for federal, state or local income tax purposes.

               "Tendered Tranche II Properties" shall mean all of the Company's Tranche II Properties owned by the Company at the time the Fund exercises the Tranche II Redemption Right pursuant to Section 11.2 hereof or, if the Fund or LXP, or both, exercise their rights to exclude Tranche II Properties under
Section 11.2(b) hereof, the Tranche II Properties remaining after the Fund has excluded Tranche II Properties pursuant to Clause (ii) of Section 11.2(b) hereof and after LXP has excluded certain Tranche II Properties pursuant to Clause
(iii) of Section 11.2(b) hereof.

               "Third Parties" shall mean consultants, engineers, environmental consultants, accountants, attorneys, contractors and subcontractors, brokers or managers, but excluding the Asset Manager or any Affiliate of LXP.

               "Tranche II Buy/Sell Property" is defined in Section 11.1(a) hereof.

                "Tranche II Capital Commitment" shall mean, with respect to each Member, the amount set forth opposite its name on Schedule 1 hereto, as such Schedule may be amended or modified from time to time upon the Members' unanimous consent.

               "Tranche II Capital Contribution" shall mean, at any particular time and with respect to any Member, an amount equal to the sum of (x) the total amount of cash and (y) the Fair Market Value of any property (determined as of the date such property is contributed by such Member and net of any liabilities secured by such property that the Company is considered to assume or take subject to under Section 752 of the Code), that has in each case been contributed to the Company by such Member pursuant to Section 5.1 hereof.

               "Tranche II LSL Capital Call" is defined in Section 5.1(d) hereof.

               "Tranche II LSL Capital Contribution" is defined in Section 5.1(d) hereof.

               "Tranche II LSL Loan" is defined in Paragraph 3(c) of Schedule 3.6(i) hereto.

               "Tranche II LSL Note" is defined in Paragraph 3(c) of Schedule 3.6(i) hereto.

               "Tranche II LSL Property" is defined in the first unnumbered paragraph of Schedule 3.6(i) hereto.

               "Tranche II Percentage Interest" shall mean the entire undivided ownership interest in the Company of any Member at any particular time, (x) expressed as a percentage rounded to the nearest one one-hundredth (0.01%), (y) determined at such time by dividing the total Tranche II Capital Contributions made by such Member by the total Tranche II Capital Contributions made in the Company by all Members and (z) as may be adjusted from time to time in accordance with Section 5.1(e) hereof. The Tranche II Percentage Interest as of the date hereof shall be as described on Schedule 1 hereto.

               "Tranche II Property" or "Tranche II Properties" shall mean the interest of the Company in each parcel of real property acquired as provided in
Section 3.6 hereof, together with all buildings, structures and improvements located thereon, fixtures contained therein, appurtenances thereto and all personal property owned in connection therewith.

               "Tranche II Redemption Right" is defined in Section 11.2(a) hereof.

               "Tranche II Rights Trigger Date" shall mean the date of January 2, 2004.

               "UBTI" is defined in Section 3.11(c) hereof.

               "Warrant" is defined in Paragraph 10(a) of Schedule 3.6(i) hereto. The term "Warrant" shall include the Put Option which is included within the Warrant, unless the context requires otherwise.

               Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in Schedule 3.6(i) and in Schedule 5 hereto, unless the context requires otherwise.


                                   ARTICLE II
                        FORMATION, DURATION AND PURPOSES

               Section 2.1 Formation. Pursuant to the Delaware Limited Liability Company Act, codified in the Delaware Code Annotated, Title 6, Sections 18-101 to 18-1109, as the same may be amended from time to time (the "Act"), the Members agree to form and hereby form the Company by entering into this Agreement. The Members hereby acknowledge that a Certificate of Formation has been executed by an authorized person (as such term is used in Section 18-201 of the Act), and filed in the office of the Delaware Secretary of State on the date hereof. The execution and filing of such Certificate of Formation with the Delaware Secretary of State is hereby authorized, ratified and approved by the Members. The rights, liabilities and obligations of any Member with respect to the Company shall be determined in accordance with the Act and this Agreement. To the extent anything contained in this Agreement modifies, supplements or otherwise affects any such right, liability, or obligation arising under the Act, this Agreement shall supercede the Act to the extent not restricted thereby.

               Section 2.2 Name; Registered Agent and Registered Office. The name of the Company and the name under which the business of the Company shall be conducted shall be Lexington Acquiport Company II, LLC. The registered agent of the Company shall be The Corporation Trust Company, and the registered office of the Company shall be at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware. The Manager may select another such registered agent or registered office from time to time upon ten
(10) Business Days prior written notice thereof to, and the consent of, the Members.

               Section 2.3 Principal Office. The principal place of business and office of the Company shall be located at 355 Lexington Avenue, New York, New York 10017-6603, or at such other place as the Members may determine from time to time. The business of the Company may also be conducted at such additional place or places as the Members may determine.

               Section 2.4 Purposes and Business.

               (a) Properties. The business of the Company is to acquire, finance, refinance, hold for investment, preserve, manage, operate, improve, lease, sell, exchange, transfer and otherwise use or dispose of the Tranche II Properties as may be acquired by the Company from time to time pursuant to the terms hereof, which Tranche II Properties may be located anywhere in the United States and shall not be used primarily for agricultural, horticultural, ranch, mining, recreational, amusement or club purposes. In connection therewith and without limiting the foregoing, the Company shall have the power to dispose of the Tranche II Properties in accordance with the terms of this Agreement and to engage in any and all activities related or incidental thereto, all for the benefit of the Members.

               (b) Tranche II LSL Loans. The business of the Company is also to make Tranche II LSL Loans and, through the exercise of Warrants, to acquire equity interests in Special Purpose LLCs that own Tranche II LSL Properties. In connection therewith and without limiting the foregoing, the Company shall have the power to engage in any and all activities related or incidental thereto, all for the benefit of the Members.

               Section 2.5 Term. The term of the Company shall commence on the date of this Agreement and shall continue in full force and effect until ten
(10) years from the date hereof, unless sooner terminated pursuant to the terms hereof. No Member may withdraw from the Company without the prior consent of the other Member, other than as expressly provided in this Agreement.

               Section 2.6 Other Qualifications The Company shall file or record such documents and take such other actions under the laws of any jurisdiction in which the Company does business as are necessary or desirable to permit the Company to do business in any such jurisdiction and to promote the limitation of liability for the Members in any such jurisdiction.

               Section 2.7 Limitation on the Rights of Members. Except as otherwise specifically provided in this Agreement, (a) no Member shall have the right to withdraw or retire from, or reduce its contribution to the capital of, the Company; (b) no Member shall have the right to demand or receive property other than cash in return for its Tranche II Capital Contribution; and (c) no Member shall have priority over any other Member either as to the return of its Tranche II Capital Contribution or as to profits or distributions.

                                  ARTICLE III
                           MANAGEMENT RIGHTS, DUTIES,
                           AND POWERS OF THE MANAGER;
                         TRANSACTIONS INVOLVING MEMBERS

               Section 3.1 Management.


               (a) Management by the Manager. LXP shall be the Manager until LXP
       (x) transfers its membership interest in the Company or withdraws as a Member from the Company, (y) transfers or assigns its rights and obligations as the Manager or resigns as the Manager, or (z) is removed as the Manager, each as provided in Article VIII hereof. The Manager shall manage the investments, business and day-to-day affairs of the Company and shall be responsible for acquisitions and dispositions of Tranche II Properties and the making and managing of Tranche II LSL Loans, subject, however, to the provisions of Section 3.4 hereof with respect to Major Decisions, of Section 3.6 and Section 3.7 hereof with respect to the acquisition or sale of Tranche II Properties, the making of Tranche II LSL Loans and any other provisions of this Agreement concerning the investments, business and day-to-day affairs of the Company. The Manager shall use reasonable efforts to manage the investments, business and day-to-day affairs of the Company in accordance with the Annual Plan approved in accordance with Section 3.5 hereof. Except as provided in this Agreement, the Manager shall have all the rights and powers of a manager as provided in the Act and as otherwise provided by law, and any action taken by the Manager shall constitute the act of and serve to bind the Company. The Manager may delegate certain of the tasks that are to be performed in connection with the acquisition of properties, the management of the Tranche II Properties, the making and managing of Tranche II LSL Loans or the business and day-to-day affairs of the Company. Any such delegation to third parties provided in the previous sentence shall be supervised by the Manager and such delegation shall not relieve the Manager of any of its obligations hereunder. Any right of either of the Members to consent to any action requiring its consent hereunder shall not be diminished or otherwise affected by such delegation.

               (b) Delegation to the Asset Manager. LXP in its capacity as Manager shall have the right to retain the Asset Manager and delegate (pursuant to Section 3.1(a) above) to the Asset Manager any of the following duties and responsibilities: the management of the Tranche II Properties and Tranche II LSL Loans and the performance of the tasks necessary for the evaluation of Proposed Tranche II Properties and the acquisition of Approved Tranche II Properties or the making of Tranche II LSL Loans as contemplated in Section 3.6 hereof. The Asset Manager shall be qualified to do business in all jurisdictions in which the Company does business or owns properties or in which Tranche II LSL Properties are located. If LXP in its capacity as Manager elects to retain the Asset Manager, the Company and the Asset Manager shall enter into a Management Agreement substantially in the form attached hereto as Exhibit B and made a part hereof. The Manager may replace the Asset Manager at any time and from time to time, provided that as a condition to such replacement of the Asset Manager, (x) the Fund and the Advisor shall have received written notice of such replacement and (y) the replacement Asset Manager shall have entered into an agreement substantially in the form attached hereto as Exhibit B. Any other property management or operating agreement between the Company and any Asset Manager shall be acceptable to the Members and shall by its terms terminate without penalty at the election of the Fund upon five (5) Business Days' written notice to such Asset Manager if LXP is removed as Manager. The Asset Manager shall have no interest in or rights under this Agreement, shall not be admitted as a substitute for LXP and shall not have any of the rights of a Member under the Act or this Agreement. The Asset Manager may be authorized to perform such tasks of the Manager specified in Section 3.3 hereof that LXP in its capacity as Manager reasonably deems necessary or appropriate in connection with the management of the Tranche II Properties and Tranche II LSL Loans, the evaluation of Proposed Tranche II Properties or the acquisition of Approved Tranche II Properties or the making of Tranche II LSL Loans, but in all cases in accordance with the Annual Plan and the requirements of Section 3.4, Section 3.6 and Section 3.7 hereof and any other provisions of this Agreement concerning the investments, business and affairs of the Company. The Asset Manager shall not have the authority to execute or deliver documents on behalf of the Company or to bind the Company, except as expressly set forth in the Management
       Agreement between the Company and the Asset Manager. Notwithstanding anything to the contrary contained in Section 3.3 hereof, the Asset Manager shall not have any authority to borrow or draw down funds or finance or refinance any part of any purchase price or incur indebtedness secured by any Tranche II Property or any unsecured indebtedness. Any delegation to the Asset Manager provided in this Section 3.1(b) shall be supervised by LXP in its capacity as Manager and such delegation shall not relieve LXP of any of its obligations hereunder as Manager.

(c) Right to Rely on Authority of the Manager. Any action taken by LXP in its capacity as Manager, acting on behalf of the Company pursuant to the authority conferred thereon in this Agreement, shall be binding on the Company. In no event shall any Person dealing with LXP with respect to the conduct of the affairs of the Company while LXP is the Manager be obligated to ascertain whether the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expediency of any action of LXP.

               (d) No Management by Fund. The Fund shall have the authority to approve the Annual Plan and to approve Major Decisions. The Fund shall also have the authority to consent to certain acts of the Manager, the Asset Manager and the Company, in each case as and to the extent provided in this Agreement. The Fund shall not participate in the control of the business of the Company or transact any business for the Company or have the power to sign documents for or otherwise bind the Company and shall not perform and shall have no authority to perform any act, thing or deed in the name of or on behalf of the Manager, the Asset Manager or the Company (except appointment of a replacement Manager pursuant to Section 8.3(a)). The Fund may give any consents, approvals or other authorizations described in this Agreement without being deemed to have participated in the control of the Company.

               Section 3.2 Meetings of the Members

               (a) Meetings of the Members. The Members of the Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Members shall be held at least annually with written notice to the Members at such time and at such place as shall from time to time be reasonably determined by the Manager subject to consent by the Members. Regular or special meetings of the Members may be called by either Member on not less than ten (10) Business Day's written notice to the other Member. The Advisor may attend meetings of the Members but shall not vote on behalf of the Fund.

               (b) Acts of the Members. All Members must be present at any meeting of the Members, and all acts of the Members must be approved by an unanimous vote of the Members. Each Member present at a meeting and entitled to participate in such meeting shall be entitled to one vote with respect to any action. If any Member shall not be present at any meeting of the Members, the other Member present at such meeting shall adjourn the meeting from time to time, without notice other than announcement of the date and location of the adjourned meeting, until all Members shall be present. Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting if all Members consent thereto in writing, and the writing or writings are filed with the minutes of such proceedings of the Members.

               (c) Electronic Communication. Members may participate in meetings of the Members by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

               (d) Authorized Representatives. Prior to the first annual meeting of the Members and prior to the time the Fund casts a vote, the Fund shall deliver to LXP a list of individuals who are authorized to attend meetings of the Members and to cast votes on behalf of the Fund and shall update such list to reflect any changes in authorized individuals. LXP shall deliver to the Fund an incumbency certificate naming all of LXP's executive officers and shall replace such certificate whenever there is a change in LXP's executive officers. LXP's executive officers are authorized to attend meetings of the Members and to cast votes on behalf of LXP.

               (e) Informational Meetings. The Manager shall hold informational meetings with the Members and the Advisor to review and discuss the Company's activities and business upon ten (10) Business Days' prior written notice by any Member. The Fund may, but shall not be obligated to, attend informational meetings that are attended by the Advisor. Such meetings shall be held at a mutually convenient time at the New York City offices of LXP or the Fund unless the Members otherwise agree. LXP, the Fund and the Advisor may each designate any number of representatives to attend such meetings.

               Section 3.3 Authority of the Manager. Except as otherwise provided in this Article III, the Manager is hereby authorized to do the following, for and in the name and on behalf of the Company, as may be necessary, convenient or incidental to the implementation of the Annual Plan or to the accomplishment of the purposes of the Company; provided, that if any of the following constitutes a Major Decision that is not specifically set forth in the Annual Plan, the Manager shall first obtain the consent of the Fund pursuant to Section 3.4 hereof:

                        (i) acquire by purchase, exchange or otherwise, any Proposed Tranche II Property consistent with the purposes of the Company, but only in accordance with Section 3.6 hereof;

                        (ii) operate, manage and maintain each of the Tranche II Properties;

                        (iii) take such action as is necessary to form, create or set up any SP Subsidiary that has been approved by the Members in accordance with Section 3.6 hereof;

                        (iv) dissolve, terminate or wind-up any SP Subsidiary, provided that any Tranche II Property held by such SP Subsidiary has been disposed of in accordance with Section 3.7 or Section 11.1 hereof or transferred to the Company or any other SP Subsidiary;

                        (v) enter into, amend, extend or renew any lease of any Tranche II Property or any part thereof or interest therein approved by the Members as part of the Annual Plan;

                        (vi) initiate legal proceedings or arbitration with respect to any lease of any Tranche II Property or part thereof or interest therein; provided that the initiation of such legal proceedings or arbitration shall have arisen (x) in connection with any matter of an emergency nature, (y) for the collection of rent or (z) involving an uninsured claim of less than $100,000;

                        (vii) dispose of any or all of the Tranche II Properties by sale, lease, exchange or otherwise, and grant an option for the sale, lease, exchange or otherwise of any or all the Tranche II Properties, but only in accordance with Section 3.7 hereof;

                        (viii) employ and dismiss from employment any and all employees, agents, independent contractors and, subject to Section 4.9 hereof, attorneys and accountants for the Company;

                        (ix) pay all Permitted Expenses;

                        (x) execute and deliver any and all agreements, contracts, documents, certifications and instruments necessary or convenient in connection with the management, maintenance and ownership of the Tranche II Properties and in connection with any other matters with respect to which the Manager has authority to act pursuant to the Annual Plan or as set forth in this Section 3.3;

                        (xi) draw down funds as needed under any approved lines of credit or other financing previously approved under Section 3.4 hereof;

                        (xii) subject to Section 3.4 hereof, finance or refinance a portion of the purchase price of any Tranche II Property and incur (and refinance) indebtedness secured by any Tranche II Property, or any portion thereof or any interest or estate therein and incur any other secured or unsecured borrowings or other indebtedness;

                        (xiii) make Tranche II LSL Loans, but only in accordance with Section 3.6(i) hereof, and manage Tranche II LSL Loans;

                        (xiv)   implement   those  Major   Decisions   that  are
       specifically set forth in the Annual Plan or that have been approved by the Fund pursuant to Section 3.4 below; and

                        (xv) subject to any conditions expressly provided in this Agreement, engage in any kind of activity and perform and carry out contracts of any kind necessary or incidental to or in connection with the accomplishment of the purposes of the Company as may be lawfully carried out or performed by a limited liability company under the laws of each state in which the Company is then formed or registered or qualified to do business.

               Section 3.4 Major Decisions. Notwithstanding anything to the contrary contained in this Agreement, the Manager shall not take, on behalf of the Company, and shall not permit the Company or the Asset Manager to take, any action, make any decision, expend any sum or undertake or suffer any obligation which comes within the scope of any Major Decision unless such Major Decision is approved by the Fund in advance in writing (including any written approval delivered at a meeting in accordance with Section 3.2 hereof) or is specifically set forth in the Annual Plan. As used herein, "Major Decision" shall mean a decision to take any of the following actions:

                        (i) the acquisition by purchase, exchange or otherwise of any Tranche II Property except in accordance with Section 3.6 hereof;

                        (ii) the disposition by sale, lease, exchange or otherwise, and the granting of an option for the sale, lease, exchange or other disposition of any or all of the Tranche II Properties except in accordance with Section 3.7(b) and Section 11.1 hereof;

                        (iii) the financing or refinancing of, or the increasing of any mortgage indebtedness encumbering, any Tranche II Property, or any portion thereof or any interest or estate therein, whether recourse or non-recourse to the Company, or the incurrence of indebtedness secured by any Tranche II Property, or any portion thereof or any interest or estate therein, or the incurrence of any other secured or unsecured borrowings or other indebtedness by the Company, including determination of the terms and conditions thereof, and any amendments to such terms and conditions except as contemplated in an Annual Plan or in accordance with
       Section 3.4 hereof;

                        (iv) the formation, creation or setting up of any SP Subsidiary except in accordance with Section 3.6 hereof;

                        (v) the  making of any loan  except in  accordance  with
       Section 3.6(i);

                        (vi) the determination of the gross Fair Market Value of any Tranche II LSL Property in connection with the exercise of a Put Option, and the selection by the Company of an appraiser in connection therewith;

                        (vii) the consent by the Company to any Transfer of a Tranche II LSL Property by the corresponding Special Purpose LLC or any other consent or approval that the Company is requested to grant as lender of any Tranche II LSL Loan;

                        (viii) the entering into of any transaction or agreement with or for the benefit of, or the employment or engagement of, LXP or any Affiliate of LXP, or the Manager or any Affiliate of the Manager or the Asset Manager or any Affiliate of the Asset Manager, except as expressly contemplated in Sections 3.1(b) and 3.10 hereof;

                        (ix) the causing or permitting of an encumbrance of any Tranche II Percentage Interest or any portion thereof;

                        (x) an Extraordinary Call to the Members to fund an operating deficit of the Company, which Extraordinary Call shall be made only in accordance with Section 5.1(c) hereof;

                        (xi) the construction, alteration, improvement, repair, rehabilitation, razing, rebuilding or replacement of any building or other improvements or the making of any capital improvements, replacements, repairs, alterations or changes in, to or on any Tranche II Property, or any part thereof, except to the extent provided for in the Annual Plan; provided that repairs of emergency nature may be undertaken without prior approval of the Fund provided the Manager notifies the Advisor in writing thereof within two (2) Business Days following the commencement of such emergency repairs;

                        (xii) the incurring of any cost or expense for any fiscal year which, (x) when added to all other costs and expenses for such fiscal year, exceeds the applicable budget line in the Annual Budget portion of the Annual Plan by the greater of Twenty Thousand Dollars ($20,000) or five percent (5%) thereof or, (y) when added to all other costs and expenses in excess of their applicable budget line items in the Annual Budget portion of the Annual Plan, exceeds (i) One Hundred Thousand Dollars ($100,000) in any fiscal year for any Tranche II
       Property or (ii) an average (taking into account all Tranche II Properties then owned by the Company) of Fifty Thousand Dollars ($50,000) per Tranche II Property; provided that, notwithstanding the foregoing, repairs of emergency nature may be undertaken without prior approval of the Fund provided the Manager notifies the Advisor in writing thereof within two (2) Business Days following the commencement thereof;

                        (xiii) the incurring of any expense other than a Permitted Expense; provided that, notwithstanding the foregoing, repairs of emergency nature may be undertaken without prior approval of the Fund provided the Manager notifies the Advisor in writing thereof within two
       (2) Business Days following the commencement thereof;

                        (xiv) the reinvestment for restoration purposes of (i) insurance proceeds in excess of $500,000 received by the Company in connection with the damage or destruction of any Tranche II Property or
       (ii) condemnation proceeds in excess of $500,000 received by the Company in connection with the taking or settlement in lieu of a threatened taking of all or any portion of any Tranche II Property; provided that
       (x) if the determination is made not to reinvest any such insurance or condemnation proceeds, then so much thereof as may be necessary shall be applied to the razing or other disposition of the remaining improvements as may be required by law or by a reasonably prudent property manager and the balance of such insurance or condemnation proceeds shall be distributed in accordance with this Agreement and (y) any reinvestment of insurance or condemnation proceeds that is contractually required under any lease or the terms of any financing or refinancing of a Tranche II Property approved in each case by the Members shall not be a Major Decision subject to this Section 3.4;

                        (xv) the approval of the Annual Plan;

                        (xvi) the initiation of legal proceedings or arbitration with respect to any lease of any Tranche II Property or part thereof or interest therein; provided that the initiation of such legal proceedings or arbitration (x) in connection with any matter of an emergency nature, or (y) for the collection of rent, shall not be a Major Decision subject to this Section 3.4;

                        (xvii) the commencement of any litigation by the Company or the settlement of any litigation against the Company involving an uninsured claim of $100,000 or more;

                        (xviii) the commencement of any case, proceeding or other action seeking protection for the Company as debtor under any existing or future law of any jurisdiction relating to Bankruptcy, insolvency, reorganization or relief of debtors; any consent to the entry of an order for relief in or institution of any case, proceeding or other action brought by any third party against the Company as a debtor under any existing or future law of any jurisdiction relating to Bankruptcy, insolvency, reorganization or relief of debtors; the filing of an answer in any involuntary case or proceeding described in the previous clause admitting the material allegations of the petition therefor or otherwise failing to contest any such involuntary case or proceeding; the seeking of or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Company or for a substantial portion of its Tranche II Properties; any assignment for the benefit of the creditors of the Company; or the admission in writing that the Company is unable to pay its debts as they mature or that the Company is not paying its debts as they become due;

                        (xix) with respect to any lease of any Tranche II Property, or part thereof or interest therein, the entering into, amending, extending or renewing thereof, in each case not already approved by the Members as part of the Annual Plan;

                        (xx) the execution of any agreement, contract, understanding or other arrangement to effectuate a Major Decision; provided that the execution of a non-binding letter of intent in accordance with Section 3.6(a) hereof shall not be a Major Decision subject to this Section 3.4;

                        (xxi) the extension of the statute of limitations for assessing or computing any tax liability against the Company or the amount of any Company tax item or to settle any dispute with respect to any income, or any other material, tax; and

                        (xxii) any other action which requires the consent or approval of the Fund under this Agreement.

               Section 3.5 Preliminary and Annual Plans.

               (a) Preparation and Approval of Plans. The Manager shall prepare and deliver to the Members and the Advisor for the Members' approval or disapproval a proposed annual plan for the next fiscal year of the Company (as further described below, a "Proposed Plan"). The Proposed Plan shall cover the Company, each Tranche II Property and each Tranche II LSL Loan and shall include: a proposed Annual Budget covering the Company, each Tranche II Property and each Tranche II LSL Loan and a brief narrative description of the material portions thereof; a plan of operations for each Tranche II Property, including anticipated repairs and improvements; estimated financing needs and estimated financing costs; estimated cash flow projections; a description of tenants then in occupancy in each Tranche II Property; a schedule of Tranche II Properties, any leases which are expiring during such fiscal year and the plans for the re-leasing of such Tranche II Properties and any lease restructures (such as subleasing or expansion by a tenant) of which the Manager is aware; projected capital improvements and capital repairs; a description of any Proposed Tranche II Properties to the extent identified, including the terms of acquisition, provided that nothing in the Proposed Plan shall affect or limit the provisions of Section 3.6 hereof; a statement as to the status of any Tranche II LSL Loans made to the date of such Proposed Plan, including whether such Tranche II LSL Loans are current and the status of the net leases on the related Tranche II LSL Property, and a description of any Tranche II LSL Loans to be made in the next year; and any other information relative to the management of the Tranche II Properties or the Tranche II LSL Loans or the Company reasonably requested by either of the Members. The Manager shall prepare and submit a Proposed Plan to the Members and the Advisor on or before September 15th of the year prior to such fiscal year. Each Member shall provide the Manager with any comments or requested changes such Member may have to such Proposed Plan within fifteen (15) days after its receipt thereof. The Manager shall submit a revised Proposed Plan to the Members and the Advisor incorporating or otherwise addressing the Member's requested changes no later than October 15th of the year prior to the fiscal year covered by such revised Proposed Plan; provided that if a Member provides comments on a Proposed Plan to the Manager on any date after October 1st, then the Manager's deadline for submitting a revised Proposed Plan as described in this sentence shall be extended one day for each day after October 1st that such Member shall have delayed providing comments to the Manager. Each Member shall approve or disapprove such revised Proposed Plan within fifteen (15) days after its receipt thereof. Any Proposed Plan approved by the Members in accordance with this Section 3.5(a) shall become the annual plan for the next fiscal year of the Company (any Proposed Plan approved by the Members for any fiscal year of the Company, and as may be amended from time to time by a Plan Amendment in accordance with Section 3.5(c) hereof, an "Annual Plan"). A model of an Annual Plan is attached as Schedule 3.5 and made a part hereof.

               (b) Dispute Concerning an Annual Budget. If, prior to the commencement of any fiscal year, the Manager and the Members have not reached an agreement as to the amount to be allocated to any budget line item set forth in the Annual Budget portion of the Proposed Plan for such fiscal year, then (i) as to any such disputed budget line item, the Annual Budget portion of the Annual Plan for the immediately preceding fiscal year (exclusive of any non-recurring capital expenditures) shall be controlling but only with respect to such disputed budget line item (in each case adjusted to reflect the increases in the CPI for September of such fiscal year over the CPI for September of such immediately preceding fiscal year) and only until such time as the Manager and the Members reach an agreement on the amount to be allocated to such budget line item, and (ii) as to any budget line item or items that are not in dispute, the Annual Budget portion of the Proposed Plan shall control.

               (c) Amendments to Annual Plans. If in any Member's judgment an Annual Plan requires amendment, such Member (the "Amending Member") shall deliver to the other Member (and, if the Amending Member is LXP, to the Advisor) and to the Manager a written notice setting forth the proposed amendment to the Annual Plan and the basis therefor. The Non-Amending Member shall approve or disapprove such proposed amendment within ten
       (10) Business Days after receipt thereof, and, upon approval by such non-Amending Member (any such amendment, a "Plan Amendment"), the Annual Plan (including, without limitation any amendments to the Annual Budget portion thereof) shall be amended by the Plan Amendment as set forth in the written notice described in the preceding sentence.

               Section 3.6 Tranche II Property Acquisitions.

               (a) Generally; Approval by the Fund. The Manager shall originate net-leased properties as candidates for acquisition by the Company or as candidates for Tranche II LSL Loans to be made by the Company to LXP LLCs in connection with the acquisition of Tranche II LSL Properties (any such property, a "Proposed Tranche II Property") and shall consult regularly with the Advisor regarding each Proposed Tranche II Property. The Manager or Asset Manager may, with the consent of the Advisor, enter into a non-binding letter of intent concerning the acquisition of a Proposed Tranche II Property. After entering into a good faith non-binding letter of intent with respect to a Proposed Tranche II Property and performing such underwriting and other property analysis as the Manager deems appropriate with respect thereto, the Manager or Asset Manager shall submit to the Advisor and the LXP Board any Proposed Tranche II Property that the Manager recommends for acquisition by the Company or a Special Purpose LLC. Upon approval of the Proposed Tranche II Property by the LXP Board, the Manager shall provide or cause the Asset Manager to provide to the Advisor and the Fund notice of such approval, the Acquisition
       Memorandum described in Section 3.6(b) hereof and the Acquisition Parameters Checklist described in Section 3.6(c) hereof; provided however that the Manager shall not recommend to the Members the acquisition of any Proposed Tranche II Property that does not satisfy or comply with the Acquisition Parameters set forth in Parts 2 and 3 of the Acquisition Parameters Checklist. The Fund shall have fifteen (15) Business Days after its receipt of the documents described in the preceding sentence to approve or disapprove, in its sole and absolute discretion, a Proposed Tranche II Property. If the Fund fails to respond to the Manager's recommendation within such fifteen (15) Business Days, the Manager may send to the Fund and the Advisor a second notice requesting a response within ten (10) Business Days after actual receipt by the Fund and the Advisor. Any failure by the Fund to approve a Proposed Tranche II Property within such ten (10) Business Day period shall be deemed to be a disapproval of such Proposed Tranche II Property.

               (b)  Acquisition   Memorandum.   For  each  Proposed  Tranche  II
       Property, the Manager or Asset Manager shall deliver to the Fund and the Advisor an Acquisition Memorandum stating that such Proposed Tranche II Property is a net-leased facility and describing such Proposed Tranche II Property in reasonable detail, including without limitation: the size and location thereof, the improvements thereon, the operating history and financial status thereof and the material findings of all due diligence undertaken to date with respect thereto, including the material findings to date of any Environmental Assessment and/or Physical Inspection Report; the structure of the contemplated transaction, including whether an SP Subsidiary will take title to the Proposed Tranche II Property or whether a Tranche II LSL Loan will be made by the Company in connection with the acquisition of such Proposed Tranche II Property by a Special Purpose LLC in accordance with Section 3.6(i) hereof, the cost to the Company, including the purchase price, the amount and material terms of any mortgage indebtedness to be assumed, incurred or taken subject to or the amount and terms of the Tranche II LSL Loan; the terms of the Disposition Fee; and the material provisions of the net lease or leases thereon and copies of such leases (or in the case of proposed leases, drafts or reasonably detailed abstracts of proposed leases), the identification of each tenant thereon and financial information relating to each such tenant and setting forth such other information as the Advisor may reasonably request. The Acquisition Memorandum shall include a credit analysis of any tenant net-leasing such property, including the credit rating of any such tenant by Standard & Poor's, Moody's Investors Services, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, or, if a credit rating of any such tenant is not available from the foregoing credit-rating companies, a credit analysis thereof by KDP or any other credit rating entity agreed to by the Members.

               (c) Acquisition Checklist. With respect to any Proposed Tranche II Property that complies in all respects with the Acquisition Parameters, the Manager or Asset Manager shall deliver to the Fund and to the Advisor the Acquisition Parameters Checklist indicating that such Proposed Tranche II Property complies in all respects therewith. With respect to any Proposed Tranche II Property that does not comply in all respects with the Acquisition Parameters set forth in Part 1 of the Acquisition Parameters Checklist and that the Manager elects to submit to the Fund for approval pursuant to Section 3.6(a) hereof, the Manager or Asset Manager shall deliver to the Fund and the Advisor, (x) the Acquisition Parameters Checklist indicating the items in Part 1 with which such Proposed Tranche II Property either complies or fails to comply and (y) a reasonably detailed description of the ways in which such Proposed Tranche II Property does not comply with said Part 1. Any Proposed Tranche II Property that does not comply with the Acquisition Parameters set forth in Part 4 of the Acquisition Parameters may only be acquired by a Special Purpose LLC in accordance with Section 3.6(i).

               (d) Acquisition of Approved Tranche II Properties. Upon receipt of the written approval of the Fund as provided in Section 3.6(a) above of the acquisition by the Company of a Proposed Tranche II Property or the making of a Tranche II LSL Loan by the Company to a LXP LLC to finance the acquisition of a Proposed Tranche II Property (any Proposed Tranche II Property so approved, an "Approved Tranche II Property"), the Manager or Asset Manager shall take all commercially reasonable efforts on behalf of the Company to negotiate and execute all documents necessary to acquire the Approved Tranche II Property pursuant to and in accordance with the terms approved by the Members (including formation of an SP Subsidiary, if applicable) or to make the Tranche II LSL Loan and to complete due diligence that the Manager deems reasonably necessary, including (to the extent not already completed) obtaining an Environmental Assessment and a Physical Inspection Report. The Manager or Asset Manager shall keep LXP and the Advisor reasonably informed of the progress of the Company's acquisition of any Approved Tranche II Property or making of any Tranche II LSL Loan, including the material findings of all due diligence and of any material matters that arise during the course thereof. Upon completion of all due diligence undertaken as specified above with respect to an Approved Tranche II Property and as a condition to completing the acquisition of the Approved Tranche II Property or making of any Tranche II LSL Loan, the Manager or Asset Manager shall deliver to LXP and the Advisor a memorandum summarizing the material findings of the completed due diligence and any changes in the status of such Approved Tranche II Property since the date of the Acquisition Memorandum described in Section 3.6(b) above. Upon request, the Manager or Asset Manager will provide to LXP, the Fund or the Advisor copies of the Environmental Assessment, the Physical Inspection Report and the survey after completion thereof.

       Notwithstanding such deliveries, the Manager and Asset Manager shall remain solely responsible for such due diligence, and neither the Fund nor the Advisor shall be obligated to read or review such memorandum, Environmental Assessment, Physical Inspection Report or Survey. The Fund shall have the right to withdraw its approval of any Approved Tranche II Property at any time if the terms of the acquisition change in any material respect from the terms described in the Acquisition Memorandum. Within five (5) Business Days after the closing of an Approved Tranche II Property or Tranche II LSL Loan, the Manager shall deliver to LXP and the Advisor (x) a closing statement acknowledging the receipt of and setting forth the application of the Members' Tranche II Capital Contributions and any other funds of the Company used to acquire such Approved Tranche II Property or to make such Tranche II LSL Loan or to pay closing costs (including an estimate of costs not finalized at closing, including legal fees and costs) associated therewith and (y) copies of all certificates of insurance delivered in connection with such closing as requested by the Fund or the Advisor.

               (e) Disapproved Tranche II Properties. If the Fund disapproves (or is deemed to have disapproved as provided in Section 3.6(a) hereof) any Proposed Tranche II Property or withdraws its approval of an Approved Tranche II Property as provided in Section 3.6(d) above, the Manager shall not cause or permit the Company to acquire such Proposed Tranche II Property or Approved Tranche II Property or cause or permit the Company to make a Tranche II LSL Loan, and LXP shall have the right to acquire such Proposed Tranche II Property or Approved Tranche II Property for its own account or with or in connection with any other Person.

               (f) Acquisition Costs. Except as provided in the following sentence and in Section 3.6(g) hereof, LXP or the Asset Manager (as the case may be) shall be liable for all costs and expenses arising in connection with the identification or evaluation of, the bidding on and the structuring and negotiation of the acquisition or attempted acquisition of, any Proposed Tranche II Property or Approved Tranche II Property or the making of any Tranche II LSL Loan (such activities, the "Acquisition Activities"). The Company shall be liable for all reasonable and customary costs and expenses of Third Parties retained in connection with the Acquisition Activities; provided that if for any reason other than pursuant to Section 3.6(i) or Section 3.7(b) or Section 11.1 hereof LXP or the Asset Manager, or any Affiliate of LXP or of the Asset Manager (instead of the Company or an SP Subsidiary or a Special Purpose LLC) acquires title to any Proposed Tranche II Property or Approved Tranche II Property, LXP shall pay all of the costs and expenses incurred or to be incurred in connection with the Acquisition Activities relating to such Proposed Tranche II Property or Approved Tranche II Property (it being understood that the proviso in this sentence applies only in those circumstances in which LXP or the Asset Manager or any Affiliate of LXP or the Asset Manager (rather than the Company or an SP Subsidiary) acquires a Proposed Tranche II Property or an Approved Tranche II Property and therefore LXP would not pay such costs and expenses in the case of LXP's exercise of the Right of First Refusal or a buy/sell under this Agreement).

               (g) The Acquisition Fee; Financing Fee. Upon the acquisition of any Approved Tranche II Property by the Company or by an SP Subsidiary (including any Approved Tranche II Property contributed in whole or in part by LXP to the Company) or upon the making by the Company of a Tranche II LSL Loan to an LXP LLC, pursuant to this Section 3.6 (including any Tranche II LSL Loan related to a Tranche II LSL Property acquired by a Special Purpose LLC from LXP), the Company shall pay the Manager or the Asset Manager an acquisition fee (the
       "Acquisition Fee") equal to (x) the purchase price of such acquired Approved Tranche II Property multiplied by (y) three quarters of one percent (0.75%). In addition, if the Asset Manager shall arrange financing for the purchase of an Approved Tranche II Property without the use of a third-party broker then the Company shall pay the Asset Manager a fee equal to one half of one percent (0.50%) of the loan amount arranged (the "Financing Fee").

               (h) Further Restrictions on Acquisitions. Under no circumstances whatsoever shall the Company acquire (other than indirectly through the exercise of a Warrant pursuant to Section 3.6(i)) any property (i) that does not satisfy or comply with the Acquisition Parameters set forth in Parts 2 and 3 of the Acquisition Parameters Checklist, (ii) that the Fund would be prohibited by applicable law or public policy from acquiring if the Fund were to make such acquisition directly in its own name or (iii) that would give rise to UBTI, including any property that will fail to qualify as real property of a qualified organization within the meaning of Section 514(c)(9) of the Code (and any Regulations promulgated thereunder) by virtue of the application of any of the exceptions contained in subparagraph (B) thereof, including, but not limited to, (x) the acquisition price of such property not being a fixed amount determined as of the date of the acquisition, (y) the amount or time for paying any indebtedness on or related to such property being dependent upon any revenue derived from such property, or (z) such property being leased back to the seller (or any related person) of such property, or
       (iv) except as otherwise expressly authorized in this Agreement, the acquisition of which would be prohibited under Section 406(b) of the Employee Retirement Income Security Act of 1974, as amended (assuming that the Fund and its investments were subject thereto), or (v) that is or will be subject to any leases that would not be treated at "true leases" for federal income tax purposes.

               (i) Tranche II LSL Loans. The Company shall not directly acquire or own any Tranche II LSL Property, but shall, if the Members elect, make Tranche II LSL Loans in accordance with Schedule 3.6(i) hereto. If the Members elect to make a Tranche II LSL Loan, the related Tranche II LSL Property shall be acquired by a Special Purpose LLC in accordance with the provisions of this Section 3.6 and Schedule 3.6(i) hereto. Unless and until the Company exercises a Warrant to acquire, and does acquire, an equity interest in a Special Purpose LLC, the Company shall not be liable for any costs and expenses relating to the holding for investment, preservation, management, operation, improvement, leasing, selling, exchange or transfer of, the financing or refinancing of the First Mortgage Loan with respect to, or any other use of, any Tranche II LSL Property, except as expressly set forth in this Agreement. If the Company makes one or more Tranche II LSL Loans, the Members agree that, with respect to each Tranche II LSL Loan made by the Company, in the event of default on a Tranche II LSL Note, the Members will agree to vote in favor of the Company's exercise of its right to foreclose on the security securing such Tranche II LSL Note unless there is clearly demonstrable good cause for not doing so based on reasonable commercial standards of a real estate investment creditor.

               Section  3.7   Sale of  Tranche  II  Properties;  Right  of First
                              Refusal.

               (a) Authority to Sell. The Manager shall have no authority to and shall not initiate the sale of any Tranche II Property without approval by the Fund (except as provided in Section 3.7(b) and Section 11.1 hereof) and shall not exercise any Warrant to acquire membership interests in any Special Purpose LLC without approval by the Fund. From and after the earlier of (i) the Tranche II Rights Trigger Date and (ii) the date on which the Company shall have invested all of the Members' Tranche II Capital Commitment, the Fund or LXP may each require the sale of any or all of the Tranche II Properties as provided in Section 3.7(b) below, or the Fund may require the Company to call for prepayment of any one or more Tranche II LSL Loans as provided in Paragraph 7(e)(i) of
       Schedule 3.6(i) or may require the exercise of any Warrant or Put Option (in accordance with its terms). Additionally, in the event that any Put Option becomes exercisable prior to the Tranche II Rights Trigger Date, or the date on which the Company shall have invested all of the Members' Tranche II Capital Commitment, the Manager shall immediately notify the Members, and the Fund shall have the right to require the Company to exercise such Put Option.

               (b) Required Sales; the Right of First Refusal. The Fund or LXP shall each have the right, at any time after the earlier of (i) the Tranche II Rights Trigger Date and (ii) the date on which the Company shall have invested all of the Members' Tranche II Capital Commitment, and from time to time thereafter, to require the Company to sell any or all of the Tranche II Properties to a third party or parties, in each instance by written notice (a "Sale Notice") to the other Member and to the Manager; provided, however, that a Member's right to require a sale under this Section 3.7(b) is subject to and limited by a Member's ability to exercise its Right of First Refusal set forth below or its rights under Section 11.1. Upon receipt of any Sale Notice, the Manager shall commence promptly to market and sell to third parties on behalf of the Company such Tranche II Property or Tranche II Properties specified in the Sale Notice. If the Company receives a Bona Fide Offer, as defined below, the Manager shall inform the Fund and LXP in writing of the terms and conditions thereof and the Member that delivered the Sale Notice (the "Sale Member") shall respond in writing as to whether it will accept or reject such Bona Fide Offer within fifteen (15) days of receipt of such notification from the Manager. If the Sale Member fails to respond in writing within the above-referenced fifteen day period, the Sale Member shall be deemed to have accepted such Bona Fide Offer. If the Sale Member has accepted or has been deemed to have accepted such Bona Fide Offer, the other Member (the "Non-Sale Member") or an Affiliate of the Non-Sale Member shall have the absolute right to purchase such Tranche II Property or Tranche II Properties upon the same terms and conditions as set forth in such Bona Fide Offer for cash or its equivalent (such right, the "Right of First Refusal"). The Non-Sale Member shall, within fifteen (15) days after the Sale Member's decision to accept such Bona Fide Offer, indicate in writing to the Sale Member whether or not the Non-Sale Member has elected to exercise its Right of First Refusal. Failure to send such notification within fifteen (15) days shall constitute an election by the Non-Sale Member to waive its Right of First Refusal with respect to such Tranche II Property and the Company may sell the Tranche II Property to the third party making the Bona Fide Offer, but only (x) upon substantially the same terms and conditions contained in such Bona Fide Offer and (y) within one hundred fifty (150) days after the Non-Sale Member waived its Right of First Refusal. If the Non-Sale Member exercises its Right of First Refusal, the Sale Member Fund shall consent to the sale of the Tranche II Property or Tranche II Properties to the Non-Sale Member on substantially the same terms and conditions contained in the Bona Fide Offer. A "Bona Fide Offer" shall mean, with respect to the Tranche II Property or Tranche II Properties described in the Sale Notice, an offer made in good faith by a financially responsible, stable party having adequate financial worth, not having a reputation in the community for criminal, immoral or unconscionable behavior, and having substantial experience in the ownership or operation of real property.

               (c) Properties in Foreclosure. In the event a lender to the Company has initiated or threatens to initiate a foreclosure proceeding with respect to any Tranche II Property securing such lender's loan to the Company (it being understood that any such loan shall be non-recourse to the Company and the Members), and the Members disagree as to whether such Tranche II Property shall be transferred to the lender in satisfaction of such loan, the Member not in favor of such transfer shall have the right to purchase such Tranche II Property from the Company for One Dollar ($1.00) provided such Member assumes such loan in full and such lender releases the Company therefrom. No adjustments to the Tranche II Capital Contributions or Capital Account shall be made on account of a transfer made in accordance with this Section 3.7(c).

               (d) Tranche II LSL Properties. Notwithstanding anything in the foregoing to the contrary, the disposition of Tranche II LSL Properties shall be governed by the provisions contained in Schedule 3.6(i) hereto.

               (e) Time of the Essence. The parties agree that time is of the essence with respect to the rights and obligations described in this
       Section 3.7.

               Section 3.8 Limitation On Company Indebtedness.

               (a) Maximum Debt. The total debt of the Company at any time shall not exceed sixty-five percent (65%) of the Company's capitalization which, when all Tranche II Capital Commitments have been fully contributed, shall be $371,700,000 of maximum debt.

               (b) Non-Recourse to the Members. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not incur debt that is recourse to the Members, and the Members shall not be liable for any debts or other obligations or liabilities incurred by the Company.

               Section 3.9 Business Opportunity.

               (a) LXP. LXP, any Affiliate of LXP and the Asset Manager may each engage in or possess any interest in other business ventures of any kind, independently or with others, including but not limited to the ownership, operation and management of net-leased real property, except as provided herein.

               (i) Prior to the expenditure of $750,000,000 by the Company and LAC I in the aggregate for the purchase of (A) Tranche II Properties and the making of Tranche II LSL Loans, and (B)
               Properties and the making of LSL Loans (as each term is defined in the LAC I Operating Agreement), LXP shall make available for purchase by the Company, and the Company shall have the right to purchase (or make Tranche II LSL Loans in respect of) pursuant to
               Section 3.6 hereof, (s) all properties satisfying or complying with the Acquisition Parameters set out on the Acquisition Parameters Checklist net-leased to Investment Grade Tenants or Non-Investment Grade Tenants that LXP or its Affiliates would be willing to purchase or the LXP Board has approved for acquisition by LXP or its Affiliates and the purchase price of which (as agreed to by LXP and the seller of such property) is equal to or greater than Twenty Million Dollars ($20,000,000) and (t) one half of all properties satisfying or complying with the Acquisition Parameters set out on the Acquisition Parameters Checklist regardless of whether such properties are net-leased to Investment Grade Tenants or Non-Investment Grade Tenants that LXP or its Affiliates would be willing to purchase or the LXP Board has approved for acquisition by LXP or its Affiliates and the purchase price of which (as agreed to by LXP and the seller of such property) is less than Twenty Million Dollars ($20,000,000) but greater than or equal to Fifteen Million Dollars ($15,000,000). LXP may acquire (u) the properties it is required to offer to the Company in accordance with this Section 3.9(a)(i) only after the Fund or the Advisor has disapproved such acquisitions or Tranche II LSL Loans as provided in Section 3.6 hereof and (v) properties that it is not required to offer to the Company under this Section 3.9. Notwithstanding anything to the contrary contained in this Section 3.9(a)(i), LXP or any Affiliate of LXP may acquire any property (w) the seller of which will accept only O.P. Units in exchange therefor and (x) the purchase price of which (as agreed to by LXP and the seller of such property) is less than Fifteen Million Dollars ($15,000,000). Additionally, if the Company elects not to acquire any property (y) the seller of which will accept only O.P. Units in exchange therefor and (z) the purchase price of which is Fifteen Million Dollars ($15,000,000) or greater, LXP or an Affiliate of LXP may acquire the property, provided the purchase price is paid in O.P. Units; and

                      (ii) After the  expenditure of $750,000,000 by the Company and LAC I in the aggregate for the purchase of (A) Tranche II Properties and the making of Tranche II LSL Loans, and (B)
               Properties and the making of LSL Loans (as each term is defined in the LAC I Operating Agreement), LXP shall make available for purchase by the Company, and the Company shall have the right to purchase (or make Tranche II LSL Loans in respect of) pursuant to
               Section 3.6 hereof, fifty percent (50%) of all properties satisfying or complying with the Acquisition Parameters set out on the Acquisition Parameters Checklist regardless of whether such properties are net-leased to Investment Grade Tenants or Non-Investment Grade Tenants that LXP or its Affiliates would be willing to purchase or the LXP Board has approved for acquisition by LXP or its Affiliates, provided, the purchase price of such Tranche II Property or the Tranche II LSL Loan (as agreed to by LXP and the seller of such property) is greater than or equal to Fifteen Million Dollars ($15,000,000).

               Notwithstanding the foregoing, the Company shall have no right to purchase (or make Tranche II LSL Loans in respect of) pursuant to
        Section 3.6 hereof or this Section 3.9(a), any Development Property unless LXP, in its sole discretion, makes such property available for purchase by the Company.

               (b) The Fund. The Fund and any of its Affiliates may engage in or possess any interest in other business ventures of any kind, independently or with others, including but not limited to the ownership, operation and management of net-leased real property.

               (c) Duties and Conflicts. Subject to the Manager's obligation to present net-leased properties to the Company pursuant to Section 3.6 and
       Section 3.9(a) hereof, each Member recognizes that the other Member and its Affiliates have or may have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Company, and that such Persons are entitled to carry on such other business interests, activities and investments. The Members and their Affiliates may engage in or possess an interest in any other business or venture of any kind, independently or with others, on their own behalf or on behalf of other entities with which they are affiliated or associated, and such Persons may engage in any activities, whether or not competitive with the Company, without any obligation (except as expressed in Sections 3.6 and 3.9(a)) to offer any interest in such activities to the Company or to any Member. Neither the Company nor any Member shall have any right, by virtue of this Agreement, in such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Company, shall not be deemed wrongful or improper.

               Section 3.10 Payments to LXP or the Asset Manager.

               (a) Manager Expenses. The Manager shall pay (i) the salaries of all of its officers and regular employees and all employment expenses related thereto, (ii) general overhead expenses, (iii) record-keeping expenses, (iv) the costs of the office space and facilities which it requires, (v) the costs of such office space and facilities as the Company reasonably requires, (vi) all out of pocket costs and expenses incurred in connection with the management of the Tranche II Properties, the Tranche II LSL Loans and the Company (other than Operating Expenses) and (vii) costs and expenses relating to Acquisition Activities as set forth in and limited by Section 3.6(f).


               (b) Company Expenses. The Company shall pay all Permitted Expenses. The Manager is authorized, in the name and on behalf of the Company, to reimburse itself for Permitted Expenses paid by the Manager or to reimburse the Asset Manager for Permitted Expenses paid by the Asset Manager; provided, that if for any reason LXP or the Asset Manager, or any Affiliate of LXP or of the Asset Manager (instead of the Company or an SP Subsidiary or a Special Purpose LLC, which (for the purpose of this sentence) shall not be deemed to be an Affiliate of LXP or of the Asset Manager) acquires title to any Proposed Tranche II Property or Approved Tranche II Property, LXP shall pay all of the costs and expenses incurred or to be incurred in connection with the Acquisition Activities relating to such Proposed Tranche II Property or Approved Tranche II Property.

               (c) Management Fee; Oversight Fee. The Manager shall cause the Company to pay to the Asset Manager (or to the Manager in the event the Management Agreement is terminated) an annual management fee equal to two percent (2%) of Net Rents, payable monthly. Such fee shall be calculated monthly, based on Net Rents received by the Company for such month, and adjusted as provided herein. Within thirty (30) days of the Company's receipt of the annual reports described in Section 4.3 hereof for a fiscal year, the Asset Manager shall provide to the Advisor and the Fund a written statement of reconciliation setting forth (a) the Net Rents for such fiscal year and the management fee payable to the Asset Manager in connection therewith, pursuant to this Agreement, (b) the management fee already paid by the Company to the Asset Manager during such fiscal year, and (c) either the amount owed to the Asset Manager by the Company (which shall be the excess, if any, of the management fee payable to the Asset Manager for such fiscal year pursuant to this Agreement over the management fee actually paid by the Company to the Asset Manager for such fiscal year) or the amount owed to the Company by the Asset Manager (which shall be the excess, if any, of the management fee actually paid by the Company to the Asset Manager for such fiscal year over the management fee payable to the Asset Manager for such fiscal year pursuant to this Agreement). The Asset Manager or the Company, as the case may be, shall pay to the other the amount owed pursuant to clause (c) above within five (5) Business Days of the receipt by the Advisor and the Fund of the written statement of reconciliation described in this Section 3.10(c). In addition, in those cases in which a tenant of any Tranche II Property requests that the Company provide property management services at such tenant's expense, Asset Manager shall be entitled to an oversight fee for such property management services for the tenant of such Tranche II Property equal to one half of one percent (0.50%) of the Net Rent from such Tranche II Property ("Oversight Fee"), which Oversight Fee shall be payable by the tenant of such Tranche II Property, in accordance with the terms as such tenant and Asset Manager may agree. Concurrently with the reconciliation statement required above, the Asset Manager shall provide to the Advisor and the Fund a written statement setting forth all Oversight Fees paid to the Asset Manager during such fiscal year and the Net Rents relating to such Tranche II Properties for such fiscal year.

               Section 3.11 Other Duties and Obligations of the Manager.

               (a) Company's Continued Existence. The Manager shall take all reasonable actions which may be necessary or appropriate for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the Company to conduct the business in which it is engaged.

               (b) Personal Liability. The Manager shall at all times use its best efforts to conduct its affairs and the affairs of the Company in such a manner that the Members shall not have any personal liability with respect to any Company liability or obligation in excess of that portion of their respective Tranche II Capital Commitments actually called by the Manager pursuant to Section 5.1(a) and Section 5.1(b) hereof.

               (c) "Unrelated Business Taxable Income". The Manager shall prevent the Company from recognizing "unrelated business taxable income" within the meaning of Sections 511 through and including 514 of the Code ("UBTI"); provided, that the Manager's obligations to avoid UBTI shall be deemed to have been met with respect to a Tranche II LSL Property so long as the transaction involving a Tranche II LSL Property meets the requirements of Section 3.6(i) of this Agreement; and provided further, that if the Manager determines at any time after the making of a Tranche II LSL Loan that the Company must report interest payments received in respect of any Tranche II LSL Loan as UBTI, then the Manager shall comply with the following provisions of this Section 3.11(c) with regard to such Tranche II LSL Loan. The Fund shall have the right, at the Company's expense, to consult legal counsel in order to determine if the Company or the Fund would recognize UBTI as a result of any property, business venture or activity. If the Asset Manager, the Manager, LXP or the Fund anticipates the recognition by the Company or the Fund of any UBTI, then the Manager shall cause the Company to avoid the recognition of such UBTI, including without limitation disposing of the Tranche II Property or Tranche II Properties (or Tranche II LSL Loan) expected to generate the UBTI. Notwithstanding any provision in this Agreement to the contrary, the fees of the Company's and the Fund's legal counsel and the costs incurred by the Company in connection with any action taken pursuant to this Section 3.11(c) shall be borne by the Company.

               (d) Partnership for Tax Purposes. The Manager shall take all actions necessary to assure that the Company will be treated as a partnership for federal and state income tax purposes and be governed by the applicable provisions of Subchapter K of Chapter 1 of the Code. In addition, the Members can elect that any Tranche II LSL Loan shall be treated as a separate partnership for U.S. federal income tax purposes, directly entered into by the Members, with separate Capital Accounts, allocations, distributions, elections, and reporting, all to be conducted in accordance with the principles set forth in this Agreement; provided, however, that such separate partnership treatment shall not require the Members to enter into a separate formal partnership or limited liability company agreement or to hold any assets outside of the Company.

               (e) Reasonable Reserves. The Manager shall establish and maintain out of Company funds reasonable reserves for working capital, capital expenditures and to pay other costs and expenses incident to ownership of the Tranche II Properties and for such other Company purposes as the Manager deems appropriate, all as provided for and in accordance with the Annual Plan.

               (f) Deviations from the Annual Budget. The Manager shall verbally inform the Advisor as soon as practicable of any actual or potential variance from any budget line item of the Annual Budget portion of the Annual Plan for any fiscal year of the Company which (x) exceeds the greater of Twenty Thousand Dollars ($20,000) or five percent (5%) of the amount allocated to such budget line item or, (y) when added to all other costs and expenses already exceeding their applicable budget line items for such fiscal year, exceeds One Hundred Thousand Dollars ($100,000) for a particular Tranche II Property or an average (taking into account all Tranche II Properties then owned by the Company) of Fifty Thousand Dollars ($50,000) per Tranche II Property.

               (g) Time Devoted to the Company. The Manager and its officers and key employees shall devote such time and attention to the Company business as shall be necessary to supervise the Company's business and affairs in accordance with the provisions of this Agreement.

               (h) Fee Disclosure. Within 10 days after the date of this Agreement, the Manager shall disclose in writing to the Fund (the "Fee Disclosure") all fees, bonuses and other compensation paid by or on behalf of the Manager to any placement agent, finder or other individual or entity (other than the officers and employees of the Manager) in connection with the purchase by the Fund of its interest in the Company. The Manager may omit from the Fee Disclosure fees and expenses paid to its counsel (Paul, Hastings, Janofsky & Walker LLP) in connection with the organization of the Company, provided that such counsel has not also represented the Fund in connection with the formation of the Company and has not been involved in any form of solicitation relating to the Company.

               Notwithstanding anything to the contrary contained in this Agreement or any subscription or other agreement relating hereto, the Manager hereby agrees that the Fund may disclose the information contained in the Fee Disclosure to the public.

               The Manager represents and warrants that all information contained in the Fee Disclosure will be true, correct and complete. In the event that the Fund does not receive the Fee Disclosure within the time period provided above, or the Fund determines that the Fee Disclosure contains a material inaccuracy or omission, the Fund shall have the option, in its sole discretion and without liability to the Manager or any third party, to cease making the Fund's Tranche II Capital Contributions to the Company (without being deemed to be a Defaulting Member under this Agreement) and to pursue all remedies that may be available to the Fund.

               Section 3.12 Exculpation.

               (a) LXP. None of LXP, the Asset Manager, any officer, director or employee of LXP or the Asset Manager or any Affiliate of LXP shall be liable, responsible or accountable in damages or otherwise to the Company or any other Member for any act or omission on behalf of the Company, in good faith and within the scope of the authority conferred on LXP as Manager under this Agreement or otherwise under this Agreement or the Asset Manager, as the case may be, or by law unless such act or failure to act (a) is or results in a breach of any representation, warranty or covenant of LXP contained in this Agreement, which breach had or has a material adverse effect on the Company or the Fund and, if capable of cure, is not cured within fifteen (15) days after notice thereof is delivered to LXP by the Fund, (b) was fraudulent or committed in bad faith or (c) constituted gross negligence or willful misconduct.

               (b) Securities Exception. Notwithstanding the exculpation contained in Section 3.12(a) above, LXP, and the Asset Manager, and all Affiliates of LXP shall be liable, responsible and accountable in damages or otherwise to the Company and the Fund for any act or omission on behalf of the Company and within the scope of authority conferred on LXP as Manager or the Asset Manager (i) which act or omission was negligent (including any negligent misrepresentation) and violated any law, statute, regulation or rule relating to Shares or any other security of LXP or (ii) to the extent the Company or the Fund is charged with liability for, or suffers or incurs loss, liability, cost or expense (including reasonable attorneys' fees) as a result of, such act or omission and such act or omission was negligent and related to Shares or such other security of LXP.

               (c) The Fund. None of the Fund, any officer, director or employee of the Fund, or any Affiliate of the Fund shall be liable, responsible or accountable in damages or otherwise to the Company or to any other Member for any act or omission in the conduct of its duties as a Member, in good faith and within the scope of authority conferred on the Fund under this Agreement or by law unless such act or failure to act (a) is or results in a breach of any representation, warranty or covenant of the Fund contained in this Agreement, which breach had or has a material adverse effect on the Company or LXP and, if capable of cure, is not cured within fifteen (15) days after notice thereof is delivered to the Fund by LXP,
       (b) was fraudulent or committed in bad faith or (c) constituted gross negligence or willful misconduct.

               (d) Survival. The provisions of this Section 3.12 shall survive any termination of the Company or this Agreement.

               Section 3.13 Indemnification.

               (a) By the Company. The Company shall indemnify, defend and hold harmless any Person (an "Indemnified Party") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of any act or omission or alleged act or omission arising out of such Indemnified Party's activities as (i) a Member or an officer, director, employee or agent of the Member or (ii) the Manager or the Asset Manager or an officer, director, employee or agent of the Manager or the Asset Manager on behalf of the Company or in furtherance of the interest of the Company, against personal liability, claims, losses, damages and expenses for which such Indemnified Party has not been reimbursed by insurance proceeds or otherwise (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such Indemnified Party in connection with such action, suit or proceeding and any appeal therefrom, unless such Indemnified Party (A) acted fraudulently, in bad faith or with gross negligence or willful misconduct or (B) by such act or failure to act breached any representation, warranty or covenant contained in this Agreement, which breach had or has a material adverse effect on the Company or either Member and, if capable of cure, is not cured within fifteen (15) days after notice thereof from the other Member. Any indemnity by the Company under this Agreement shall be provided out of, and to the extent of, Company revenues and assets only, and no Member shall have any personal liability on account thereof. The indemnification provided under this Section 3.13 shall (x) be in addition to, and shall not limit or diminish, the coverage of the Members or any Affiliates under any insurance maintained by the Company and (y) apply to any legal action, suit or proceeding commenced by a Member or in the right of a Member or the Company. The indemnification provided under this Section
       3.13  shall  be a  contract  right
       and shall include the right to be reimbursed for reasonable expenses incurred by any such Indemnified Party within thirty (30) days after such expenses are incurred.

               (b) By LXP. LXP shall indemnify and hold harmless the Fund from and against any liabilities, claims, losses, damages and expenses incurred by the Fund (including attorneys' fees, judgments, fines and amounts paid in settlement) as a result of any act or omission by LXP or the Asset Manager which (i) constitutes or results in a breach of any representation, warranty or covenant of LXP contained in this Agreement, which breach had or has a material adverse effect on the Company or the Fund and, if capable of cure, is not cured within fifteen (15) days after notice thereof from the Fund, (ii) was performed or omitted fraudulently or in bad faith or (iii) constituted gross negligence or willful misconduct.

               Section 3.14 Fiduciary Responsibility. Subject to the provisions set forth in Section 3.9 and Section 3.12(a) hereof, the Manager acknowledges that it is under a common law fiduciary duty to conduct the affairs of the Company in the best interests of the Company and the Fund and consequently must exercise good faith and integrity in handling Company affairs.

                                   ARTICLE IV
                     BOOKS AND RECORDS; REPORTS TO MEMBERS.

               Section 4.1 Books. The Manager shall maintain or cause to be maintained separate, full and accurate books and records of the Company, and any Member or any authorized representative of any Member, including the Advisor, shall have the right to inspect, examine and copy the same and to meet with employees of the Manager responsible for preparing the same at reasonable times during business hours and upon reasonable notice. All policies of the Company with respect to the maintenance of such books and records shall be subject to approval by all of the Members.

               Section 4.2 Monthly and Quarterly Reports.

               (a) Monthly Reports. The Manager shall prepare and distribute to LXP and the Advisor within thirty-five (35) days after the last day of each month a report with respect to the Company and each Tranche II Property and each Tranche II LSL Loan (as applicable), including without limitation (i) an operating statement for the monthly period and year-to-date showing variances from the Annual Budget portion of the Annual Plan, (ii) a schedule of aged accounts receivable and accounts payable, (iii) an occupancy and leasing status report, (iv) a rent roll and (v) a bank statement reconciliation report.

               (b) Quarterly Reports. The Manager shall, within forty (40) days after the last day of each fiscal quarter,

                        (i) prepare and distribute to LXP and the Advisor a year-to-date consolidated report with respect to the Company, prepared in accordance with generally accepted accounting principles, consistently applied, including (a) a balance sheet, (b) a profit and loss statement,
       (c) a statement of changes in the Members' Capital Accounts, (d) a cash flow statement, (e) a report briefly describing each variance from the applicable budget line item in the consolidated Annual Budget portion of the Annual Plan exceeding the greater of Twenty Thousand Dollars ($20,000) and five percent (5%) of the amount allocated to such budget line item, (f) a statement as to whether the total of all actual variances from all budget line items in the consolidated Annual Budget portion of the Annual Plan exceeds One Hundred Thousand Dollars ($100,000) for any particular Tranche II Property or an average (taking into account all Tranche II Properties then owned by the Company) of Fifty Thousand Dollars ($50,000) per Tranche II Property, (g) calculations in sufficient detail to verify the accuracy of all fees and other amounts paid or payable to the Asset Manager under the Management Agreement and (h) such other reports as any Member may reasonably request;

                        (ii) calculate and report to LXP and the Advisor the AIMR Returns as set out on Schedule 6 hereto for such fiscal quarter and distribute to LXP and the Advisor any and all financial materials and reports necessary for such calculations to the extent such materials and reports have not already been provided under this Section 4.2(b);

                        (iii) prepare and distribute to LXP and the Advisor simultaneously with each quarterly report a report with respect to each Tranche II Property and Tranche II LSL Loan, including an operating statement for the quarter and year-to-date showing each variance from the budget line items in the Annual Budget portion of the Annual Plan, and a narrative describing material market changes (as determined in good faith by the Manager or Asset Manager), and material changes in property operations, physical condition, capital expenditures and leasing and occupancy; and

                        (iv) complete and distribute to the Advisor the form of IPC Questionnaire attached hereto as Exhibit C.

               Section 4.3 Annual Reports. The Manager shall prepare and distribute to LXP and the Advisor within ninety (90) days after the end of each fiscal year financial statements with respect to the Company, which include the items set forth in clauses (i) through (iv) of Section 4.2(b) above with respect to such fiscal year. The ninety (90) day period referred to in the immediately preceding sentence shall be extended by one (1) day for each day after February 15th that the Advisor fails to deliver to the Manager fair market value information necessary for the preparation of such financial statements for the previous fiscal year with respect to each Tranche II Property. Such financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, and shall be audited at the Company's expense by such nationally recognized firm of independent certified public accountants selected by the Manager with the consent of the Members as provided in Section
4.9 hereof. All reports delivered pursuant to this Section 4.3 shall also include unaudited calculations in sufficient detail to verify the accuracy of all fees and other amounts paid or payable to the Asset Manager pursuant to the terms of this Agreement and such other reports as any Member may reasonably request.

               Section 4.4 Appraisals; Additional Reports.

               (a) Appraisals.  The Manager shall cause each Tranche II Property to be appraised (and shall cause each borrower under a Tranche II LSL Loan to appraise each Tranche II LSL Property) by a nationally recognized independent real estate appraiser selected  by the  Manager  and  reasonably  acceptable  to the Members as follows: (x) at calendar year end of the year in which the third (3rd) anniversary of the date such Tranche II Property was acquired occurs and
       (y) every third (3rd) calendar year end thereafter. The Manager shall fully cooperate with such appraiser in connection with any such appraisal, shall provide such information to the appraiser as is reasonably requested by the appraiser and shall cause its employees to be reasonably available to meet with and answer questions of the appraiser so as to enable the appraiser to compete its appraisals in a timely manner. The Manager shall have no liability with respect to any acts or actions taken by an appraiser, including but not limited to appraisals, provided that the Manager shall not have breached its duties in connection with its management responsibilities.

               (b) Additional Reports. The Manager shall prepare and distribute to the Members such additional financial, property, investment and other reports regarding the Company, the Tranche II Properties, the Tranche II LSL Loans or any related matter as any Member may reasonably request, including without limitation information necessary to enable the Advisor to provide to the Fund a valuation of the Fund's Tranche II Percentage Interest. To the extent any Member deems it appropriate or necessary, the Manager agrees to reasonably cooperate in any audit or examination conducted by such Member or its consultants of any of the information contained in any report delivered pursuant to this Article IV.

               Section 4.5 Accountants; Tax Returns. The Manager shall also engage such nationally recognized firm of independent certified public accountants approved by the Members as provided in Section 4.9 hereof to review, or to sign as preparer, all federal, state and local tax returns which the Company is required to file. The Manager will furnish to each Member within one hundred (100) days after the end of each calendar year, or as soon thereafter as is practicable, a Schedule K-1 or such other statement as is required by the Internal Revenue Service which sets forth such Member's share of the profits or losses and other relevant fiscal items of the Company for such fiscal year. The Manager shall deliver to the Members copies of all federal, state and local income tax returns and information returns, if any, which the Company is required to file.

               Section 4.6 Accounting and Fiscal Year. The Manager shall keep the Company books and records on the accrual basis. The fiscal year of the Company shall end on December 31.

               Section 4.7 Company Funds.

               (a) Generally. The funds of the Company shall be deposited into such account or accounts as are designated by the Manager and reasonably approved by the Members. All withdrawals from or charges against such accounts shall be made by the Manager or by those Persons designated from time to time by the Manager.

               (b) Restrictions on Deposits. Pending distribution or expenditure in accordance with the terms of this Agreement, funds of the Company may be invested, in the reasonable discretion of the Manager, in United States government obligations, insured obligations which are rated not lower than AA by Standard & Poor's or have a comparable rating from a nationally recognized rating agency, collateralized bank time deposits, repurchase agreements, money market funds, commercial paper which is rated not lower than P-1, certificates of deposit which are rated not lower than AA by Standard & Poor's or have a comparable rating from a nationally recognized rating agency, banker's acceptances eligible for purchase by the Federal Reserve and bonds and other evidences of indebtedness and preferred stock which are rated not lower than AA by Standard & Poor's or are of a comparable credit quality.

               Section 4.8 Insurance. The Manager shall cause the tenant or tenants of each Tranche II Property to maintain insurance thereon of such types and in such amounts that at a minimum are consistent with the standards approved by the Members, a copy of which standards is attached hereto as Schedule 4.8. The Fund may amend such standards from time to time upon written notice to the Manager, and the Manager shall have sixty (60) days after receipt of such written notice to cause the tenants of the Tranche II Properties to obtain, if necessary, insurance that conforms with such revised standards, provided that such revised standards are reasonable and based on industry standards. The Manager shall cause the Company to obtain, at the Company's expense, such types and amounts of insurance that the tenant or tenants of any Tranche II Property have failed to maintain and that are included within the insurance standards listed on Schedule 4.8 hereto, as may be revised from time to time pursuant hereto.

               Section 4.9 Attorneys and Accountants. The attorneys and accountants for the Company shall be selected by the Manager and approved by the Members, provided that (a) the Manager may engage local counsel as necessary in connection with the business of the Company without the approval of the Members provided such counsel's fees and the other terms and conditions of its engagement are comparable to those of other law firms providing similar services in such local area and no Member has previously notified the Manager that such law firm is unacceptable and (b) the accounting firm shall be among the five (5) largest accounting firms in the United States when chosen and shall provide accounting services at market cost.

                                    ARTICLE V
                                  CONTRIBUTIONS

               Section 5.1 Tranche II Capital Contributions.

               (a) Generally; Tranche II Percentage Interests. Each Member shall make an Initial Tranche II Capital Contribution to the Company in an amount and at such time as the Members have agreed. Except as provided in this Section 5.1, (i) no Member shall be obligated to make any Additional Tranche II Capital Contribution or Extraordinary Funding to the Company,
       (ii) any Additional Tranche II Capital Contribution or Extraordinary Funding shall be made by the Members in proportion to their respective Tranche II Percentage Interests as determined at the time of the Capital Call or Extraordinary Call, (iii) no Additional Tranche II Capital Contribution or Extraordinary Funding made by the Members in proportion to their respective Tranche II Percentage Interests as determined at that time shall change the Tranche II Percentage Interests of the Members and
       (iv) each Member's share of a Tranche II LSL Capital Contribution shall be determined in accordance with Schedule 3.6(i) hereto. The Members shall have the

       Tranche II Percentage Interests in the Company set forth opposite each Member's name on Schedule 1 hereto, as may be adjusted from time to time pursuant to Section 5.1(e) hereof.

               (b) Additional Tranche II Capital Contributions. In the event the
       Company requires capital to acquire an Approved Tranche II Property, the Manager shall be entitled to require an additional Tranche II Capital Contribution (an "Additional Tranche II Capital Contribution") from the Members in an amount not in excess of the amount necessary to acquire such Approved Tranche II Property plus all reasonable and customary costs and expenses incurred by the Company for Third Parties retained in connection with the Acquisition Activities; provided that (x) no Member shall be required to contribute more than the amount determined by multiplying such Member's Tranche II Percentage Interest by such Additional Tranche II Capital Contribution and (y) no Member shall be required to contribute the amount described in clause (x) above if such amount, when added to the total of all of such Member's prior Tranche II Capital Contributions, exceeds such Member's Tranche II Capital Commitment. If the Manager shall provide to the Members a written notice calling for an Additional Tranche II Capital Contribution (any such notice, a "Capital Call") setting forth the total amount of such Additional Tranche II Capital Contribution, the amount of each Member's share of such Additional Tranche II Capital Contribution as determined pursuant to clause (x) above, and the due date on which the Manager is requiring that such Additional Tranche II Capital Contribution be contributed to the Company, which due date shall be at least ten (10) Business Days after the date on which the Members actually received the Capital Call and not more than one (1) Business Day prior to the scheduled closing of the acquisition of such Approved Tranche II Property, each Member shall contribute its share of such Additional Tranche II Capital Contribution in immediately available funds on or before such due date. If the acquisition of an Approved Tranche II Property fails to close and the Manager determines there will not be a closing with fifteen (15) days of the date of the originally scheduled closing, the Manager (x) shall inform the Members of such failure and return each Member's share of the Additional Tranche II Capital Contribution made with respect thereto and (y) each Member's Tranche II Capital Contribution shall be restored to the level thereof immediately prior to such Additional Tranche II Capital Contribution. If, at any time after the Members have each contributed their entire Tranche II Capital Commitment, the Members elect to contribute additional capital, the Fund shall contribute three-quarters (3/4s) and LXP shall contribute one-quarter (1/4th) of such additional capital. A Member may contribute to the Company an equity interest in any Approved Tranche II Property and satisfy such Member's obligation to make an Additional Tranche II Capital Contribution with respect thereto, provided that the Fair Market Value of such equity contribution determined at the time of such Member's contribution thereof shall be equal to such Member's share of the Additional Tranche II Capital Contribution required hereunder. If a Member decides to satisfy its obligations hereunder by contributing an equity share in the Approved Tranche II Property, (x) the other Member shall contribute to the Company its share of the Additional Tranche II Capital Contribution relating to such Approved Tranche II Property as provided in this Section 5.1(b), which amount shall be applied to the purchase of such Approved Tranche II Property, and (y) the equity-contributing member shall convey fee title to such Approved Tranche II Property at the scheduled closing of the acquisition thereof.

               (c) Extraordinary Fundings. In the event the Company requires additional funds to cover any costs and expenses for which the Company has insufficient funds, the Manager may make a written request therefor (any such request, an "Extraordinary Call") setting forth the amount requested and the due date therefor, which due date shall be at least ten
       (10) Business Days after the date on which the Members actually received the Extraordinary Call. The Members shall have the right to approve or disapprove any Extraordinary Call. If the Members elect to approve an Extraordinary Call, then each Member shall be required to fund an amount equal to the amount determined by multiplying such Member's Tranche II Percentage Interest by the amount set forth in such approved Extraordinary Call (each such Extraordinary Call required to be funded hereunder, an "Extraordinary Funding"). If the Members elect not to approve an Extraordinary Call, then no Member shall have any obligation to fund such disapproved Extraordinary Call, and the Manager shall cover such shortfall in funds by Company borrowings. An Extraordinary Funding may be made by agreement of the Members either as a loan by the Members to the Company (any such loan, an "Extraordinary Loan") or a supplementary capital contribution by the Members to the Company (any such contribution, an "Extraordinary Tranche II Capital Contribution"). Each Member shall contribute its share of such Extraordinary Tranche II Capital Contribution or Extraordinary Loan, as the case may be, in immediately available funds on or before the due date to which the Members agreed in the Extraordinary Call. If the Members agree to make an Extraordinary Loan, (x) each Member shall loan to the Company the amount of such Member's share as determined above with interest equal to either a rate agreed to by the Members or, if there is no such agreement, then the 10-year treasury rate plus two percent (2%) per annum as of the date the Extraordinary Loan is made, (y) the Annual Budget portion of the Annual Plan shall be amended to reflect such loan, and (z) such loan (including interest accrued thereon) shall be repaid from Net Cash Flow from Operations or Net Cash from Sales or Refinancings. Any Net Cash Flow from Operations or any Net Cash from Sales or Refinancings shall be applied to each Member's unpaid Extraordinary Loan in proportion to each Member's Tranche II Percentage Interest.

               (d) Tranche II LSL Loans. In the event the Company requires capital to make a Tranche II LSL Loan, the Manager shall be entitled to require an additional capital contribution with respect thereto (an "Tranche II LSL Capital Contribution") from the Members in an amount not in excess of the amount of the Tranche II LSL Loan (determined in accordance with Paragraph 3(c)(i) of Schedule 3.6(i)) hereto plus costs attributable to the closing thereof in an amount not exceeding the Company's proportionate share of such costs; provided that no Member shall be required to contribute its share of the amount described above if such amount, when added to the total of all of such Member's prior Tranche II Capital Contributions, exceeds such Member's Tranche II
       Capital Commitment. (The Members acknowledge that LXP's Tranche II Capital Commitment shall be reduced on a dollar for dollar basis by all amounts contributed by LXP to any LXP LLCs and applied to the costs of acquiring Tranche II LSL Properties as required by Paragraph 4 of
       Schedule 3.6(i) hereto.) If the Manager shall provide to the Members a written notice calling for a Tranche II LSL Capital Contribution (any such notice, a "Tranche II LSL Capital Call") setting forth the total amount of such Tranche II LSL Capital Contribution, the amount of each

       Member's share of such Tranche II LSL Capital Contribution as determined in accordance with Paragraph 3(d) of Schedule 3.6(i) hereto, and the due date on which the Manager is requiring that such Tranche II LSL Capital Contribution be contributed to the Company, which due date shall be at least ten (10) Business Days after the date on which the Members actually received the Tranche II LSL Capital Call and not more than one (1) Business Day prior to the scheduled closing of the acquisition of the related Approved Tranche II Property by the Special Purpose LLC, each Member shall contribute its share of such Tranche II LSL Capital Contribution in immediately available funds on or before such due date. If the acquisition of an Approved Tranche II Property by such Special Purpose LLC fails to close and the Manager determines there will not be a closing within fifteen (15) days of the date of the originally scheduled closing, the Manager (x) shall inform the Members of such failure and return each Member's share of the Tranche II LSL Capital Contribution made with respect thereto and (y) each Member's Tranche II Capital Contribution shall be restored to the level thereof immediately prior to such Tranche II LSL Capital Contribution.

               (e) Failure to Fund an Additional Tranche II Capital Contribution or Extraordinary Funding. If any Member (a "Defaulting Member") fails to make any Additional Tranche II Capital Contribution, Extraordinary Funding or Tranche II LSL Capital Contribution which it is required to make under this Section 5.1 by the due date therefor, then any non-defaulting Member may, at its election, make an Additional Tranche II Capital Contribution, Extraordinary Funding or Tranche II LSL Capital Contribution to the Company in an amount equal to the amount ("Default Amount") that the Defaulting Member failed to contribute. The Defaulting Member shall be liable for interest equal to the 10-year treasury rate plus two percent (2%) per annum as of the date the non-defaulting member makes the Additional Tranche II Capital Contribution or Extraordinary Funding or Tranche II LSL Capital Contribution of the Default Amount, payable on the first Business Day of each month, on such Default Amount to (x) the Company, if the non-defaulting Member fails to make an Additional Tranche II Capital Contribution, Extraordinary Funding or Tranche II LSL Capital Contribution equal to the Default Amount or (y) the non-defaulting Member, if such Member makes an Additional Tranche II Capital Contribution, Extraordinary Funding or Tranche II LSL Capital Contribution equal to the Default Amount. If for ninety (90) days a Defaulting Member shall fail to make an Additional Tranche II Capital Contribution, Extraordinary Funding or Tranche II LSL Capital Contribution or to pay to the Company or the non-defaulting Member (as applicable) any interest that has accrued on such Default Amount, the Tranche II Percentage Interest of the Defaulting Member shall be adjusted, effective the day after the conclusion of such ninety (90) day period, to equal: the Tranche II Percentage Interest of such Defaulting Member (prior to adjustment hereunder) multiplied by a fraction, the numerator of which is the Defaulting Member's total Tranche II Capital Contribution, and the denominator of which is the product of 120% multiplied by the sum of the Defaulting Member's total Tranche II Capital Contribution, plus the amount of the Default Amount and any accrued and unpaid interest on the Default Amount during such ninety (90) day period. The adjustment of the Defaulting Member's Tranche II Percentage Interest hereunder may also be expressed by the following formula:

               a        =      b       x            c
                                              --------------
                                                     (c+d+e) x 120%

               Where a = new Tranche II Percentage Interest of Defaulting Member after adjustment hereunder

                        b = old Tranche II Percentage Interest of Defaulting Member prior to adjustment hereunder

                        c  =  Defaulting   Member's  total  Tranche  II  Capital
                        Contribution

                        d = amount of Default Amount

                        e = accrued  interest on Default  Amount  during  ninety
                        (90) day period

The adjustment of the Tranche II Percentage Interest of the Defaulting Member hereunder shall constitute satisfaction of the Default Amount including interest thereon and shall cure the Defaulting Member's default hereunder and the Default Amount, excluding accrued interest, shall constitute a Tranche II Capital Contribution made by the non-defaulting Member and shall be credited to the Capital Account of the non-defaulting Member. In addition, the Tranche II Percentage Interest of the non-defaulting Member shall be increased by the amount by which the Tranche II Percentage Interest of the Defaulting Member is decreased. Notwithstanding the foregoing, the provisions of this Section 5.1(e) shall not be applied against the Fund, as the Defaulting Member, during the occurrence and continuance of any material default by LXP, in its capacity as Manager, of its obligations under this Agreement, or by the Asset Manager, of its obligations under the Management Agreement, and the Fund shall not be obligated to make an Additional Tranche II Capital Contribution, Extraordinary Funding or Tranche II LSL Capital Contribution to the Company pursuant hereto unless and until any such material default by LXP, in its capacity as Manager, or the Asset Manager, has been cured to the reasonable satisfaction of the Fund. In addition, if LXP fails to make an Additional Tranche II Capital Contribution, Extraordinary Funding or Tranche II LSL Capital Contribution for a period exceeding ninety (90) days, LXP shall lose its right to be the Manager and the Fund shall have the right in its sole and absolute discretion to replace LXP as Manager in accordance with the provisions of Section 8.3 hereof.

               Section 5.2 Return of Tranche II Capital Contribution. Except as otherwise expressly provided in this Agreement, (a) the Tranche II Capital Contribution of a Member will be returned to that Member only in the manner and to the extent provided in Article VII and Article IX hereof and (b) no Member shall have any right to demand or receive the return of its Tranche II Capital Contribution. In the event the Company is required or compelled to return any Tranche II Capital Contribution, no Member shall have the right to receive property other than cash. No Member shall be entitled to interest on its Tranche II Capital Contribution or Capital Account notwithstanding any disproportion therein as between the Members.

               Section 5.3 Liability of the Members. No Member shall have any personal liability to the Company, to any Member, to the creditors of the Company or to any other Person for any debt, liability or obligation of the Company. No Member shall be required to contribute funds or capital to the Company in excess of its Tranche II Capital Commitment although Members may at their option contribute funds in excess of their respective Tranche II Capital Commitments pursuant to Section 5.1(c) and Section 5.1(d) hereof.

               Section  5.4  No  Third  Party   Beneficiaries.   The   foregoing
provisions of this Article V are not intended to be for the benefit of any creditor of the Company or any other Person, and no creditor of the Company or any other Person may rely on the commitment of any Member to make any Tranche II Capital Contribution. Additional Tranche II Capital Contributions and Extraordinary Fundings are not payable unless and until the conditions set forth in Section 5.1 hereof have been satisfied, and no creditor of the Company or any other Person shall have, or be given, any right to cause a Capital Call or Extraordinary Call to be given by the Manager.

                                   ARTICLE VI
                        MAINTENANCE OF CAPITAL ACCOUNTS;
                        ALLOCATION OF PROFITS AND LOSSES
                            FOR BOOK AND TAX PURPOSES
                            -------------------------

               Section 6.1 Capital Accounts.

               (a) Generally: Credits to Capital Accounts. A Capital Account shall be established and maintained for each Member. Initially, the Capital Account of each Member shall be credited with each Member's respective Initial Tranche II Capital Contribution. Thereafter, each Member's Capital Account shall be credited with any Additional Tranche II Capital Contributions, Extraordinary Tranche II Capital Contributions or Tranche II LSL Capital Contributions made or contributed by such Member and such Member's allocable share of Profits, any individual items of income and gain allocated to such Member pursuant to the provisions of this Article VI, and the amount of additional cash, or the Fair Market Value of any Company asset (net of any liabilities assumed by the Company and liabilities to which the asset is subject), contributed to the Company by such Member or deemed contributed to the Company by such Member in accordance with Regulations Section 1.704-1(b)(2)(iv)(c).

               (b) Debits to Capital Account. The Capital Account of each Member shall be debited with the Member's allocable share of Losses, any individual items of expenses and loss allocated to such Member pursuant to the provisions of this Article VI, the amount of any cash distributed to such Member and the Fair Market Value of any Company asset (net of any liabilities assumed by the Member and liabilities to which the asset is subject) distributed to such Member or deemed distributed to such Member in accordance with Regulations Section 1.704-1(b)(2)(iv)(c).

               (c) Capital Account of Transferee. In the event that any Tranche II Percentage Interest of a Member is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Tranche II Percentage Interest in such Member.

               (d) Adjustments of Book Value. In the event that the Book Value of any Company asset is adjusted as described in the definition of "Book Value", the Capital Accounts of all Members shall be adjusted in accordance with Regulation Section 1.704-1(b)(2)(iv)(f) or Regulation
       Section 1.704-1(b)(2)(iv)(m), as applicable, to reflect such adjustment.

               (e) Compliance with Regulations. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulation. In the event that the Manager shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulation, the Manager may make such modification; provided, however, that if such modification constitutes a Material Modification, it shall become effective only upon the consent of any Member to whom such modification would constitute a Material Modification. The Manager also shall make any appropriate modifications (A) necessary to comply with Regulation Section 1.704-1(b)(2)(iv)(g) and (B) in the event unanticipated events might otherwise cause this Agreement not to comply with Regulation Section 1.704-1(b).

               Section 6.2 Profits and Losses.

               (a) Allocation. With respect to the Profits or Losses attributable to any Tranche II Property, such Profits or Losses for each fiscal year of the Company shall be allocated to the Members in accordance with their respective Tranche II Percentage Interests. With respect to the Profits or Losses attributable to a Tranche II LSL Loan (and any corresponding Put Option, Warrant or Tranche II LSL Property underlying the Warrant), such Profits or Losses for each fiscal year of the Company shall be allocated to the Members in accordance with their respective Tranche II LSL Capital Contributions for such Tranche II LSL Loan.

               (b) Adjustments to "Profits" and "Losses". When used in this Agreement, "Profits" and "Losses" shall mean , for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), and otherwise in accordance with the methods of accounting followed by the Company for federal income tax purposes, with the following adjustments:

                        (i) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

                        (ii) any items that are specially allocated pursuant to this Agreement shall not be taken into account in computing Profits or Losses;

                        (iii)  any  expenditure  of  the  Company  described  in
       Section 705  (a)(2)(B)  of the Code (or treated as such under  Regulation
       Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this Definition shall be deducted from such taxable income or loss;

                        (iv) any depreciation, amortization and/or cost recovery deductions with respect to any asset shall be deemed to be equal to the Book Depreciation available with respect to such asset;

                        (v) the computation of all items of income, gain, loss and deduction shall be made without regard to any basis adjustment under
       Section 743 of the Code;

                        (vi) in the event the Book Value of any Company asset is adjusted pursuant to the definition of Book Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses; and

                        (vii) gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value.

               (c) Changes in Tranche II Percentage Interests. If any Member's Tranche II Percentage Interest changes during any taxable year of the Company in accordance with Section 5.1(e) hereof, then for that taxable year the Company will effect a deemed closing of the books as of the date of such change, and the Profits and Losses of the Company (and all items of income, gain, loss, deduction or credit for federal income tax purposes) for the period in such year ending on and including such date (the "pre-change period") shall be allocated among the Members in proportion to their respective Tranche II Percentage Interest as of the first day of such pre-change period, and each Member's share of Profits and Losses (and all items of income, gain, loss, deduction or credit for federal income tax purposes) for the period following such date of change (the "post-change period") shall be allocated among the Members in proportion to their respective Tranche II Percentage Interest as of the first date of such post-change period.

               Section 6.3 Regulatory Allocations.

               (a) Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain during any fiscal year, each Member shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3(a) is intended to comply with the "minimum gain chargeback" requirements of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

               (b) Chargeback Attributable to Partner Nonrecourse Debt. If there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any fiscal year attributable to a Partner Nonrecourse Debt, each Member with a share of Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt at the beginning of such year shall be specially allocated items of income and gain for such fiscal year (and, if necessary, for subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4) and (5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3(b) is intended to comply with the "minimum gain chargeback" requirements of Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

               (c) Qualified Income Offset. If any Member unexpectedly receives any adjustment, allocation or distribution described in Regulations
       Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which results in or increases an Adjusted Capital Account Deficit for the Member, such Member shall be allocated items of income and book gain in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit or increase therein as quickly as possible; provided, that an allocation pursuant to this Section 6.3(c) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided in this Article VI have been tentatively made as if this Section 6.3(c) were not in the Agreement. This Section 6.3(c) is intended to constitute a "qualified income offset" as provided by Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

               (d) Partner Nonrecourse Deductions. Items of Company loss, deduction or Section 705(a)(2)(B) expenditures that are attributable to a Partner Nonrecourse Debt ("Partner Nonrecourse Deductions") shall be allocated among the Members who bear the Economic Risk of Loss for such Partner Nonrecourse Debt in the ratio in which they share Economic Risk of Loss for such Partner Nonrecourse Debt. This provision is to be interpreted in a manner consistent with the requirements of Regulations
       Section 1.704-2(b)(4) and (i)(1).

               (e) Limitation on Allocation of Net Loss. To the extent any allocation of Losses or other items of loss or deduction would cause or increase an Adjusted Capital Account Deficit as to any Member, such allocation shall be reallocated among the other Members in accordance with their respective Tranche II Percentage Interests, subject to the limitations hereof.

               (f)  Curative  Allocation.  The  allocations  set  forth  in this
       Section 6.3 (the "Regulatory Allocations") are intended to comply with certain requirements of the applicable Regulations promulgated under Code
       Section 704(b).  Notwithstanding  any
       other provision of this Article VI, the Regulatory Allocations shall be taken into account in allocating other operating Profits, Losses and other items of income, gain, loss and deduction to the Members for Capital Account purposes so that, to the extent possible, the net amount of such allocations of Profits, Losses and other items shall be equal to the amount that would have been allocated to each Member if the Regulatory Allocations had not occurred.

               Section 6.4 Allocation of Tax Items for Tax Purposes.

               (a) Generally. Subject to Sections 1.704-1(b)(4)(i) and 1.704-1(b)(2)(iv)(m) of the Regulations and Section 6.4(b), Section 6.4(c) and Section 6.4(e) hereof, allocations of income, gain, loss, deduction and credit for federal, state and local tax purposes shall be allocated to the Members in the same manner and amounts as the book items corresponding to such tax items are allocated for Capital Account purposes.

               (b) Recapture Income. Notwithstanding Section 6.4(a) hereof, if there is a gain on any sale, exchange or other disposition of Company property and all or a portion of such gain is characterized as ordinary income by virtue of the recapture rules of Code Section 1245 or 1250, or under the corresponding recapture rules of state or local income tax law, as the case may be, then, to the extent possible, such recapture income for United States and state and local tax purposes shall be allocated to the Members in the ratio that they were allocated Tax Depreciation previously taken and allowed with respect to the Company property being sold or otherwise disposed of.

               (c) Section 754 Adjustments. Notwithstanding Section 6.4(a) hereof, any increase or decrease in the amount of any items of income, gain, loss, deduction or credit for tax purposes attributable to an adjustment to the basis of Company assets made pursuant to a valid election or deemed election under Sections 732(d), 734, 743, and 754 of the Code, and any increase or decrease in the amount of any item of credit or tax preference attributable to any such adjustment, shall be allocated to those Members entitled thereto under such law. Such items shall be excluded in determining the Capital Accounts of the Members, except as otherwise provided by Section 1.704-1(b)(2)(iv)(m) of the Regulations.

               (d) Nonrecourse Deductions. Any "Nonrecourse Deductions" as defined in Treasury Regulations Section 1.704-2(c) for any fiscal year or other period shall be specially allocated as items of loss in the manner provided in Treasury Regulations Section 1.704-2(j)(1)(ii).

               (e) Sharing of Excess Nonrecourse Liabilities. For purposes of determination of the Members' shares of the excess Nonrecourse Liabilities of the Company for purposes of Section 1.752-3(a)(3) of the Regulations, the Members' interests in profits as determined pursuant to
       Section 1.752-3(a)(3) of the Regulations shall be in accordance with their Tranche II Percentage Interests as adjusted from time to time.

               (f) Section 704(c). Notwithstanding Section 6.4 hereof, if the Company owns or acquires Section 704(c) Property, or if the Tax Matters Member makes an election referred to in the definition of "Book Value" herein, then, solely for tax purposes and not for Capital Account purposes, Tax Depreciation, and any gain or loss, attributable to such Section 704(c) Property shall be allocated between or among the Members in a manner that takes into account the variation between such Book Value and such adjusted tax basis, in accordance with the principles of Code Section 704(c) and the Regulations promulgated thereunder and such method set forth in Regulations Section 1.704-3(b). Any elections or other decisions relating to such allocations (including under Section 1.704-3 of the Regulations, whether to use the traditional method, the traditional method with curative allocations or the remedial method) shall be made by the Tax Matters Member (as defined below) in any manner that reasonably reflects the purpose and intention of this Agreement.

               Section 6.5 Tax Matters Member. LXP is hereby designated as the "tax matters partner" for the Company as such term is defined in Section 6231(a)(7) of the Code (the "Tax Matters Member"), and all federal, state and local tax audits and litigation shall be conducted under the direction of LXP. All expenses incurred with respect to any tax matter which does or may affect the Company, including but not limited to expenses incurred by LXP acting in its capacity as Tax Matters Member in connection with Company level administrative or judicial tax proceedings, shall be paid out of Company assets, whether or not included in an Annual Plan. If the Fund is permitted under the Code to participate in Company level administrative or judicial tax proceedings and the Fund chooses, in its sole discretion, to so participate, the Company shall be responsible for all expenses incurred by the Fund in connection with such participation, whether or not included in an Annual Plan. Without the consent of the Fund, the Tax Matters Member shall have no right to extend the statute of limitations for assessing or computing any tax liability against the Company or the amount of any Company tax item or to settle any dispute with respect to any income, or any other material, tax. The Tax Matters Member shall, promptly upon receipt thereof, forward to each Member a copy of any correspondence relating to the Company received from the Internal Revenue Service or any other tax authority which relates to matters that are of material importance to the Company and/or the Members. The Tax Matters Member shall promptly advise each Member in writing of the substance of any material conversation held with any representative of the Internal Revenue Service which relates to an audit or administrative proceeding relating to a tax return of the Company.

               Section 6.6 Adjustments.

               (a) Generally. Except as otherwise provided in this Agreement, all items of Company income, gain, loss and deduction and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Profits and Losses, as the case may be, for the year.

               (b) Upon Transfer or Change in Tranche II Percentage Interest. If any Tranche II Percentage Interest is transferred in any fiscal year in accordance with this Agreement, or if a Member's Tranche II Percentage Interest changes during any fiscal year, all Profits and Losses attributable to such Tranche II Percentage Interest for such fiscal year shall be divided and allocated in accordance with an interim closing of the books as of the date of a transfer or change.

               (c) Amendments to this Article VI. The Manager is specifically authorized, with the consent of the Members and upon the advice of the accountants or legal counsel for the Company, to amend this Article VI to comply with any Regulations with respect to the distributions and allocations of the Company and any such amendment shall become effective (including any regulations or amendments thereto under Sections 514 of the Code (it being understood that it is the intention of the Members that the Company satisfy the requirements of Section 514(c)(9)(B)(vi)(I) or (II) of the Code) and 704 of the Code); provided, however, that if such amendment constitutes a Material Modification for any Member, then such amendment shall become effective only upon the express written consent of such Member.

               Section 6.7 Segregation of Funds. For purposes of determining Profits and Losses from each Tranche II LSL Loan, Warrant and Put Option, the Company shall use reasonable efforts to treat each Tranche II LSL Loan separately, as if each Tranche II LSL Loan were made by an entity separate and distinct from any other entity. Payments of principal and interest and any other sums paid to Company in respect of a Tranche II LSL Loan shall be segregated and handled separately from all other revenues of the Company, and such revenues in respect of any Tranche II LSL Loan shall not be commingled with any other revenues or other funds of the Company.

                                   ARTICLE VII
                                  DISTRIBUTIONS

               Section 7.1 Cash Available for Distributions.

               (a) Generally. The Manager shall cause the Company to distribute all Distributable Cash attributable to any Tranche II Property to the Members pro rata in accordance with their Tranche II Percentage Interests not less frequently than quarterly. Except upon Liquidation, Net Cash from Sales or Refinancings attributable to any Tranche II Property shall be distributed to the Members pro rata in accordance with their Tranche II Percentage Interests at such times as the Fund and LXP may determine as soon as practicable after the receipt of such Net Cash from Sales or Refinancings. The Manager shall cause the Company to distribute all Distributable Cash attributable to each Tranche II LSL Loan to the Members pro rata in accordance with their respective Tranche II LSL Capital Contributions for such Tranche II LSL Loan not less frequently than quarterly. Except upon Liquidation, Net Cash from Sales or Refinancings with respect to each Tranche II LSL Loan, Put Option or Warrant (or property underlying the Warrant) shall be distributed to the Members pro rata in accordance with their respective Tranche II LSL Capital Contributions for such Tranche II LSL Loan at such times as the Fund and LXP may determine as soon as practicable after the receipt of such Net Cash from Sales or Refinancings. Distributable Cash shall not be used to acquire Tranche II Properties, make Tranche II LSL Loans or make capital improvements on Tranche II Properties unless consented to in writing in advance by the Members.

               (b) Withholdings. The Manager is authorized to withhold from distributions or allocations to any Member and to pay over to any federal, state or local government any amounts required to be withheld pursuant to the Code or any provisions of any other federal, state or local law with respect to any payment, distribution or allocation to the Company or such Member and shall allocate any such amounts to such Member with respect to which such amount was withheld. All amounts so withheld shall be treated as amounts distributed to such Member, and will reduce the amount otherwise distributable to such Member, pursuant to this Article VII for all purposes under this Agreement.

               (c) Restrictions on Distributions. Notwithstanding anything to the contrary contained in this Section 7.1, the Company shall not make a distribution to the extent that, at the time of such distribution and after giving effect to such distribution, all liabilities of the Company (other than liabilities to the Members on account of their Tranche II Capital Contributions or liabilities for which the recourse of creditors is limited to specific property of the Company) shall exceed the Fair Market Value of the Company assets, except that the Fair Market Value of Tranche II Property that is subject to a liability for which the recourse of the creditors is limited shall be included in the Company assets only to the extent that the Fair Market Value of such Tranche II Property exceeds that liability.

                                  ARTICLE VIII
                          TRANSFER; REMOVAL OF MANAGER

               Section 8.1 Prohibition on Transfers and Withdrawals by Members. The Members shall be prohibited from transferring or assigning their respective interests (or any part of such interests) in the Company and any attempted transfer shall be void ab initio. Except as provided in Section 11.1 and Section
11.2 hereof, the Members shall be prohibited from withdrawing from the Company. If any Member voluntarily or involuntarily withdraws from the Company, it shall be and remain liable for all obligations and liabilities incurred by it as a Member, and shall be liable to the Company and the other Members for all indemnifications set forth herein and for any liabilities, losses, claims, damages, costs and expenses (including reasonable attorneys' fees) incurred by the Company as a result of any withdrawal in breach of this Agreement. Notwithstanding the foregoing, the Fund (but not LXP) may assign its right to allocations and distributions with respect to a Tranche II Percentage Interest in accordance with this Agreement, but an assignee of a Tranche II Percentage Interest shall not be admitted as a substitute for the Fund, shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.

               Section 8.2 Prohibition on Transfers by and Resignation of Manager. LXP may not transfer or assign its rights and obligations (or any portion thereof) as the Manager and may not resign as Manager, except with the prior written consent of the Fund which consent may be given or withheld in the sole discretion of the Fund. If LXP voluntarily or involuntarily resigns as Manager without consent by the Fund, LXP shall be and remain liable for all obligations and liabilities incurred by it as Manager, and shall be liable to the Company and the Fund for all indemnifications set forth herein and for any liabilities, losses, claims, damages, costs and expenses (including reasonable attorneys' fees) incurred by the Company as a result of any resignation in breach of this Agreement. If the Fund approves a transfer or assignment by LXP of its rights and obligations as Manager, any transferee or assignee thereof shall execute a counterpart of this Agreement agreeing to be bound by all the provisions of this Agreement as if originally a party to this Agreement.

               Section 8.3 Removal of the Manager.

               (a) Generally. In the event of (i) a default by the Manager of any of its obligations hereunder, or a default by the Asset Manager of any of its obligations under the Management Agreement, which default materially and adversely affects the Company or the Fund and which, if capable of cure, remains uncured for thirty (30) days after written notice thereof, (ii) gross negligence, willful misconduct or fraud in the performance by the Manager of its obligations hereunder or by the Asset Manager of its obligations under the Management Agreement, (iii) the commission of a felony or misdemeanor involving embezzlement, theft or acts of moral turpitude by the Manager or the Asset Manager or (iv) failure by the Manager to make an Additional Tranche II Capital Contribution or Extraordinary Funding for a period exceeding ninety (90) days (any of the foregoing, "Cause"), the Fund shall have the right in its sole and absolute discretion to remove the Manager (and, except in the case of a failure to make an Additional Tranche II Capital
       Contribution or Extraordinary Funding, to remove LXP as a Member if LXP or any Affiliate of LXP is the Manager) by written notice to the Manager (the "Removal Notice") and to appoint a new Manager. The Removal Notice shall specifically set forth the act or failure to act of the Manager or the Asset Manager upon which the Cause is based. Such removal of the Manager shall be effective ten (10) Business Days after receipt of the Removal Notice by the Manager (unless such removal is enjoined as provided below). If LXP is the Manager, LXP shall have the right, in its discretion, to sue the Fund to enjoin such removal. In order to enable LXP to seek prompt injunctive relief in the event of a removal pursuant hereto, the parties agree to seek expedited resolution of any lawsuit brought with respect to such removal, and the Fund acknowledges that, for purposes hereof only, in the event the Fund violated Section 8.3 hereof by wrongfully removing LXP, the injury to LXP would be irreparable and one for which there is no adequate remedy at law. In the event that the Fund elects to remove the Manager (or LXP), any agreements between the Company and the Manager (or LXP, or any Affiliate of LXP or the Asset Manager) shall be terminated without cost or penalty as of the effective date of the Manager's removal.

               (b) Removal Amount Due LXP. Upon removal of LXP as a Member as provided in Section 8.3(a) above, LXP shall be entitled to be paid an amount (the "Removal Amount") equal to the difference between (i) the amount LXP would receive if the Company were dissolved, the Tranche II Properties sold for their Fair Market Values (determined pursuant to Section 8.3(c) hereof) and the assets of the Company (including Tranche II LSL Loans and Warrants (including Put Options)) were distributed in liquidation in accordance with Section 9.2 hereof, minus (ii) any liabilities, claims, losses, damages, costs or expenses incurred by the Company or the Fund as a result of the Cause which led to LXP's removal hereunder. The Company shall cause the Removal Amount to be paid out of proceeds from liquidation or sales of Tranche II Properties and other assets resulting from a liquidation performed in accordance with the standards described in the first two sentences of Section 9.2(ii) hereof in cash no later than two (2) years after effectiveness of the removal; provided, that the Company may, but shall not be obligated to, pay the Removal Amount without liquidating some or all of the Tranche

       II Properties and other assets not later than two (2) years after the effectiveness of the removal. Interest on the Removal Amount shall accrue at a rate equal to the 10-year treasury rate plus two percent (2%) per annum following the effectiveness of the removal, as provided in Section 8.3(a) hereof, and shall be payable in arrears out of proceeds from liquidation of Tranche II Properties and other assets. The proceeds from the liquidation or sale of a Tranche II Property shall be distributed to LXP and the Fund pro rata in accordance with Section 9.2 hereof. If, due to market conditions or the adverse effect of liquidation on the Fair Market Value of the Tranche II Properties, liquidation cannot be completed within two (2) years, the date for paying the Removal Amount in full shall be extended for the length of time needed to accomplish liquidation in accordance with Section 9.2.

               (c) Determination of Fair Market Value. For purposes of calculating the Removal Amount described above in Section 8.3(b), the Fair Market Value of each Tranche II Property shall be (i) the net amount obtained by liquidating such Tranche II Property in accordance with
       Section 9.2 and applying the proceeds of sale to the payment of the debts and obligations of the Company secured by or relating to such Tranche II Property (including a prorata portion of the Company's debts and obligations that are not secured by or do not relate to any particular Tranche II Property) and to the expenses of liquidating such Tranche II Property and to the setting up to any reserves in accordance with Section 9.2(iv)(B) hereof (but only with respect to such Tranche II Property), or
       (ii) if the Company elects not to liquidate each such Tranche II Property, determined by agreement between LXP and the Fund, or if agreement cannot be reached within thirty (30) days after determination that the Tranche II Property will not be liquidated, by an independent, reputable and qualified real estate appraiser with at least ten (10) years experience selected by the Fund and LXP. If LXP and the Fund cannot agree on an appraiser, then each shall select an independent, qualified and reputable real estate appraiser with at least ten (10) years experience to determine the Fair Market Values of the Tranche II Properties. If the appraisers agree on the Fair Market Values, then the Fair Market Values of the Tranche II Properties shall be as determined by the appraisers. If the appraisers do not agree, then each appraiser shall set forth its determination of the Fair Market Value of each Tranche II Property and, with respect to each Tranche II Property, if the higher amount set forth in either appraisal is not more than 10% of the lower amount, then the Fair Market Value of such Tranche II Property shall be the average of the amount set forth in the two appraisals. If the higher amount exceeds the lower amount of the appraisal of any Tranche II
       Property by more than 10%, then the two appraisers shall designate a third appraiser to determine the Fair Market Value of such Tranche II Property. If the two appraisers cannot agree upon the designation of the third appraiser, then the third appraiser shall be appointed by the American Arbitration Association in the City of New York. The third appraiser shall conduct such investigations as it shall deem appropriate and within 30 days after its date of designation shall choose, with respect to each Tranche II Property as to which a Fair Market Value has not been determined pursuant to the second preceding sentence, the appraisal of the Fund's appraiser or the appraisal of LXP's appraiser and no other amount as the Fair Market Value of each Tranche II Property. The decision of the third appraiser shall be in writing and shall be binding on LXP and the Fund. If LXP and the Fund agree on an appraiser, then the Company shall pay the fees and expenses of such appraiser. If LXP and the Fund each select an appraiser, then LXP and the Fund shall each pay the fees and expenses of the appraiser selected by it, and the Company shall pay the fees and expenses of any third appraiser designated by such appraisers or by the American Arbitration Association.

               (d) Removal not Wrongful. In addition to the foregoing, after removal of LXP as a Member and, if LXP sues to enjoin the removal, a final determination by a court of competent jurisdiction that such removal was not wrongful, the Fund shall have the right to cause the dissolution and liquidation of the Company in accordance with Article IX hereof.

                                   ARTICLE IX
                                   TERMINATION

               Section 9.1 Dissolution. The Company shall dissolve and commence winding up and liquidating upon the first to occur of any of the following (collectively, the "Liquidating Events"):

                        (i) the reduction to cash or cash equivalents (other than purchase money notes obtained by the Company from the sale of Tranche II Property) of the last remaining Tranche II Property;

                        (ii) the agreement in writing by LXP and the Fund to dissolve the Company;

                        (iii) the termination of the term of the Company pursuant to Section 2.5 hereof;

                        (iv) the entry of a decree of judicial dissolution of the Company pursuant to Section 18-802 of the Act;

                        (v) the election of the Fund to dissolve the Company pursuant to Section 8.3(d) hereof;

                        (vi) all of the Tranche II Properties have been sold to one or the other Member pursuant to the exercise of the Buy/Sell as provided in Section 11.1 hereof;

                        (vii) the Bankruptcy, insolvency, dissolution or withdrawal from the Company of LXP or the Fund, provided that the bankruptcy of LXP shall not constitute a Liquidating Event if the Company is continued pursuant to this Section 9.1; or

                        (viii) the election of any Member to dissolve the Company after the breach by any other Member of any representation, warranty or covenant contained in this Agreement, which breach had or has a material adverse effect on the Company or such other Member, and, if capable of cure, is not cured within fifteen (15) days after notice thereof from such other Member.

The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Liquidating Event. Upon the occurrence of the events described in Section 9.1(v) or Section 9.1(vii) above (relating to the status of LXP), the Company shall not be dissolved or required to be wound up if within ninety (90) days after such event the Fund elects, in its sole and absolute discretion, to continue the business of the Company and to appoint, effective as of the date of such event, a successor Manager.

               Section 9.2 Termination. In all cases of dissolution of the Company, the business of the Company shall be wound up and the Company terminated as promptly as practicable thereafter, and each of the following shall be accomplished:

                        (i) The Liquidator shall cause to be prepared a statement setting forth the assets and liabilities of the Company as of the date of dissolution, a copy of which statement shall be furnished to all of the Members;

                        (ii) The Tranche II Properties and assets of the Company (including Tranche II LSL Loans and Warrants (including Put Options)) shall be liquidated by the Liquidator as promptly as possible, but in an orderly and businesslike and commercially reasonable manner, consistent with maximizing the price to be received. The Liquidator in its reasonable discretion and with the consent of the Fund shall determine whether to sell any Tranche II Property at a public or private sale, for what price and on what terms. The Liquidator may, in the exercise of its good faith business judgment and if commercially reasonable and if acceptable to the Fund, determine not to sell a portion of the Tranche II Properties and assets of the Company, in which event such Tranche II Properties and assets shall be distributed in kind pursuant to clause
       (iv) below;

                        (iii) Any Profit or Loss realized by the Company upon the sale or other disposition of its property pursuant to Section 9.2(ii) above shall be allocated to the Members as required by Article VI hereof; and

                        (iv) The proceeds of sale and all other assets of the Company shall be applied and distributed as follows and in the following order of priority; provided, that if LXP has been removed as a Member and has received payment in full of the Removal Amount pursuant to Section
       8.3 hereof, then LXP shall not be paid any portion of such proceeds of sale and other assets of the Company:

                              (A) To the payment of the debts and liabilities of
               the Company and the expenses of liquidation;

                              (B) To the  setting up of any  reserves  which the
               Liquidator shall reasonably determine to be necessary for contingent, unliquidated or unforeseen liabilities or obligations of the Company or the Members arising out of or in connection with the Company. Such reserves may, in the discretion of the Liquidator, be paid over to a national bank or national title company selected by it and authorized to conduct business as an escrowee to be held by such bank or title company as escrowee for the purposes of disbursing such reserves to satisfy the liabilities and obligations described above, and at the expiration of such period as the Liquidator may reasonably deem advisable, distribute any remaining balance in the manner set forth below;

                              (C) To pay each Member the amount standing to such
               Member's credit in such Member's Capital Account; and

                              (D) The balance, if any, to the Members pari passu
               in  accordance  with  their  respective   Tranche  II  Percentage
               Interest.

       No payment or distribution in any of the foregoing categories shall be made until all payments in each prior category shall have been made in full. If the payments due to be made in any of the foregoing categories exceed the remaining assets available for such purpose, such payment shall be made to the Persons entitled to receive the same pro rata in accordance with the respective amount due them.

       Payments described in clause (iv) above must be made in cash. The Members shall continue to share profits, losses and other tax items during the period of liquidation in the same proportions as before dissolution.

               Section 9.3 Certificate of Cancellation. Upon completion of the distribution of the Company's assets as provided in this Article IX and the completion of the winding-up of the affairs of the Company, the Company shall be terminated, and the Liquidator shall cause the filing of a Certificate of Cancellation of the Certificate of Formation in the office of the Secretary of State of the State of Delaware in accordance with the Act and shall take all such other actions as may be necessary to terminate the Company in accordance with the Act and shall take such other actions as may be necessary to terminate the Company's registration in any other jurisdictions where the Company is registered or qualified to do business.

               Section 9.4 Acts in Furtherance of Liquidation. Each Member or former Member, upon the request of the Liquidator, shall promptly execute, acknowledge and deliver all documents and other instruments as the Liquidator shall reasonably request to effectuate the proper dissolution and termination of the Company, including the winding up of the business of the Company.

                                   ARTICLE X
                         REPRESENTATIONS OF THE MEMBERS

               Section 10.1 Representations of the Fund. The Fund hereby represents and warrants to LXP and the Company as follows:

               (i) This Agreement constitutes the valid and binding agreement of the Fund, enforceable against the Fund in accordance with its terms, subject as to enforcement of bankruptcy, insolvency and other similar laws affecting the rights of creditors and to general principles of equity;

               (ii) The Fund has all requisite power and authority to enter into this Agreement, to carry out the provisions and conditions hereof and to perform all acts necessary or appropriate to consummate all of the transactions contemplated hereby and no further action by the Fund is necessary to authorize the execution or delivery of this Agreement;

               (iii) This Agreement has been duly and validly executed and delivered by the Fund and the execution, delivery and performance hereof by the Fund does not and will not (i) require the approval of any other Person, or (ii) contravene or result in any breach of or constitute any default under, or result in the creation of any lien upon the Fund's assets under, any indenture, mortgage, loan agreement, lease or other agreement or instrument to which the Fund is a party or by which the Fund or any of its properties is bound;

               (iv) To the Fund's knowledge, there has been no material adverse change in the economic condition of the Fund since the last public report thereof;

               (v) No finder's, broker's or similar fee or commission has been paid or shall be paid by the Fund to any individual or organization in connection with the formation of the Company except for fees payable to the Advisor;

               (vi) There is no action, suit or proceeding pending or, to its knowledge, threatened against the Fund that questions the validity or enforceability of this Agreement or, if determined adversely to it, would materially adversely affect the ability to the Fund to perform its obligations hereunder;

               (vii) The Fund is not the subject of any bankruptcy, insolvency or reorganization proceeding;

               (viii) To the Fund's knowledge, the Fund has not received from any governmental agency any notice of violation of any law, statute or regulation which would have a material adverse effect on the Company; and

               (ix) To the Fund's knowledge, the Fund is not in default in the performance or observation of any obligation under any agreement or instrument to which it is a party or by which it or any of its properties is bound, which default would individually or in the aggregate with other defaults materially adversely affect the business or financial condition of the Company.

               Section 10.2 Representations of LXP. LXP represents and warrants to the Fund and the Company as follows:

               (i) This Agreement constitutes the valid and binding agreement of LXP enforceable against LXP in accordance with its terms, subject as to enforcement to bankruptcy, insolvency and other similar laws affecting the rights of creditors and to general principles of equity;

               (ii) LXP has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with all requisite power and authority to enter into this Agreement, to carry out the provisions and conditions hereof and to perform all acts necessary or appropriate to consummate all of



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



       the transactions contemplated hereby. Except as set out on Schedule 10.2(ii) attached hereto, LXP is duly qualified as a foreign corporation in each jurisdiction in which the ownership of its assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business or financial condition of the Company or LXP;

               (iii) This Agreement has been duly and validly executed and delivered by LXP and the execution, delivery and performance hereof by LXP does not and will not (x) require the approval of any other Person or
       (y) contravene or result in any breach of or constitute any default under, or result in the creation of any lien upon LXP's assets under, any indenture, mortgage, loan agreement, lease or other agreement or instrument to which LXP or any of its Affiliates is a party or by which LXP or any of its properties is bound;

               (iv) To LXP's knowledge, LXP is not in default in the performance or observation of any obligation under any agreement or instrument to which it is a party or by which it or any of its properties is bound, which default would individually or in the aggregate with other defaults materially adversely affect the business or financial condition of LXP;

               (v) The formation of the Company did not and the consummation of the transactions contemplated herein does not and will not result in any violation of the declaration of trust or by-laws of LXP;

               (vi) No finder's, broker's or similar fee or commission has been paid or shall be paid to any individual or organization in connection with the formation of the Company except for fees payable to the Advisor;

               (vii) There is no action, suit or proceeding pending or, to its knowledge, threatened against LXP that questions the validity or enforceability of this Agreement or, if determined adversely to it, would materially adversely affect the ability to LXP to perform its obligations hereunder;

               (viii) Except as set forth in Schedule 10.2(viii) attached hereto and made a part hereof, there has been no material adverse change in the circumstances or condition, financial or otherwise, of LXP since the date of the last filing by LXP with the United States Securities and Exchange Commission;

               (ix) LXP is not the subject of any bankruptcy, insolvency or reorganization proceeding;

               (x) LXP is a "real estate investment trust" (a "REIT") within the meaning of Section 856 of the Code (and any Regulations promulgated thereunder);

               (xi)  To  LXP's   knowledge,   LXP  has  not  received  from  any
       governmental agency any notice of violation of any law, statute or regulation which would have a material adverse effect on the financial condition of either LXP or of the Company;



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



               (xii)  The  informational   materials  that  have  been  publicly
       disseminated  to the  shareholders  of the LXP  are  true,  complete  and correct in all material respects as of the date of such informational materials, provided that with respect to any forecasts or financial projections contained in such publicly-disseminated informational materials, LXP represents and warrants only that such forecasts and financial projections represent LXP's best estimates of future performance;

               (xiii) Financial statements for LXP previously delivered to the Advisor or the Fund present fairly the financial position of LXP as of the date of such financial statements;

               (xiv) All information contained in the Fee Disclosure will be true, correct and complete, as of the date of such disclosure.

                                   ARTICLE XI
                      SPECIAL MEMBER RIGHTS AND OBLIGATIONS

               Section 11.1 Buy/Sell.

               (a) Generally. After the Tranche II Rights Trigger Date, any Member, and, as provided in Section 11.1(e) and Section 11.1(f) below, the Member specified therein (the "Offering Member") may provide the other Member (the "Responding Member") notice (the "Offer Notice") of a price (the "Offer Price") that the Offering Member is willing to pay to purchase (A) those Tranche II Properties and/or Tranche II LSL Loans and related Warrants (including Put Options) which the Offering Member desires to purchase if the Offering Member desires to purchase less than all of the Tranche II Properties and/or Tranche II LSL Loans and Warrants from the Company, or (B) all of the Tranche II Properties and Tranche II LSL Loans and Warrants (including Put Options) if the Offering Member desires to purchase all of the Tranche II Properties and Tranche II LSL Loans and Warrants, (provided that an offer to purchase all of the Tranche II Properties and Tranche II LSL Loans and Warrants shall be implemented as a purchase of the Tranche II Percentage Interest of the other Member from the other Member) (such Tranche II Properties and Tranche II LSL Loans and Warrants (including Put Options), collectively, or such Tranche II Percentage Interest, as the case may be, the "Tranche II Buy/Sell Property"), such Offer Notice to include, as an attachment thereto, a bona fide proposed purchase and sale agreement on terms reasonably customary for the sale of real property or for the sale of notes secured by pledges of equity interests and of warrants or for the sale of membership interests in a limited liability company that owns primarily real property (the "Offered Agreement"). Upon receipt of the Offer Notice, the Responding Member shall have thirty (30) days to provide to the Offering Member a notice (the "Response Notice") specifying the Responding Member's election either, (i) if the Tranche II Buy/Sell Property comprises less than all of the Tranche II Properties and/or Tranche II LSL Loans and related Warrants, to cause the Company to sell the Tranche II Buy/Sell Property to the Offering Member at the Offer Price pursuant to the Offered Agreement, (ii) if the Tranche II Buy/Sell Property comprises less than all of the Tranche II Properties and/or Tranche II LSL Loans and related Warrants, to purchase the Tranche II Buy/Sell Property from the

       Company   for  a  purchase   price  equal  to  the  Offer  Price  and  on
       substantially the same terms and conditions as provided in the Offered Agreement, or, (iii) if the Tranche II Buy/Sell Property comprises all of the Tranche II Properties and Tranche II LSL Loans and Warrants, purchase the Tranche II Percentage Interest of the Offering Member or sell its Tranche II Percentage Interest to the Offering Member for cash in an amount equal to the amount of cash the Offering Member would receive under Section 9.2 hereof if the Company assets were sold for cash at the Offer Price and the Company liquidated and dissolved (the "Interest Price"). In determining the amount of the Interest Price, it will be assumed that no reserves will be required under Section 9.2 hereof. Any Offer Notice made with respect to all of the Tranche II Properties in connection with a dispute among the Members concerning more than fifty percent (50%) of the Tranche II Properties and Tranche II LSL Loans and Warrants or concerning the governance or management of the Company shall supersede and render of no further effect any Offer Notice (x) made with respect to less than all of the Tranche II Properties and Tranche II LSL Loans and Warrants and (y) to which no Response Notice has been provided to the Offering Member of such Offer Notice.

               (b) Responding Member's Election to Purchase. If the Responding Member timely delivers a Response Notice that specifies the Responding Member's election to purchase the Tranche II Buy/Sell Property, as described in Section 11.1(a) above, then the Responding Member shall have up to one hundred and twenty (120) days to close the purchase of the Tranche II Buy/Sell Property on substantially the same terms and conditions as contained in the Offered Agreement.

               (c) Responding Member's Election not to Purchase. If the Responding Member delivers a timely Response Notice that specifies the Responding Member's election not to purchase the Tranche II Buy/Sell Property, as described in Section 11.1(a) above, then the Manager shall cause the Company to sell the Tranche II Buy/Sell Property to the Offering Member, or if the Responding Member fails to deliver a timely Response Notice, then the Offering Member must elect either, (i) if the Tranche II Buy/Sell Property comprises less than all of the Tranche II Properties, to proceed to close the acquisition of the Tranche II Buy/Sell Property at the Offer Price in accordance with the terms and conditions of the Offered Agreement, provided, however, that such closing must take place within the ninety (90) day period beginning on the earlier of (x) the date of delivery of the Response Notice, or (y) the expiration of the thirty (30) day period during which the Responding Member is required to deliver a Response Notice, or, (ii) if the Tranche II Buy/Sell Property comprises all of the Tranche II Properties and Tranche II LSL Loans and Warrants, to purchase the Tranche II Percentage Interest of the Responding Member, within the ninety (90) day period described in clause (i) above, for cash in an amount equal to the amount the Responding Member would receive under Section 9.2 hereof if the Company assets were sold at the Offer Price and the Company were liquidated and dissolved (the "Responding Interest Price"). In determining the amount of the Responding Interest Price, it will be assumed that no reserves will be required pursuant to Section 9.2 hereof.

               (d) Challenge to Buy/Sell. If any Member (the "Challenging Member") initiates a legal action with respect to any exercise of the other Member's rights under this Section

       11.1 and such legal action is not resolved in the Challenging Member's favor by a court of competent jurisdiction, the Challenging Member shall pay all attorneys' fees and court costs arising in connection with the Challenging Member's legal action.

               (e) Buy/Sell Upon Default or Dispute. Prior to the Tranche II Rights Trigger Date, any Member may exercise as the Offering Member its buy/sell right as provided in Section 11.1(a) above in the event of a material default of this Agreement by any other Member, or a material dispute among the Members.

               (f) Buy/Sell Upon Change of Control in LXP. In the event there is any change in the control or management of LXP without the consent of the Fund while LXP is the Manager, the Fund may exercise the buy-sell provided in this Section 11.1. For the purposes hereof, (x) a change in control shall be deemed to occur upon any Person (and its Affiliates) becoming the beneficial owner, directly or indirectly, of thirty-three percent (33%) or more of the outstanding shares of Common Stock of LXP on a fully diluted basis (including any outstanding interests in Leperq Corporate Income Fund, L.P. and Leperq Corporate Income Fund II, L.P. and any other entity, that can be converted into shares of Common Stock of
       LXP) and (y) a change in management shall be deemed to occur either upon the resignation or removal of both E. Robert Roskind and T. Wilson Eglin from the management of LXP or the replacement of a majority of the members of the Board of Trustees of LXP over a one-year period.

               (g) Due Diligence and Other Costs. Each Member shall bear its own costs, such as due diligence expenses and consultants' and attorneys' fees, incurred in connection with its exercise of, or response to, buy/sell rights.

               Section 11.2 Convertibility.

               (a) Grant of Tranche II Redemption Rights. The Fund will have the right (the "Tranche II Redemption Right") to require LXP to acquire all or a portion of the Fund's Tranche II Percentage Interest in the Company for either, at LXP's sole option, (i) a number of Shares of the Shares of LXP equal to the Share Purchase Price or (ii) a cash amount equal to the Cash Purchase Price, both in accordance with the Tranche II Redemption Rights Schedule attached hereto as Schedule 5 and made a part hereof. Any Shares issued pursuant to this Section 11.2 will not be registered under any federal or state securities laws but shall be subject to the terms of the registration rights agreement attached hereto as Schedule 7 and made a part hereof to be entered into by LXP and the Fund at the time of issuance of such Shares. Notwithstanding anything in this Agreement to the contrary, in the event the shareholders of LXP are required by law, regulation or otherwise to approve the issuance of Shares to the Fund but do not approve the issuance of Shares to the Fund as provided in this Agreement, which failure to approve prevents the Fund from being able to receive the Share Purchase Price upon exercise of the Tranche II Redemption Right, LXP shall satisfy the Fund's Tranche II Redemption Right by paying the Cash Purchase Price to the Fund pursuant to Section 11.2(c) below.

               (b) Conditions to Exercise of Tranche II Redemption Right. The Tranche II Redemption Right shall be subject to the following conditions:

               (i) The Fund may exercise the Tranche II Redemption Right at any time on and after the earlier to occur of (x) the Tranche II Rights Trigger Date or (y) the date on which the Company has invested at least One Hundred Twenty-Five Million Dollars ($125,000,000) of its equity capital through the purchase of Tranche II Properties;

               (ii) The Fund may exercise the Tranche II Redemption Right only if all of the Tranche II Properties and the Tranche II LSL Properties have a remaining lease maturity of at least the lesser of (x) 70% of the original lengths of the terms of the leases or (y) an average of seven years. If all of the Tranche II Properties and the Tranche II LSL Properties do not qualify under either (x) or (y) of the preceding sentence, then the Fund shall have the right to exclude Tranche II Properties and the Tranche II LSL Properties (the "Retained Tranche II Properties") that it shall designate from the calculation of lease maturity so as to make the remaining Tranche II Properties and remaining Tranche II LSL Properties (the "Proposed Tendered Tranche II Properties") satisfy the minimum lease maturity standard; and

               (iii) LXP (x) may exclude (A) any Proposed Tendered Tranche II Property leased in whole or in part to any Investment Grade Tenant that has experienced a downgrade of its credit rating since such Proposed Tendered Tranche II Property was acquired by the Company or by a Special Purpose LLC or (B) any Proposed Tendered Tranche II Property leased in whole or in part to any Non-Investment Grade Tenant that has experienced a material adverse change in its financial condition (including a downgrading of its credit rating since such Proposed Tendered Tranche II Property was acquired by the Company or by a Special Purpose LLC) if (y)
       (i) the aggregate Fair Market Values of the Proposed Tendered Tranche II Properties (plus the unpaid principal balance and accrued interest on each Tranche II LSL Loan corresponding to a Proposed Tendered Tranche II Property and the value of the Warrants (including Put Options) relating thereto) described above in clauses (A) and (B) is greater than an amount equal to seven and one-half percent (7 1/2%) of the Fair Market Values of all of the Proposed Tendered Tranche II Properties (plus the unpaid principal balance and accrued interest on each Tranche II LSL Loan corresponding to a Proposed Tendered Tranche II Property and the value of the Warrants (including Put Options) relating thereto) and (ii) the aggregate Fair Market Values of all of the Proposed Tendered Tranche II Properties (plus the unpaid principal balance and accrued interest on each Tranche II LSL Loan corresponding to a Proposed Tendered Tranche II Property and the value of the Warrants (including Put Options) relating thereto) equals or exceeds Twenty Million Dollars ($20,000,000). The Proposed Tendered Tranche II Properties excluded by LXP as provided in this Section 11.2(b)(iii) shall be added to and become a part of the Retained Tranche II Properties, and the Tranche II Redemption Right shall apply only to the remaining Proposed Tendered Tranche II Properties (the remaining Proposed Tendered Tranche II Properties, together with the Tranche II LSL Loans corresponding to a remaining Proposed Tendered Tranche II Properties together with the Warrants (including Put Options) related thereto, are collectively referred to as the "Tendered Tranche II Properties").

               (c) Cash Purchase Price. LXP shall have a right in its sole and absolute discretion to satisfy the Fund's Tranche II Redemption Right by paying the Cash Purchase Price to the Fund. The Cash Purchase Price (the "Cash Purchase Price") shall be a cash price equal to the Fund's Tranche II Percentage Interest multiplied by One Hundred Ten Percent (110%) of the sum of (i) the Fair Market Values of all of the Tendered Tranche II Properties that are not Tranche II LSL Properties plus (ii) the unpaid principal balance and accrued interest of each Tranche II LSL Loan that corresponds to a Tendered Tranche II Property plus (iii) the fair market value of all outstanding Warrants (including the related Put Options) relating to the Tendered Tranche II Properties.

               (d) The Fund's Retained Tranche II Properties. If the Fund elects to exclude the Retained Tranche II Properties in accordance with Section 11.2(b) above, the Fund shall identify the Retained Tranche II Properties in its Exercise Notice, and the Retained Tranche II Properties shall be dealt with as set forth in Paragraph 13 of Schedule 5.

               (e) LXP's Retained Tranche II Properties. If LXP elects to exclude any of the Retained Tranche II Properties in accordance with
       Section 11.2(b) above, LXP shall identify the Retained Tranche II Properties in its Election Notice, and the Retained Tranche II Properties shall be dealt with as set forth in Paragraph 13 of Schedule 5.

               Section 11.3 Remuneration To Members. No Member is entitled to remuneration for acting on behalf of the Company. Except as otherwise authorized in this Agreement, including but not limited to Sections 3.6 and 3.10, no Member is entitled to remuneration for acting in the Company business.

               Section 11.4 Equality of Shares. LXP covenants that: (x) the Shares issuable upon the Fund's exercise of the Tranche II Redemption Right (the "Redemption Right Shares") shall have rights, privileges, powers and immunities identical to the Shares then outstanding, including without limitation full voting rights and any rights (whether or not then exercisable) to purchase or subscribe for other securities; (y) LXP shall not issue securities of any class entitled to vote in the election of trustees of LXP unless fair consideration is transferred to LXP in exchange therefor and the proportionate voting power of such class does not exceed the proportion of the total capital of the Company represented by such consideration; and (z) LXP shall not amend its organic documents, adopt or amend any plan, or issue or suffer to remain outstanding any securities, the terms or effect of which is (or upon the occurrence of any event would become) inconsistent with the foregoing clauses (x) and (y) or would subject the Redemption Right Shares to any disability or deny the Redemption Right Shares any benefit not shared equally with all other Shares then outstanding. If LXP shall breach the covenants contained in this Section 11.4, then the Fund shall have all remedies hereunder or under applicable law, including without limitation if the Fund exercises the Tranche II Redemption Right as provided Section 11.2 hereof the Fund shall have the option of requiring LXP either (x) to pay the Cash Purchase Price or (y) to pay the Share Purchase Price plus damages in an amount equal to the total of (i) one hundred and ten percent (110%) of the difference, if any, between the value that the Shares received by the Fund would have had had such dilution not occurred and the value of such Shares as diluted and (ii) any other damages suffered by the Fund as the result of such breach.

                                  ARTICLE XII
                               GENERAL PROVISIONS

               Section 12.1 Notices.

               (a) Generally. All notices, demands, approvals, consents or requests provided for or permitted to be given pursuant to this Agreement must be in writing.

               (b) Manner of Notice. All notices, demands, approvals, consents and requests to be sent to the Company, LXP or the Fund pursuant to the terms hereof shall be deemed to have been properly given or served, if personally delivered, sent by recognized messenger or next day courier service, or sent by United States mail, telex or facsimile transmission to the addresses or facsimile numbers listed below, and will be deemed received, unless earlier received: (a) if sent by express, certified or registered mail, return receipt requested, when actually received or delivery refused; (b) if sent by messenger or courier, when actually received; (c) if sent by telex or facsimile transmission, on the date sent, so long as a confirming notice is sent by messenger or courier or by express, certified, registered, or first-class mail; (d) if delivered by hand, on the date of delivery; and (e) if sent by first-class mail, seven days after it was mailed. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent.

If to the Company:              Lexington Acquiport Company II, LLC
                                        c/o Lexington Corporate Properties Trust
                                        355 Lexington Avenue
                                        New York, New York  10017-6603
                                        Attention: Chief Executive Officer
                                        Telephone No.: (212) 692-7200
                                        Fax No. (212) 986-6972

       with a copy to:          The Comptroller of the State of
                                    New York, as Trustee of the
                                    Common Retirement Fund
                                633 Third Avenue, 31st floor
                                New York, New York  10017-6754
                                Attention:  Assistant Counsel for
                                        Real Estate Investments
                                          and
                                        Assistant Deputy Comptroller
                                        for Real Estate Investments
                                    Telephone No.: (212) 681-4489
                                    Fax No.: (212) 681-4485
       and a copy to:               Clarion Partners
                                    335 Madison Avenue
                                    New York, New York  10017
                                    Attention: Mr. Frank L. Sullivan, Jr.
                                    Telephone No.: (212) 883-2503
                                    Fax No.: (212) 883-2803

If to LXP:                      Lexington Corporate Properties Trust
                                        355 Lexington Avenue
                                        New York, New York  10017-6603
                                        Attention: Chief Executive Officer
                                        Telephone No.: (212) 692-7200
                                        Fax No.: (212) 986-6972

       with a copy of
       any notice specified
       in Section 12.1(d)
       below to:                Paul, Hastings, Janofsky & Walker LLP
                                    399 Park Avenue, 31st floor
                                    New York, New York  10022-4697
                                    Attention: Barry A. Brooks, Esq.
                                    Telephone No.: (212) 318-6000
                                    Fax No.: (212) 319-4090

If to the Fund:                     The Comptroller of the State of
                                        New York, as Trustee of the
                                        Common Retirement Fund
                                    633 Third Avenue, 31st floor
                                    New York, New York  10017-6754
                                    Attention: Assistant Counsel for
                                        Real Estate Investments
                                          and
                                                Assistant Deputy Comptroller for
                                                Real Estate Investments
                                    Telephone No.: (212) 681-4489
                                    Fax No. (212) 681-4485

       with a copy to:              Clarion Partners
                                        335 Madison Avenue
                                        New York, New York  10017
                                        Attention: Mr. Frank L. Sullivan, Jr.
                                        Telephone No.: (212) 883-2503
                                        Fax No.: (212) 883-2803
and a copy of any
notices of default to:          O'Melveny & Myers LLP
                                      153 East 53rd Street
                                      New York, New York  10022
                                      Attention: Francis J. Burgweger, Jr., Esq.
                                      Telephone No.: (212) 326-2000
                                      Fax No.: (212) 326-2061

               (c) Right to Change Addresses. A Member shall have the right from time to time and at any time during the term of this Agreement to change its notice address or addresses by giving to the other Member at least ten (10) Business Days' prior written notice thereof in the manner provided by this Section 12.1. The Fund shall have the right from time to time and at any time during the term of this Agreement to designate a successor to Clarion Partners as Advisor by giving to the other Member at least ten (10) Business Days' prior written notice thereof in the manner provided by this Section 12.1.

               (d) Notices to Paul, Hastings, Janofsky & Walker LLP. Copies of the following notices shall be provided to Paul, Hastings, Janofsky and Walker LLP at the address listed in Section 12.1(b) above: notices made in connection with Section 11.1 and Section 11.2 hereof, notices of default and any notice made in connection with the exercise by a Member of any right hereunder not in the ordinary course of the Company's business.

               Section 12.2 Governing Laws. This Agreement and the obligations of the Members hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware without regard to its choice of law provisions. Except as otherwise provided herein, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act.

               Section 12.3 Entire Agreement. This Agreement contains the entire agreement between the parties, supercedes any prior agreements or understandings between them and may not be modified or amended in any manner other than pursuant to Section 12.12 hereof.

               Section 12.4 Waiver. No consent or waiver, express or implied, by any Member to or of any breach or default by any other Member in the performance by the other Member of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Member of the same or any other obligations of such other Member hereunder. Failure on the part of any Member to complain of any act or failure to act of any of the other Members or to declare any of the other Members in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member of its rights hereunder. No custom, practice or course of dealings arising among the Members in the administration hereof shall be construed as a waiver or diminution of the right of any Member to insist upon the strict performance by any other Member of the terms, covenants, agreements and conditions herein contained.

               Section 12.5 Validity. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

               Section 12.6 Terminology; Captions. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa and shall refer solely to the parties signatory hereto except where otherwise specifically provided. Titles of Articles, Sections, Subsections, Schedules and Exhibits are for convenience only, and neither limit nor amplify the provisions of the Agreement itself, and all references herein to Articles, Sections, Subsections, Schedules and Exhibits shall refer to the corresponding Articles, Sections, Subsections, Schedules and Exhibits of this Agreement unless specific reference is made to such Articles, Sections, Subsections, Schedules and Exhibits of another document or instrument. Any use of the word "including" herein shall, unless the context otherwise requires, be deemed to mean "including without limitation".

               Section 12.7 Remedies Not Exclusive. Except as otherwise provided herein, the rights and remedies of the Company and of the Members hereunder shall not be mutually exclusive, i.e., the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof. Each of the Members confirms that damages at law may be an inadequate remedy for a breach or threatened breach of this Agreement and agrees that in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy but nothing herein contained is intended to, nor shall it, limit or affect any rights or rights at law or by statute or otherwise of any party aggrieved as against the other for breach or threatened breach of any provision hereof, it being the intention by this section to make clear the agreement of the Members that the respective rights and obligations of the Members hereunder shall be enforceable in equity as well as at law or otherwise.

               Section 12.8 Action by the Members. No approval, consent, designation or other action by a Member shall be binding upon such Member unless the same is in writing and executed on behalf of such Member by a duly authorized representative of such Member.

               Section 12.9 Further Assurances. Each of the Members shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

               Section 12.10 Liability of the Members. Each Member's exposure to liabilities hereunder is limited to its interest in the Company. No Member shall be personally liable for the expenses, liabilities, debts, or obligations of the Company.

               Section 12.11 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.

               Section 12.12 Amendments. Except as otherwise provided in this Agreement, this Agreement may not be amended without the written consent of all the Members.

               Section 12.13 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument; signature and acknowledgment pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature and acknowledgement pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and delivery to each of the Members of a fully executed original counterpart of this Agreement.

               Section 12.14 Waiver of Partition. Each of the Members hereby irrevocably waives any and all rights (if any) that it may have to maintain any action for partition of any of the Tranche II Properties to be acquired.

               Section 12.15 No Third Party Beneficiaries. Supplementing Section
5.4 hereof, nothing in this Agreement, expressed or implied, is intended to confer any rights or remedies upon any Person, other than the Members and, subject to the restrictions on assignment contained herein, their respective successors and assigns.

               Section 12.16 Affirmative Action Policy. The Members recognize the need to take affirmative action to ensure that minority and women-owned business enterprises and minority and women employees and principals are given the opportunity to participate in the performance of contracts entered into by the Company. This opportunity for full participation in our free enterprise system by persons traditionally, socially and economically disadvantaged is essential to obtain social and economic equality. Accordingly, it is the policy of the Company to foster and promote the participation of such individuals and business enterprises in its contracts. It is the intention of the Members that the contractors selected for this undertaking shall seek to comply with the social policy herein stated and will be expected to exert a good faith effort to solicit the participation of such individuals and firms, partners, joint venturers, subcontractors, suppliers, and employees. In this regard , the Company expects such contractors to undertake programs of affirmative action to ensure that minority group members and women are afforded equal employment opportunities without discrimination.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

               IN WITNESS WHEREOF, this Agreement is executed effective as of the date first set forth above.



                                 LXP
                                 ---


                                 LEXINGTON CORPORATE PROPERTIES TRUST


                                 By: /s/ Patrick Carroll
                                     ------------------------
                                     Name:  Patrick Carroll
                                     Title: Chief Financial Officer



                                 THE FUND
                                 --------


                                 COMPTROLLER  OF THE  STATE OF NEW  YORK,  AS
                                 TRUSTEE OF THE COMMON RETIREMENT FUND


                                 By: /s/ John E. Hull
                                     -----------------------
                                     Name:  John E. Hull
                                     Title: Deputy Comptroller, Division of
                                            Investments and Cash Management

                             Schedules and Exhibits
                             ----------------------



Schedule 1:           Names and Tranche II Capital Commitments of Members
----------

Schedule 2:           Acquisition Parameters Checklist
----------

Schedule 3:           Form of Acquisition Memorandum
----------

Schedule 3.5:         Model of an Annual Plan
------------

Schedule 3.6(i):      Leveraged Sale/Leaseback Transactions
---------------

Schedule 4.8:         Insurance Standards
------------

Schedule 5:           Tranche II Redemption Rights
----------

Schedule 6:           AIMR Returns
----------

Schedule 7:           Registration Rights Agreement
----------

Schedule 10.2(ii):    LXP Non-qualified Jurisdictions
-----------------

Schedule 10.2(viii):  Exceptions to No Material Adverse Change
-------------------



Exhibit A:            Form of Annual Budget
---------

Exhibit B:            Form of Agreement between Company and Asset Manager
---------

Exhibit C:            Form of IPC Questionnaire
---------

                                   SCHEDULE 1

               Names and Tranche II Capital Commitments of Members
               ---------------------------------------------------



                                                                         Tranche II Percentage
                                                                         ---------------------
             Member Name                Tranche II Capital Commitment           Interest
             -----------                -----------------------------           --------

Lexington Corporate Properties Trust             $50,000,000                      25%

Comptroller   of  the  State  of  New
York,   as   Trustee  of  the  Common           $150,000,000                      75%
Retirement Fund



                                  Schedule 1-1

                                   SCHEDULE 2

                             Acquisition Parameters
                             ----------------------


                            (IDENTIFY PROPERTY)             (DATE)
 --------------------------                     -----------


--------------------------------------------------------------------------------
                              Parameters                           Yes      No
--------------------------------------------------------------------------------

1.     Proposed Tranche II Properties as to which the answers to
       all of  Questions  1.1 through  1.9 are "Yes"  satisfy or
       comply with the  Acquisition  Parameters  of this Part 1.
       Proposed  Tranche II Properties as to which the answer to
       any of  Questions  1.1  through  1.9 is "No"  may also be
       proposed for  acquisition,  but each "No" answer shall be
       explained on a separate sheet.
--------------------------------------------------------------------------------
       1.1    Is the tenant of the Proposed  Tranche II Property
              an Investment Grade Tenant?
--------------------------------------------------------------------------------
       1.2    Is the Proposed  Tranche II Property  well located
              in a major  metropolitan  area or,  in the case of
              bulk industrial, on a major interstate highway?
--------------------------------------------------------------------------------
       1.3    Is the  Proposed  Tranche II  Property  consistent
              with  competitive  properties  in its market  with
              respect   to  its   floor   plate,   size,   space
              configuration, layout or otherwise?
--------------------------------------------------------------------------------
       1.4    Is the Proposed  Tranche II Property net leased to
              a  single  tenant?  If no,  how many  tenants  are
              there?
--------------------------------------------------------------------------------
       1.5    Is the  term  of the  net  lease  on the  Proposed
              Tranche II Property 10 years or more?
--------------------------------------------------------------------------------
       1.6    Will  the  purchase  of the  Proposed  Tranche  II
              Property result in an average tenant credit rating
              for all tenants in all Tranche II Properties of at
              least "BBB-" or higher?
--------------------------------------------------------------------------------
       1.7    Has the seller of the Proposed Tranche II Property
              agreed to accept cash (as opposed to O.P. Units)?
--------------------------------------------------------------------------------
       1.8    Is it true that there are no  operating  issues or
              costs  that  are  currently   anticipated  by  the
              Manager  to   materially   impair  the   long-term
              predictability  of  income   attributable  to  the
              Proposed Tranche II Property?
--------------------------------------------------------------------------------
       1.9    Will each Member contribute cash to the Company in
              order to acquire the Proposed Tranche II Property?
--------------------------------------------------------------------------------
2.     The following Acquisition Parameters must all be answered
       in the negative for the Fund to consider the  acquisition
       of the Proposed Tranche II Property.
--------------------------------------------------------------------------------
       2.1    Is the  Proposed  Tranche II  Property  to be used
              primarily for agricultural,  horticultural, ranch,
              mining, recreational, amusement or club purposes?
--------------------------------------------------------------------------------
       2.2    Does the  Proposed  Tranche II  Property  have any
              material "recognized  environmental conditions" as
              such term is  defined  in  Paragraph  1.1.1 of the
              current ASTM Standard  Practice for  Environmental
              Site Assessments, E1527?
--------------------------------------------------------------------------------
       2.3    Will any capital  repairs or  improvements  to the
              physical plant other than tenant  improvements  be
              required?
--------------------------------------------------------------------------------
       2.4    If  the  Proposed  Tranche  II  Property  is to be
              financed simultaneously with its acquisition, will
              such financing result in the total  liabilities of
              the Company exceeding the lesser of (x) 65% of the
              Company's  current  total  capitalization  and (y)
              $371,700,000?
--------------------------------------------------------------------------------
       2.5    Will the  ownership  or  operation of the Proposed
              Tranche II Property give rise to UBTI?
--------------------------------------------------------------------------------


                            Schedule 2 (1 of 2 pages)

--------------------------------------------------------------------------------

       2.6    Is the amount of time for paying any  indebtedness
              on or related to the property  dependent  upon any
              revenue derived from the property?*
--------------------------------------------------------------------------------

       2.7    Is  the  Proposed   Tranche  II  Property  located
              somewhere other than in the United States?
--------------------------------------------------------------------------------

       2.8    Is any component of the projected internal rate of
              return dependent on development of the property?
--------------------------------------------------------------------------------
3.     The following Acquisition  Parameters must be answered in
       the  affirmative for the Fund to consider the acquisition
       of the Proposed Tranche II Property.
--------------------------------------------------------------------------------
       3.1    Will the  acquisition  price of the  property be a
              fixed amount on the date of the acquisition?*
--------------------------------------------------------------------------------
       3.2    Does the  property  qualify as real  property of a
              qualified   organization  within  the  meaning  of
              Section  514(c)(9)  of the  Internal  Revenue Code
              (and any Regulations promulgated thereunder)? *
--------------------------------------------------------------------------------
4.     If the  answer to either of the  following  questions  is
       "No," the Proposed Tranche II Property  complies with the
       Acquisition   Parameters  and  may  be  acquired  by  the
       Company.  If both answers to the following  questions are
       "Yes," the Proposed  Tranche II Property  does not comply
       with the  Acquisition  Parameters and the Company may not
       directly  acquire the Proposed  Tranche II Property,  but
       the  Company  may make a Tranche II LSL Loan to finance a
       part of the cost of  acquiring  the  Proposed  Tranche II
       Property  in  accordance   with  Section  3.6(i)  of  the
       Agreement.
--------------------------------------------------------------------------------
       4.1    Is the Proposed Tranche II Property to be acquired
              with  "acquisition  indebtedness"  as such term is
              defined in Section 514(c)(9) of the Code?
--------------------------------------------------------------------------------
       4.2    Is the Proposed  Tranche II Property  being leased
              back to the  seller  thereof  or to any person who
              bears a  relationship  to the seller  described in
              Section  267(b) or Section  707(b) of the Code and
              the regulations promulgated thereunder?
--------------------------------------------------------------------------------
5.     If the  Company  is to  make a  Tranche  II LSL  Loan  to
       finance a part of the cost of  acquiring a Tranche II LSL
       Property  in  accordance   with  Section  3.6(i)  of  the
       Agreement, the answers to each of the following questions
       must be "Yes".
--------------------------------------------------------------------------------
       5.1    Will the  Company,  the LXP LLC and LXP each treat
              the Tranche II LSL Note as a debt  obligation owed
              to  the  Company,  and  not  as  equity,  for  all
              corporate,   business,   regulatory,    financial,
              accounting,  reporting, tax and any other purposes
              based on the  requirements  of GAAP or  applicable
              tax laws in effect  at the time of the  completion
              of this Schedule 2?
--------------------------------------------------------------------------------
       5.2    Will the  payment  of the  Tranche  II LSL Note be
              superior to all other  corporate  creditors of the
              LXP  LLC,   and  will  the  rights  of  the  other
              corporate  creditors  of the member of the LXP LLC
              be structurally subordinated to the payment of the
              Tranche II LSL Note?
--------------------------------------------------------------------------------
       5.3    Will the Disposition Fee to be paid by the Special
              Purpose  LLC to the Asset  Manager in the event of
              the disposition of the Tranche II LSL Property not
              exceed an amount that could be charged as an arm's
              length fee for the  services to be rendered to the
              Special  Purpose  LLC  by  the  Asset  Manager  in
              connection with such disposition?
--------------------------------------------------------------------------------


----------------------
* The acquisition  parameters set out in Item 2.6, Item 3.1 and Item 3.2 of this
Schedule 2 apply only to Proposed Properties that are to be acquired with "acquisition indebtedness" as such term is defined in Section 514(c)(9) of the Code.


                            Schedule 2 (2 of 2 pages)

--------------------------------------------------------------------------------
       5.4    Based on a market  analysis  of the Tranche II LSL
              Property,  will it be  reasonable  to expect  that
              repayment when due of the full principal amount of
              the  Tranche  II LSL Loan  will be  possible  from
              either  a  refinancing   of  the  Tranche  II  LSL
              Property or a sale of the Tranche II LSL Property?
--------------------------------------------------------------------------------
       5.5    Based on a cash flow  analysis  of the  Tranche II
              LSL Property, will it be reasonable to expect that
              the Net Cash Flow from Operations from the Tranche
              II LSL  Property  will  be  sufficient  to pay the
              interest on the Tranche II LSL Note when due?
--------------------------------------------------------------------------------


                            Schedule 2 (2 of 2 pages)

                                   SCHEDULE 3

                         Form of Acquisition Memorandum
                         ------------------------------





                           ACQUISITION MEMORANDUM FOR

                       LEXINGTON ACQUIPORT COMPANY II, LLC



                   ------------------------------------------
                           [TRANCHE II PROPERTY NAME]

             -------------------------------------------------------

                          [TRANCHE II PROPERTY ADDRESS]



                           ---------------------------

                                     [DATE]


                                   Sched. 3-1

                                Table Of Contents
                                -----------------


SECTION                                                                 Page

I.      INVESTMENT SUMMARY................................................1
II.     INVESTMENT STRUCTURE & RETURNS....................................2
III.    PROPERTY PROFILE..................................................3
IV.     TENANCY...........................................................4
V.      MARKET ANALYSIS...................................................5
VI.     COMPETITION......................................................11
VII.    FINANCIAL ANALYSIS...............................................12
Return Summary...........................................................12
Assumptions to Financial Projections.....................................13
Replacement Cost Analysis................................................14
VIII.   EXHIBITS.........................................................16
A.      LOCATION MAPS....................................................16
B.      FLOOR PLANS......................................................16
C.      LEASE ABSTRACT...................................................16
D.      ACQUISITION PARAMETERS CHECKLIST.................................16


                                   Sched. 3-2

                             I. INVESTMENT SUMMARY

[General description of property, location, tenancy, metropolitan market and competitive submarket]


                                   Sched. 3-3

                       II. INVESTMENT STRUCTURE & RETURNS

[Description of deal structure, purchase price, closing costs, financing considerations, relationship of acquisition cost/sf to replacement cost, etc.]


Returns


--------------------------------------------------------------------------------
Investment Yields                    Unleveraged               Leveraged
--------------------------------------------------------------------------------


Investment Amount

Per Square Foot

Initial Return

5-Year Average Return

10-Year Average Return

IRR (X-year hold) - Nominal

IRR (X-year hold) - Real


--------------------------------------------------------------------------------


                                   Sched. 3-4

                             III. PROPERTY PROFILE

Location & Access


Project History and Ownership


Site and Land Area


Building Description and Size


Parking


Foundations/Flooring


Exterior Walls


Vertical Transportation Systems


HVAC Systems


Electrical


Life Safety


Roofs


Compliance with Americans with Disabilities Act (ADA)


Environmental Inspection


Physical Conditions Report


Five-year Capital Improvements and Major Repairs Budget


                                   Sched. 3-5

                                  IV. TENANCY

Corporate Overview

Tenant Improvement Allowance

Financial Highlights

Description of Divisions


                                   Sched. 3-6

                               V. MARKET ANALYSIS

Market Overview

[Analysis, supported by statistical data (see tables) of metropolitan, county and city historical population, projections for future absorption, employment growth, construction and occupancy]

                                     TABLE 1
              Metropolitan CITY Office Market Trends, 1980-Mid 2000
                                (000 Square Feet)


-------------------------------------------------------------------------------------------------
                             Total                                Vacancy              Net
      Year-End             Inventory        Occupied Area          Rate %           Absorption
-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------
     1986-1990

  Avg. Absorption
-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------
     1991-2000

  Avg. Absorption
-------------------------------------------------------------------------------------------------
     1980-2000

  Avg. Absorption
-------------------------------------------------------------------------------------------------

Source:


                                   Sched. 3-7

                                     TABLE 5
      Metropolitan CITY Employment Trends and Projections, 1980-2005 (000)


-------------------------------------------------------------------------------------------------
                                                                           Compounded Annual
                                                                                Growth
                                                                      ---------------------------
                          Business &                                                      FIRE &
                         Professional                 All                Total           Business
   Year        FIRE        Services      Subtotal    Other     Total   Employment        Services

-------------------------------------------------------------------------------------------------
1980
-------------------------------------------------------------------------------------------------
1985
-------------------------------------------------------------------------------------------------
1990
-------------------------------------------------------------------------------------------------
1995
-------------------------------------------------------------------------------------------------
2000
-------------------------------------------------------------------------------------------------
2005
-------------------------------------------------------------------------------------------------

Source: DRI/McGraw-Hill


                                     TABLE 6
                  Major Private Employers in Metropolitan CITY

--------------------------------------------------------------------------------
Company                                        Number of Employees in
                                                 Metropolitan CITY
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


                                   Sched. 3-8

                                     TABLE 7
       Historical and Projected Metropolitan CITY Office Demand, 1980-2000
                                (000 Square Feet)


-------------------------------------------------------------------------------------------------
   Year-End         Occupied Square          FIRE and        Square Footage       Occupied Square
                        Footage              Business         Per Employee          Footage Per
                                             Services           (Average)           Incremental
                                            Employment                               Employee
-------------------------------------------------------------------------------------------------
1980

-------------------------------------------------------------------------------------------------
1985

-------------------------------------------------------------------------------------------------
1990

-------------------------------------------------------------------------------------------------
1995

-------------------------------------------------------------------------------------------------
2000

-------------------------------------------------------------------------------------------------
Average Annual Absorption 1980-1998
-------------------------------------------------------------------------------------------------
Average Annual Absorption 1999-2000
-------------------------------------------------------------------------------------------------
1999-2000 / 1980-1998
Average Annual Absorption
-------------------------------------------------------------------------------------------------

Source:

                                     TABLE 8
    Estimated and Projected Metropolitan CITY Office Market Trends, 2000-2002
                                (000 Square Feet)


-----------------------------------------------------------------------------------------------------
  Year-End        Total SF       Occupied SF        Occupancy        Projected         Projected
                                                                     Absorption       Construction
                                                      Rate
-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------
Average Annual 2000-2002
-----------------------------------------------------------------------------------------------------

Source:

                                     TABLE 9
 New and Planned Multi-Tenant Office Buildings for Metropolitan CITY, 2001-2003


-----------------------------------------------------------------------------------------------------
   Project        Address         Submarket        Owner/Developer         SF             Year
-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------
Total:
-----------------------------------------------------------------------------------------------------

Source:


                                   Sched. 3-9

                                    TABLE 10
    Expected Multi-Tenant Office Building Construction for Metropolitan CITY,
                             by Submarket, 2001-2004


-----------------------------------------------------------------------------------------------------
              Submarket                   2001       2002     2003      2004         Total
-----------------------------------------------------------------------------------------------------
CBD
-----------------------------------------------------------------------------------------------------
Submarket:

-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------
Total Metropolitan CITY
-----------------------------------------------------------------------------------------------------

Source:

                                    TABLE 11
                   Historical County Market Trends, 1980-2000
                                (000 Square Feet)


-----------------------------------------------------------------------------------------------------
  Year-End      Total Square    Occupied Square          Occupancy            Average Annual
                    Feet             Feet                  Rate                 Absorption
-----------------------------------------------------------------------------------------------------
1980

-----------------------------------------------------------------------------------------------------
1990

-----------------------------------------------------------------------------------------------------
2000

-----------------------------------------------------------------------------------------------------
Average Annual Absorption 1980-2000
-----------------------------------------------------------------------------------------------------

Source:

                                    TABLE 12
             County Share of Metropolitan CITY Absorption, 1980-2000
                                (000 Square Feet)


------------------------------------------------------------------------------------------------

                                                                     County Share
                                                   ---------------------------------------------

                      Metropolitan CITY Avg.         Average Annual Net
    Time Period        Annual Absorption                 Absorption                Percent
------------------------------------------------------------------------------------------------
     1980-1990

------------------------------------------------------------------------------------------------
     1990-2000

------------------------------------------------------------------------------------------------
     1980-2000

------------------------------------------------------------------------------------------------

Source:


                                   Sched. 3-10

                                    TABLE 13
                     County Office Space by Class, June 2000
                                (000 Square Feet)


-------------------------------------------------------------------------------------------
                   Class A                                     Class B & C
-------------------------------------------------------------------------------------------
 Total Square      Occupied       Occupancy    Total Square     Occupied       Occupancy
     Feet         Square Feet       Rate           Feet        Square Feet       Rate
-------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------
Source:

                                    TABLE 14
      Historical and Projected Office Using Employment in County, 1980-2005
                                 (000 Employees)



-------------------------------------------------------------------------------------------

                                                               Compounded Annual Growth
                                                           --------------------------------
                  Business &                                               FIRE & Business
                 Professional                All               Total        & Professional
  Year    FIRE    Services      Subtotal    Other   Total    Employment        Services
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------
Source:  DRI/McGraw-Hill



                                    TABLE 15
       Historical and Projected County Office Employment Trends 1980-2002
                                (000 Square Feet)


--------------------------------------------------------------------------------------------
                                        FIRE and
                                       Business &                         Occupied Square
                                      Professional      Square Footage      Footage per
                Occupied Square         Services        Per Employee        Incremental
  Year-End          Footage            Employment         Average            Employee
--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------
Average Annual Absorption 1980-1998
--------------------------------------------------------------------------------------------
Average Annual Absorption 1998-2002
--------------------------------------------------------------------------------------------
1980-1998/1998-2002
--------------------------------------------------------------------------------------------

Source:


                                   Sched. 3-11

                                    TABLE 16
         Estimated and Projected County Office Market Trends, 2000-2002
                                (000 Square Feet)


--------------------------------------------------------------------------------------------
                Total
               Square      Occupied      Occupancy         Projected         Projected
  Year-End      Feet      Square Feet      Rate            Absorption      Construction
--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------
Average Annual 2000-2002
--------------------------------------------------------------------------------------------

Source:


                                   Sched. 3-12

                                 VI. COMPETITION

Market Synopsis


New Construction


Investment Sales


------------------------------------------------------------------------------------------------
                             Purchase      Square    Price ($ in
           Name                Date       Footage        MM)       Price/SF         Buyer
------------------------------------------------------------------------------------------------








------------------------------------------------------------------------------------------------

Competitive Position



Competitive Project Analysis


------------------------------------------------------------------------------------------------
                                                   Current     Number
                                   Total Square   Occupancy      of     Year    Current Asking
     Building           Class         Feet          Rate      Floors    Built     Rents - 2001
------------------------------------------------------------------------------------------------








------------------------------------------------------------------------------------------------

Source:


                                   Sched. 3-13

                             VII. FINANCIAL ANALYSIS

[Return Summary]



                                   Sched. 3-14

Assumptions to Financial Projections

Projection Period:

Residual Cap rate:

Residual Calculation:

Sales Cost:

Market Rents:

Tenant Option:

Expense Recoveries:

Expense Growth:

Operating Expenses:

Real Estate Taxes:

Management Fee:

Vacancy Allowance:

Renewal Probability:

Downtime:

Tenant Improvements:

Leasing Commissions:

Capital Improvements:      Year:       Item                Estimated Amount
                           ----        ---------------     -----------------
                           2002
                           2003
                           2004
                           2005
                           2006

                           Total


Capital Reserve:



                                   Sched. 3-15

Replacement Cost Analysis:

--------------------------------------------------------------------------------
                                                          $/SF
--------------------------------------------------------------------------------
Land Acquisition Cost

Building Shell & Core

Site Improvements/Parking

Tenant Improvements

Contingencies (5%)

Total Hard Costs

Architectural & Engineering

Legal/Permits

Real Estate Taxes

Marketing/Advertising

Leasing Commissions

Constr. Period Taxes & Insurance

Financing Fees (1%)

Developer's Fee & Overhead (6%)

Interest Carry

Total Soft Costs
--------------------------------------------------------------------------------

Total Development Cost

Operating Profit/Loss

Net Development Cost
--------------------------------------------------------------------------------


                                   Sched. 3-16

Estimated Required Gross Effective Rent

--------------------------------------------------------------------------------
                            Assumption                                $/SF
--------------------------------------------------------------------------------
Required Return/Net Rent

Operating Expenses/Taxes

Less Parking Income

Gross Effective Rent

Vacancy Factor
--------------------------------------------------------------------------------
Required Gross Effective Rent
--------------------------------------------------------------------------------


                                   Sched. 3-17

VIII.   EXHIBITS

               A.     LOCATION MAPS

               B.     FLOOR PLANS

               C.     LEASE ABSTRACT

               D.     ACQUISITION PARAMETERS CHECKLIST




                                   Sched. 3-18

                                  SCHEDULE 3.5

                             Model of an Annual Plan
                             -----------------------


                    [SCHEDULE BEGINS ON THE FOLLOWING PAGE.]



                                  Sched. 3.5-1

                        LEXINGTON ACQUIPORT COMPANY, LLC



                               2000 BUSINESS PLAN



                                   PROPERTY 1
                                   PROPERTY 2
                                   PROPERTY 3
                                   PROPERTY 4
                                   PROPERTY 5










                                  November 1999

                        LEXINGTON ACQUIPORT COMPANY, LLC


                               2000 BUSINESS PLAN

                                TABLE OF CONTENTS
                                -----------------



o        Investment Description
o        Portfolio Description
o        Operating Trends
o        Portfolio Market Value and Geographic Composition
o        Portfolio Objectives
o        Investment Recommendations
o        Market Commentary
         Economic Review
         Capital Markets Review
         Office Market Considerations
o        Portfolio Financial Information
         1999 Forecast vs. 1999 Budget
         1999 Forecast vs. 2000 Budget
         Five Year Capital Budget
o        Insurance
o        Property Management

2000 Business Plans
o        Property 1
o        Property 2
o        Property 3
o        Property 4
o        Property 5

Executive Summary

o        Investment Description

The LEXINGTON ACQUIPORT COMPANY, LLC (the "Company") acquired its first investment in MM/YY and consists of X properties with a gross market value of $XXX million for the period ending December 31, 2000. The Company holds a XX% equity interest in all investments utilizing Section 501 title holding company investment vehicles.

o        Portfolio Description

The 2000 portfolio of assets managed by the Company includes x buildings representing x sf located in City 1, City 2, City 3, City 4, City 5. The Company holds a x% equity interest in all these properties.

Portfolio Diversification based on Net Real Estate Value (Investment in Real Estate Less Mortgages) of $XXX.X million as of December 31, 2000 is as follows:

Segmentation by Geographic Region           Segmentation by Property Type





[GRAPHIC OMITTED]




o        Operating Trends

Portfolio occupancy at year-end 2000 is forecasted to be --%, and is budgeted to rise to __% at year-end 2000. Net operating income is budgeted to be $__million in 2000, which represents a --% increase over forecasted net operating income during 1999. Net income is budgeted to produce a --% income yield on the Company's equity investment in 2000.

o        Operating Trends (CONT.)

The portfolio's budgeted income return for 2000 is --%, which is _% lower than the 1999 forecasted returns, due to the forecasted sale of Property 1 and Property 2 in the third quarter of 2000. The forecasted total return, before fees, in 1999 is --%, representing net operating income return of --% and an appreciation return of --%.

Company Return                      1999       FY2000     FY2000     2000
Highlights(1)                       Actual     Forecast   Budget     Plan
Income Return                       %          %          %          %
Appreciation Return                 %          %          N/A        N/A
Total Return Before Fees            %          %          N/A        N/A
Total Return After Fees             %          %          N/A        N/A
(1) Returns are presented in accordance with AIMR standards, and were calculated on a quarterly compounded basis.

Annualized Returns as of September 30, 1999 compared to NCREIF benchmark
------------------------------------------------------------------------




[GRAPHIC OMITTED]





Annual Returns
--------------




[GRAPHIC OMITTED]



Portfolio Market Value and Geographic Composition
December 31, 1999

Property Name/Location  Square Feet    Acquisition   Book Value         Gross Market Value
                       % of Portfolio     Date     % of Portfolio         % of Portfolio              1999
                                                                    ----------------------------  Appreciation
                                                                        1998           1999      % of Portfolio
-----------------------------------------------------------------------------------------------------------------
  Industrial Properties
Property 1                     892,943      x         $ 31,072,586    $ 32,500,000   $ 33,000,000     $   500,000
Property 1 Location              51.8%                       25.0%           24.0%          23.7%           14._%
  Retail Properties
Property 2                     358,815      x         $ 28,016,295    $ 34,000,000   $ 35,000,000     $ 1,000,000
Property 2 Location              20.8%                       22.5%           25.1%          25.2%           29._%
  Office Properties
Property 3                     328,724      x         $ 34,555,371    $ 36,100,000   $ 37,000,000     $   900,000
Property 3 Location              19.1%                       27.8%           26.6%          26.6%           26._%
Property 4                     142,903      x         $ 30,716,156    $ 33,000,000   $ 34,000,000     $ 1,000,000
Property 4 Location               8.3%                       24.7%           24.3%          24.5%           29._%

                             1,723,385                $124,360,408    $135,600,000   $139,000,000     $ 3,400,000
                                100.0%                      100.0%          100.0%         100.0%          100.0%


o        Portfolio Objectives

The Company's portfolio objectives for 2000 are as follows:

o        Sale of Property 1 and Property 2.

o        Acquisition of Property 6 and Property 7 in first quarter 2000.

o        Total equity investment of $x million by year-end 2000.

o        Re-finance Property 3.

o        Investment Recommendations

HOLD
----

- -Property 3:

[Discussion]

- Property 4:

[Discussion]

- Property 5:

[Discussion]

SELL
----

- Property 1

[Discussion]

- Property 2

[Discussion]

BUY
---

- Property 6

[Discussion]

- Property 7

[Discussion]

o        Market Commentary

- Economic Review

Economic expansion has continued throughout the US year-to-date, with unemployment dropping to 4.3% in May 1999, a 28 year record low. This has not hindered economic expansion, as businesses continued to add new jobs across all regions and all industries. This expansion has continued without inflationary worries, despite recent wage increases. The impact on the national office market has been a contraction of available space, resulting in record low vacancy rates in many metropolitan areas. Low vacancy rates have contributed to rising rent levels approaching replacement cost, in many areas. New construction has begun in earnest, with the real threat of overbuilding in some markets.

Looking forward, we project sustained growth, albeit at a slower rate of growth than that experienced over the past five years.


                                Company Portfolio
                                   Market Data
                           Table 1 - Population Trends

                                     Property 1           Property 2           Property 3           Property 4
                                     ----------           ----------           ----------           ----------
Year                   USA         MSA      County      MSA      County      MSA      County      MSA       County
---------------------------------------------------------------------------------------------------------------------
1980                227,420,000  8,280,000   259,700  2,252,000   595,000  4,000,000 1,651,000    938,000    775,900
1990                249,770,000  8,542,000   265,400  2,988,000   655,000  5,000,000 1,947,400  1,011,000    829,100
1998                270,280,000  8,616,000   277,200  3,720,000   736,900  6,000,000 2,125,500  1,095,000    879,700
2005                286,260,000  8,637,000   291,800  4,230,000   797,500  6,500,000 2,282,100  1,148,000    909,900

Annual Change
-------------
1980-1990                  0.9%       0.3%      0.2%       2.9%      1.0%       2.3%      1.7%       0.8%       0.7%
1990-1998                  1.0%       0.1%      0.5%       2.8%      1.5%       2.3%      1.1%       1.0%       0.7%
1998-2005                  0.8%       0.0%      0.7%       1.9%      1.1%       1.2%      1.0%       0.7%       0.5%

MSA Historic and Projected Population Trends, 1980-2005   County Historic and Projected Population Trends, 1980-2005

[GRAPIC OMITTED]








Source


                                Company Portfolio
                                   Market Data
                           Table 2 - Employment Trends

                                     Property 1           Property 2           Property 3           Property 4
                                     ----------           ----------           ----------           ----------
Year              United States   MSA 1     County     MSA 2     County     MSA 3     County     MSA 4      County
---------------------------------------------------------------------------------------------------------------------
1980                 90,867,000  3,747,800    82,000  2,252,000   595,000  4,000,000   730,600    362,400     330,500
1990                109,679,000  4,094,000   101,000  2,988,000   655,000  5,000,000   881,400    478,300     433,700
1998                125,690,500  3,977,800   102,500  3,720,000   736,900  5,000,000   985,700    564,800     504,100
2005                136,783,000  4,122,600   114,400  4,230,000   797,500  6,000,000 1,091,600    607,200     537,100

Annual Change
-------------
1980-1990                  1.9%       0.9%      2.1%       2.9%      1.0%       2.3%      1.9%       2.8%       2.8%
1990-1998                  1.7%      -0.4%      0.2%       2.8%      1.5%       0.0%      1.4%       2.1%       1.9%
1998-2005                  1.2%       0.5%      1.6%       1.9%      1.1%       2.6%      1.5%       1.0%       0.9%

MSA Historic and Projected Population Trends, 1980-2005   County Historic and Projected Population Trends, 1980-2005

[GRAPHIC OMITTED]












Source



                                                    UMWA Portfolio
                                                     Market Data
                        Table 3 - Employment by Major Industry in the United States, 1980-2005

                                                                                          Annual % Growth
Industry Groups                1980         1990         1998         2005       1980-1990   1990-1998   1998-2005
---------------------------------------------------------------------------------------------------------------------
Manufacturing                20,366,000   19,114,575   18,795,400    18,482,000       -0.6%       -0.2%        -0.6%
Mining                        1,037,000      706,993      582,300       494,500       -3.8%       -2.7%        -5.3%
Construction                  4,315,000    4,999,498    5,876,200     6,243,600        1.5%        2.3%         2.0%
Transportation & Utilities    5,129,000    5,788,403    6,521,300     6,753,900        1.2%        1.7%         1.2%
FIRE                          5,159,000    6,692,003    7,236,300     7,722,200        2.6%        1.1%         2.2%
Trade                        20,386,000   25,866,245   29,270,400    31,373,700        2.4%        1.8%         2.3%
Services                     17,881,000   27,876,076   37,304,800    43,486,000        4.5%        4.3%         5.2%
Government                   16,589,000   18,641,392   20,103,800    22,233,100        1.2%        1.1%         3.4%
TOTAL                        90,862,000  109,685,185  125,690,500   136,789,000        1.9%        2.0%         2.9%

Employment by Major Industry in the United States, 1980-2005  Employment by Major Industry in the United States, 1980-2005

[GRAPHIC OMITTED]








Source

-     Capital Markets Review

Real estate capital market indices point to continued upward pressure on real estate values. Capital flows to real estate in 1996 increased the estimated size of the institutional real estate capital market to almost $1.5 trillion--$83 billion (or 5.9%) larger than it was at year-end 1995. This capital market grew by another $21.5 billion (or 1.4%) during the first quarter of 1997.


--------------------------------------------------------------------------------------------------------------------
                                                              Table A
                                    SIZE OF THE INSTITUTIONAL REAL ESTATE MARKET, YEAR-END 1993 - 1996
                                                            (In $Billions)
--------------------------------------------------------------------------------------------------------------------
                                                                                      Annual
                                         Year-end                  Year-end        Growth Rate       Growth Rate
                                         --------                  --------        -----------       -----------
                                  1993             1995              1996          12/93-12/96       12/95-12/96

Private Equity
--------------------------------------------------------------------------------------------------------------------
  Pension Funds                   $93.3            $107.9            $122.5             9.5%             13.5%
--------------------------------------------------------------------------------------------------------------------
  Foreign Investor                 28.6              28.6              28.5            -0.1%             -0.3%
--------------------------------------------------------------------------------------------------------------------
  Private Financial Inst.          37.7              20.2              16.8           -23.6%            -16.8%
--------------------------------------------------------------------------------------------------------------------
  Life Insurance Companies         36.1              36.2              35.4             -0.7             -2.2%
--------------------------------------------------------------------------------------------------------------------
  Private Investors               221.1             218.9             227.1             0.9%              3.7%
--------------------------------------------------------------------------------------------------------------------
    Subtotal                     $416.8            $411.8            $430.3             1.1%              4.5%
--------------------------------------------------------------------------------------------------------------------
Public Equity
--------------------------------------------------------------------------------------------------------------------
  REITs                           $28.2             $54.1             $84.0            48.9%             55.3%
--------------------------------------------------------------------------------------------------------------------
  Public Limited
  Partnerships                     15.4               9.0               5.9           -27.3%            -34.4%
--------------------------------------------------------------------------------------------------------------------
    Subtotal                      $43.6             $63.1             $89.9            27.3%             42.5%
--------------------------------------------------------------------------------------------------------------------
Total Equity                     $460.4            $474.9            $520.2             4.2%              9.5%
--------------------------------------------------------------------------------------------------------------------
Private Debt
--------------------------------------------------------------------------------------------------------------------
  Life Insur. Co.'s              $207.0            $196.4            $183.2            -4.0%             -6.3%
--------------------------------------------------------------------------------------------------------------------
  Banks & Mortgage                374.3             407.8             432.4             4.9%              6.0%
--------------------------------------------------------------------------------------------------------------------
  S&Ls & Mutual Savings           119.0             102.9             102.8            -4.8%             -0.1%
--------------------------------------------------------------------------------------------------------------------
  Pension Funds                    23.3              27.0              26.9             4.9%             -0.4%
--------------------------------------------------------------------------------------------------------------------
    Subtotal                     $723.6            $734.1            $745.3             1.0%              1.5%
--------------------------------------------------------------------------------------------------------------------
Public Debt
--------------------------------------------------------------------------------------------------------------------
  Government Credit
  Agencies                       $115.8            $105.2            $105.3            -3.1%              0.1%
--------------------------------------------------------------------------------------------------------------------
  Common Mortgage Sec.             56.0              88.4             113.9            26.7%             28.8%
--------------------------------------------------------------------------------------------------------------------
  Mortgage REITs                    3.3               3.4               4.8            13.3%             41.2%
--------------------------------------------------------------------------------------------------------------------
  Public R.E. Ltd. Part.            2.9               2.3               1.9           -13.1%            -17.4%
--------------------------------------------------------------------------------------------------------------------
    Subtotal                     $178.0            $199.3            $225.9             8.3%             13.3%
--------------------------------------------------------------------------------------------------------------------
Total Debt                       $901.6             933.4             971.2             2.5%              4.0%
--------------------------------------------------------------------------------------------------------------------
TOTAL CAPITAL                  $1,362.0          $l,408.3          $1,491.4             3.1%              5.9%
--------------------------------------------------------------------------------------------------------------------



Source: Institutional Real Estate, Inc./Roulac Group and Clarion Partners

The largest growth is occurring among equity REITS, whose equity grew by 55.3% during 1996 and whose three-year growth rate between year-end 1993 and year-end 1996 was 48.9%. Pension fund equity grew by $14.6 billion (or 13.5%) during 1996 and added $7.4 billion during the first quarter of 1997.

The result of this capital flow has been sharpened competition for product, a decline in yield expectations and a rise in prices. In the public markets, shareholder interest in REITs (influenced by the Dow Jones 1.8% dividend yield) has led to steady reduction in most REIT dividend yields (see Table B) and to a consequent ability of REITs to bid aggressively for product.

-------------------------------------------------------------------------------
                                     Table B
            REIT DIVIDEND YIELDS BY SELECTED COMPANY OR PROPERTY TYPE
                         MAY 5,1997 and OCTOBER 28,1997
-------------------------------------------------------------------------------
                                               Dividend Yields 1997
-------------------------------------------------------------------------------
Company/Property Type               May 5          October 28
-------------------------------------------------------------------------------
         Apartment                  7.1%              6.5%
-------------------------------------------------------------------------------
         Regional Mall              7.7%              7.0%
-------------------------------------------------------------------------------
         Office/Industrial          5.8%              6.2%
-------------------------------------------------------------------------------
         Hotel                      5.5%              5.3%
-------------------------------------------------------------------------------
----------------
Source:  Merrill Lynch Comparative Valuation REIT Weekly

As a result, in almost all property types investors are expecting lower cap rates and IRRs today than they were expecting a year ago, resulting in capital appreciation for most investment-worthy real estate nationwide. (See Table C.)

-------------------------------------------------------------------------------
                                    Table C
                           REAL ESTATE YIELD INDICES,
                     3rd QUARTER 1996 AND 3rd QUARTER 1997
-------------------------------------------------------------------------------
                             Overall Cap Rate                  IRR
                             ----------------                  ---
Property Type            3rd Q 1996   3rd Q 1997      3rd Q 1996 3rd Q 1997
-------------------------------------------------------------------------------
Retail
-------------------------------------------------------------------------------
     Regional Mall          8.6%         8.3%            11.6%     11.5%
-------------------------------------------------------------------------------
     Power Centers          9.5%         9.6%            11.3%     11.3%
-------------------------------------------------------------------------------
     Strip Centers          9.8%         9.8%            11.5%     11.5%
-------------------------------------------------------------------------------
Office
-------------------------------------------------------------------------------
     Downtown               9.5%         9.3%            11.9%     11.7%
-------------------------------------------------------------------------------
     Suburban               9.4%         9.2%            11.7%     11.4%
-------------------------------------------------------------------------------
Apartments                  9.0%         8.9%            11.3%     11.2%
-------------------------------------------------------------------------------
Industrial                  9.2%         9.0%            11.2%     11.1%
-------------------------------------------------------------------------------
Hotel
-------------------------------------------------------------------------------
     Full Service          10.5%        10.2%            14.4%     13.7%
-------------------------------------------------------------------------------
     Limited Service       12.8%        11.7%            16.2%     14.7%
-------------------------------------------------------------------------------
     Luxury                10.4%         8.8%            13.0%     12.8%
-------------------------------------------------------------------------------
-------------------
Source:  Korpacz Real Estate Investor Survey, 3rd Quarter 1997

This capital appreciation, in combination with the revenue/NOI growth currently experienced by most property types (though not all) in most markets, is generating asset value growth today.

The 350 + bp spread between the Dow Jones dividend yield and most REIT yields suggests that investors will continue to invest money into REITs and that REIT dividend yields can drop even lower than today's level, enhancing REITs' ability to compete for product and reducing further the NOI cap rates at which they can buy real estate assets. All this suggests that investment grade real estate values can rise further - barring over-enthusiastic levels of new construction.

A second factor suggests that capital will continue to flow to REITs and to pension fund real estate investors: the aging of the baby boom generation. Between 1995 and 2000, the number of U.S. households headed by a person 45 years old or more will rise by 7,000,000 - a growth rate of 2.2% per year or double the growth rate of households in total. The age cohorts include those with the highest income and net worth and greatest potential for saving and investing.

REITs are continuing to move aggressively to acquire office buildings; pension funds are investing private equity more cautiously, eyeing the possibility of overbuilding, followed by softness in rents and capital appreciation. Suburban markets generally are exhibiting only moderate vacancies while CBDs are more uneven - some doing very well (Boston, San Francisco), others improving (Midtown Manhattan, Chicago), while others lag (Atlanta, Los Angeles).

-        Office Market Considerations

-        Industrial Market Considerations

-        Retail Market Considerations

o Portfolio Financial Information

- 1999 Forecast vs. 1999 Budget

                                                       1999
                                           ----------------------------------
                                               Budget            Forecast
                                           --------------     ---------------
REVENUE
     Base Rent:                              $ 9,369,833         $ 9,364,832
     Expense Recoveries                        1,506,240           1,264,783
     Interest and Other                          119,479             148,383
                                             -----------         -----------
     Gross Revenue                            10,995,552          10,777,998
                                             -----------         -----------
EXPENSES
     Recoverable Expenses                      3,228,281           3,276,756
     Non-Recoverable Expenses                  1,259,253             846,295
                                             -----------         -----------
     Total Expenses                            4,487,534           4,123,051
                                             -----------         -----------
Net Operating Income                           6,508,018           6,654,947
DEBT SERVICE
Interest Expense                               3,083,010           3,082,586
Ground Rent                                      176,232             176,235
                                             -----------         -----------
     Total Debt Service                        3,259,242           3,258,821
                                             -----------         -----------
Net Property Income                          $ 3,248,776         $ 3,396,126
                                             ===========         ===========
Capital Expenditures                         $ 1,834,640         $ 2,081,262
                                             ===========         ===========
Analysis of Book Value:
----------------------
R.E. Book Value - Beginning of Period       $ 76,333,465        $ 76,333,465
     Building Improvements                       975,521             855,890
     Tenant Improvements                         348,213             480,000
     Leasing Commissions                         143,966             371,600
     Other                                        34,630              41,441
                                             -----------         -----------
Gross R.E. Book Value - End of Period       $ 77,835,795        $ 78,082,396
     Mortgage Balance Beg. of Period          34,012,798          34,012,798
     Mortgage Amortization                       332,310             332,331
                                             -----------         -----------
     Mortgage Balance End of Period           33,680,488          33,680,467
                                             -----------         -----------
Net R.E. Book Value - End of Period         $ 44,155,307        $ 44,401,929
                                             ===========         ===========

Comparison of 1999 Budget to 1999 Forecast
------------------------------------------

Net property income forecasted for 1999 is $X million, or x% ahead of budget. This favorable variance was primarily due to timing differences in budgeted capital projects.

o Portfolio Financial Information (CONT.)

- 1999 Forecast vs. 2000 Budget

                                                 2000                1999
                                                Budget             Forecast
                                             --------------     ---------------
REVENUE
     Base Rent:                                $ 9,369,833         $ 9,364,832
     Expense Recoveries                          1,506,240           1,264,783
     Interest and Other                            119,479             148,383
                                               -----------         -----------
         Gross Revenue                          10,995,552          10,777,998
                                               -----------         -----------
EXPENSES
     Recoverable Expenses                        3,228,281           3,276,756
     Non-Recoverable Expenses                    1,259,253             846,295
                                               -----------         -----------
     Total Expenses                              4,487,534           4,123,051
                                               -----------         -----------
Net Operating Income                             6,508,018           6,654,947
DEBT SERVICE
Interest Expense                                 3,083,010           3,082,586
Ground Rent                                        176,232             176,235
                                               -----------         -----------
     Total Debt Service                          3,259,242           3,258,821
                                               -----------         -----------
Net Property Income                            $ 3,248,776         $ 3,396,126
                                               ===========         ===========
Capital Expenditures                           $ 1,834,640         $ 2,081,262
                                               ===========         ===========
Analysis of Book Value:
----------------------
R.E. Book Value - Beginning of Period          $76,333,465         $76,333,465
     Building Improvements                         975,521             855,890
     Tenant Improvements                           348,213             480,000
     Leasing Commissions                           143,966             371,600
     Other                                          34,630              41,441
                                               -----------         -----------
Gross R.E. Book Value - End of Period          $77,835,795         $78,082,396

     Mortgage Balance Beg. of Period            34,012,798          34,012,798
     Mortgage Amortization                         332,310             332,331
                                               -----------         -----------
     Mortgage Balance End of Period             33,680,488          33,680,467
                                               -----------         -----------
Net R.E. Book Value - End of Period            $44,155,307         $44,401,929
                                               ===========         ===========

Notes to 1999 Forecast vs. 2000 Budget:
--------------------------------------

The 2000 operating plan includes the following expenditures: $- ($/property) for a financial audit of each ownership entity's tax returns and year-end audits. Financial statements will be issued in March 2000.

All properties are in compliance with the access requirements of the Americans with Disabilities Act ("ADA").There are no known environmental conditions at any of the properties. There is currently no significant litigation involving the portfolio or any of its assets.

o Portfolio Financial Information (CONT.)

- Five Year Capital Budget

Over the next five years, $-- million is projected to be expended on leasing costs and building improvements. Of this amount, $-- million, or x%, represents the recommended capital budget for 2000. The largest capital project planned for 2000 is the renovation of Property 3, a project that will take approximately 6 months to complete, but which will be accrued for in 2000.


                                             1999        1999        2000       2001-2004        Total
                                             ----        -----       ----       ---------        -----
                                            Budget     Forecasted   Budget
                                            ------     ----------   ------
LEASING
Tenant Improvements(incl. Legal)          $ 382,843    $ 521,441   $ 1,056,221  $ 3,097,109   $ 4,153,330
Leasing Commissions                         143,966      371,600        67,660    1,586,945     1,654,605
                                          ---------    ---------   -----------  -----------   -----------
BUILDING IMPROVEMENTS
Property 1
Property 2
Property 3
Property 4
Property 5



Notes to Five Year Capital Budget:
---------------------------------

o Insurance

All properties are insured under the Company's master program under a one year term commencing June 30, 1999. Primary insurance carriers have a Best's rating of at least A XII. Coverages for each property are as follows:

[insert chart for coverages for all properties]

o Property Management

Properties 1, 2 and 3 are managed by the Company. Management fees are equal to X% of NOI for each of these properties, pursuant to the Management Agreement dated ________.

Properties 4 and 5 are managed by Corporation X pursuant to the Agreement dated ________. Annual management fees are equal to X% NOI for each of these properties.

                                      TAB 2



                               2000 BUSINESS PLAN



                                   PROPERTY 1
                                   CITY, STATE

2000 Business Plan

o    Summary

     -   Description (See Exhibit A)

         Property 1 is a 12-story, 218,894 sf office building with retail on the ground level (14,307 sf) and four levels of underground parking. The offices are fully leased to Tenant 1 under a lease expiring [date 1]. It is located on Avenue in the heart of the Central Business District ("CBD") of City, State and offers proximity to numerous restaurants, shopping and other amenities. The Company has a 100% fee interest in Property 1.

     -   Operating Trends

         Net Operating Income ("NOI") increased from $-- million at year-end 1998 to $-- million forecast at year-end 1999, primarily due to contractual step-up in Tenant's rent commencing June 1999. Our estimate of the value of the Company's interest in Property 1 is $X, an increase of X% from a year ago. NOI is budgeted to increase in 2000 to $-- million (an increase of --%), due primarily to the -----. The forecast total return for 1999 is ---%, representing an income return of ---% and capital appreciation of ---%.

     -   Objectives

         The objective for 2000 is to sell the Property at the highest achievable price. In order to accomplish this goal, the Company will:

         o Engage an exclusive broker to oversee the investment sales process and ensure maximum exposure of the Property to the investment community.

     -   Investment Recommendation

         Market the property for sale in 2000.

MARKET COMMENTARY
-----------------

o    Competitive Properties (See Exhibit -)

o    Market Rental Growth

Over xx million sf of new space (both new construction and redevelopment) is slated for completion by the end of 1999. This sharp increase in new construction is not expected to have a significant impact on vacancy however, as approximately 76% of the space under construction is already pre-leased. Asking full-service rental rates at the new (or redeveloped) properties range from $28-$30/sf at 1401 K Street to $38-$40/sf at 1717 Pennsylvania Avenue.

Given current tenant demand and the lack of contiguous blocks of high quality office space available to large users, the supply of new office space scheduled for delivery in the City is expected to have a minimal effect on the market. Accordingly, the Company projects that the vacancy rate will remain at its current level of 10% in 2000 and market rates will grow approximately 3% p.a.

                     Property Status and 2000 Operating Plan

                                      (Tab)

PROPERTY STATUS AND 2000 OPERATING PLAN
---------------------------------------

o    Management

     LA Company, a division of Lexington Properties Trust, manages the Property for an annual management fee of X% of base rent collections, under a contract expiring April 30, 2000. In anticipation of a sale in 2000, this contract will not be extended.

o    Marketing

     In light of the recommended sale of the Property, $X is budgeted for marketing expenses.

o    Operations

     Property 1 is leased on a triple net lease basis, therefore all operating contracts are held directly by the Tenant.

o    Real Estate Taxes

     The assessment for the 2000 Tax Year (10/l/98 through 9/30/99) remains unchanged from last year's assessed value of $X. The Company has determined that an appeal of this assessed value is not warranted. The budgeted tax rate is expected to remain at $2.15/$100 of value for tax year 2000.

     The 2000 budgeted amount for Real Estate Taxes is $X and includes $X ($.X/sf) for the newly created Business Improvement District ("BID").

o    Capital Improvements

    ---------------------------------------------------------------------------
    Project            Amount           Description
    ---------------------------------------------------------------------------

    ---------------------------------------------------------------------------

-----------------------------

o    1999 Forecast and 2000 Operating Budget

                                                            1999                  2000                    2000
                                                          Forecast               Budget                 Budget/sf
                                                         -----------          ------------             -----------
REVENUE
-------
    Base Rent                                            $ 5,537,967          $  6,225,995             $   28.47
    Operating Expense                                         39,942               102,612                  0.47
    Real Estate Tax Recoveries                                52,425                39,384                  0.18
    Utilities Recoveries                                      95,364                96,042                  0.44
    Parking                                                  350,789               355,800                  1.63
    Storage & Other                                           35,801                30,346                  0.14
    Interest Income                                           87,112                36,228                  0.17
                                                         -----------          ------------             -----------
        Gross Revenue                                      6,199,400             6,886,407                 31.49
                                                         -----------          ------------             -----------

EXPENSES
--------
    Repairs & Maintenance                                    351,744               291,276                  1.33
    Utilities                                                208,184               260,324                  1.19
    Security                                                 124,204               151,364                  0.69
    Cleaning                                                 241,351               247,279                  1.13
    General & Administrative                                  87,545                86,236                  0.39
    Management Fee                                            93,986               102,110                  0.47
                                                         -----------          ------------             -----------
        Total Operating Expenses                           1,107,014             1,138,589                  5.21

    Real Estate Taxes                                        844,132               788,627                  3.61
    Insurance                                                 22,362                19,248                  0.09
    Tenant Utilities                                          99,921                96,041                  0.44
    Advertising & Marketing                                   21,955                25,545                  0.12
    Parking                                                    3,719                12,040                  0.06
    Bad Debt Expense                                          16,714                33,516                  0.15
    Professional                                              18,726                26,088                  0.12
    Leasing Expense                                                -                     -                  0.00
    Miscellaneous                                             41,262                22,785                  0.10
                                                         -----------          ------------             -----------
        Total Expenses                                     2,175,805             2,162,479                  9.89
                                                         -----------          ------------             -----------

Net Operating Income                                     $ 4,023,595          $  4,723,928             $   21.60
                                                         ===========          ============             ===========

Net Property Income                                      $ 4,023,595          $  4,723,928
                                                         ===========          ============

CAPITAL EXPENDITURES
--------------------
    Building Improvements                                $   379,078          $    142,000
    Tenant Improvements                                      325,847               714,140
    Leasing Commissions                                      102,442               324,569
    Other                                                     35,054                30,472
                                                         -----------          ------------
        Total Capital Expenditures                       $   842,421          $  1,211,181
                                                         -----------          ------------
                                                         ===========          ============

-----------------------------

o    Comparison of 1999 Proforma to Forecast

REVENUE

     Base Rent

        1997              1999                   $                %
      Forecast           Budget               Change            Change
      --------           ------               ------            ------
     $5,537,967         $6,225,995           $688,028            12%

The 1999 budget is greater than forecast due to ATMI's rent being partially abated in 1997 ($400,509). Additionally, all vacant space is projected to be leased in 1999.

     Operating Expense Recoveries

        1997              1999                   $                %
      Forecast           Budget               Change            Change
      --------           ------               ------            ------
      $39,942           $102,612             $62,670             157%

The 1997 forecast is less than the 1999 budget due to real estate tax appeal refunds from 1993, 1994, and 1995 being passed through to the tenants in 1997. The refund, totaling $133,600, was underestimated in 1996.

     Interest Income

        1997              1999                   $                %
      Forecast           Budget               Change            Change
      --------           ------               ------            ------
      $87,112            $36,228             ($50,884)           (58%)

The 1997 forecast includes $46,300 in interest from the 1993 and 1994 real estate tax appeal refunds.

EXPENSES

     Repairs & Maintenance

        1997              1999                   $                %
      Forecast           Budget               Change            Change
      --------           ------               ------            ------
      $351,744          $291,276             ($60,468)          (17%)

The 1997 forecast is greater than budget due to the building management system cost being partially incurred in 1997 instead of 1996 as budgeted ($22,700). One-time building, landscaping, and electrical repairs were incurred in 1997 ($36,400).

FINANCIAL INFORMATION
---------------------

o    1999 Forecast vs. Budget

     Utilities

        1997              1999                   $                %
      Forecast           Budget               Change            Change
      --------           ------               ------            ------
      $208,184          $260,324             $52,140             25%

     The budget exceeds forecast due to higher occupancy.

     Security

        1997              1999                   $                %
      Forecast           Budget               Change            Change
      --------           ------               ------            ------
      $124,204          $151,364             $27,160             22%

     The 1999 budget exceeds forecast due to the increase of security service to twenty-four hours a day.

CAPITAL EXPENDITURES

     Building Improvements

        1997              1999                   $                %
      Forecast           Budget               Change            Change
      --------           ------               ------            ------
      $379,078          $142,000            ($237,078)           (63%)

     The 1997 forecast includes the elevator control modernization ($181,434) and lobby renovation project ($87,500). In 1999, recaulking of the building exterior and replacement of the sidewalk pavers are projected to occur.

     Tenant Improvements

        1997              1999                   $                %
      Forecast           Budget               Change            Change
      --------           ------               ------            ------
      $325,847          $714,140             $388,293            119%

     The 1999 budget exceeds forecast due to the anticipated lease-up of 5,825 sf on the fourth floor, 4,284 sf on the fifth, and 7,585 sf on the sixth floor.

     Leasing Commissions

        1997              1999                   $                %
      Forecast           Budget               Change            Change
      --------           ------               ------            ------
     $102,442           $324,569             $222,127            217%

     The 1999 budget exceeds forecast due to the anticipated lease-up of vacant space on the fourth, fifth, and sixth floors.

o    FINANCIAL ANALYSIS AND STRATEGY

     Present Value Estimate

     We estimate the present value of Property 1 to be $X ($X/sf), with the 2000 budget showing a net operating income yield of X% on that market value. Our present value estimate was derived from the Base Case financial projections utilizing a ten-year net present value ("NPV") analysis, contained in Exhibit -.

     Hold-Sell Analysis (Exhibit -)

     To evaluate the merits of a sell in 2000 strategy, we have prepared cash flow projections under three scenarios (Base, Optimistic and Pessimistic Cases), with a 10 year holding period assumed in each. The Base Case projection assumes that the Tenant exercises its option to extend its leases for an additional 5 years commencing ______, and also assumes continued recovery of the City market with modest new construction/redevelopment over the next five years. The Optimistic Case assumes greater than projected tenant demand for Class A office product in the City, while the Pessimistic Case assumes that the Tenant does not exercise its option to extend and vacates the Property at lease expiration. The primary assumptions underlying these scenarios are as follows:

                                      Base         Optimistic       Pessimistic
                                      Case           Case              Case
                                      ----           ----              ----
Market Rent

Rent Growth

Operating Expense Growth

Real Estate Tax Growth

Renewal Probability

New Tenant Improvements

Renewal Tenant
Improvements

Standard Lease Term

Downtime at Lease
Expiration

Weighted Average
Downtime

Capital Reserve (2000 $)

Terminal Capitalization Rate

Discount Rate

---------------------------------------

   The following table summarizes the foregoing analysis:

                            NPV          IRR on       Terminal       Average
                         at 12/31/9       $X           Value        NOI Yield
                         ----------       --           -----        ---------
     Base Case              $X            X%            $X            X%

     Optimistic Case        $X            X%            $X            X%

     Pessimistic Case       $X            X%            $X            X%

                                    EXHIBITS

A.       Summary Information

B.       Market Data - Competitive Properties (at 9/30/99)

C.       Floor Plans

D.       Financial Projections

E.       Major Lease Abstracts

                                    Exhibit A

                               Summary Information

                                   PROPERTY 1
                                   City, State

                                    EXHIBIT A
                                    ---------

                               Summary Information
                               -------------------

Location:

Type of Property:

Ownership Interest:

Land Area:

Building Rentable Area:

Major Tenants (SF)
6/30/98

No. of Floors:

Parking:

Date Completed:

Occupancy Rate:
(6/30/99)

Asking Rent:

Add-on Factor:

Acquisition Date:

                                    Exhibit D

                              Financial Projections

                                    Base Case

                                 Optimistic Case

                                Pessimistic Case

                                 SCHEDULE 3.6(i)

                      Leveraged Sale/Leaseback Transactions
                      -------------------------------------


        If the Members elect to utilize leverage in the acquisition of an Approved Tranche II Property that could be purchased by the Company and leased back to the seller (a "Tranche II LSL Property"), such transaction will be accomplished in accordance with the requirements of this Schedule 3.6(i). Any Acquisition Fee earned in connection with such transaction shall be paid by the Company pursuant to the terms of the Agreement.

                1. Formation of LXP LLC and Special Purpose LLC. For each Tranche II LSL Property, LXP will form a separate, bankruptcy remote, special purpose Delaware limited liability company of which LXP shall be the sole member (each, a "LXP LLC"). Also, for each Tranche II LSL Property, the LXP LLC will form a separate bankruptcy remote, special purpose Delaware limited liability company, of which the LXP LLC shall be the sole member (each a "Special Purpose LLC"), to acquire that Tranche II LSL Property and to lease it back to the seller pursuant to a net lease (a "Tranche II LSL Lease"). Each LXP LLC shall be authorized under the terms of its limited liability company operating agreement to receive from the Company the Tranche II LSL Loan applicable to that Tranche II LSL Property and to hold only the membership interests in the Special Purpose LLC formed for that Tranche II LSL Property. Each Special Purpose LLC shall be authorized under the terms of its limited liability company operating agreement to acquire and leaseback only that Tranche II LSL Property.

                2. Acquisition of Tranche II LSL Property. Such Special Purpose LLC shall acquire such Tranche II LSL Property in accordance with the acquisition agreement applicable thereto.

                3. Structure of Financing. The acquisition of Tranche II LSL Properties by the Special Purpose LLCs shall be financed as follows:

                (a) LXP will contribute to the LXP LLC an amount equal to at least five percent (5%) of the cost of acquiring the Tranche II LSL Property (the "LXP Tranche II LSL Contribution"), and the LXP LLC will contribute an amount equal to the LXP Tranche II LSL Contribution to the Special Purpose LLC as a capital contribution. That amount will be applied to acquire the Tranche II LSL Property.

                (b) A portion of the acquisition cost of each Tranche II LSL Property acquired by a Special Purpose LLC shall be financed (and may be refinanced) by a nonrecourse (excepting customary non-recourse carveouts), first mortgage loan (such loan, and any extension, renewal and refinancings thereof, a "First Mortgage Loan") made to such Special Purpose LLC by an unrelated third party mortgage lender in an amount not to exceed an amount that, when added to the aggregate principal amount of all first mortgage loans made to the other Special Purpose LLCs plus the aggregate outstanding principal amount of all financings of Approved Tranche II Properties by the Company, is equal to the lesser of (x) 65% of the sum of the Company's current total capitalization (assuming for the purposes of this calculation only that all of the Special Purpose LLCs then in existence have been consolidated with the Company), and (y) $371,700,000.



                                Sched. 3.6(i)-1

                (c) If the terms of the first mortgage loan for a particular Tranche II LSL Property are acceptable to the Members, then the Company will make a recourse loan (a "Tranche II LSL Loan") to the LXP LLC to finance a portion of the cost of acquiring that particular Tranche II LSL Property (i) in an amount equal to the acquisition cost less the amount of the First Mortgage Loan and less the LXP Tranche II LSL Contribution and (ii) upon the terms set forth in Paragraph 7 below. Each Tranche II LSL Loan will be evidenced by a separate promissory note (an "Tranche II LSL Note"). The LXP LLC shall contribute the amount of the Tranche II LSL Loan to the Special Purpose LLC to pay the balance of the purchase price for that particular Tranche II LSL Property.

                (d) The Fund's share of any Tranche II LSL Capital Contribution required by the Company to fund a Tranche II LSL Loan approved by the Members shall be equal to the product of three-quarter (3/4) multiplied by the sum total of (A) the Tranche II LSL Loan Amount and (B) the LXP Tranche II LSL Contribution. LXP's share of such Tranche II LSL Capital Contribution shall be equal to (x) the product of one-quarter (1/4) multiplied by the sum total of (A) the Tranche II LSL Loan Amount and (B) the LXP Tranche II LSL Contribution, less
(y) the LXP Tranche II LSL Contribution.

                (e) The loan to value ratio for each Tranche II LSL Property may not exceed 95%.

                4. Reduction in Tranche II Capital Commitment. All amounts contributed by LXP to any LXP LLCs pursuant to Paragraph 3(a) above and applied to the costs of acquiring a Tranche II LSL Property shall be deducted on a dollar for dollar basis from LXP's Tranche II Capital Commitment.

                5. Disposition of Tranche II LSL Properties; Disposition Fee. Upon the closing of any sale of a Tranche II LSL Property to an unrelated and unaffiliated third party (or to Net 1 L.P. and Net 2 L.P.), the Asset Manager shall be paid by the Special Purpose LLC a fee (the "Disposition Fee") equal to a percentage of the gross sale price. The Disposition Fee in each case shall be agreed upon by the Members at the time the decision to make a Tranche II LSL Loan is made by the Company and shall not in any case exceed two and one-half percent (2.5%) of the gross sales price. No Disposition Fee will be paid in the event of foreclosure on the Tranche II LSL Note by the Company or termination of the services of the Asset Manager.

                6. Application of Net Cash Flow After Payment of First Mortgage Loan. Each Special Purpose LLC will distribute Net Cash Flow (defined below in Paragraph 11) available after the Special Purpose LLC makes payments of principal and interest on the First Mortgage Loan to the LXP LLC as equity distributions and/or loan repayments.

                7. Terms of Tranche II LSL Loans. Each Tranche II LSL Loan will be made upon the following terms and conditions:

                (a) The Tranche II LSL Loan will be evidenced by a Tranche II LSL Note which shall be substantially in the form attached hereto as Appendix A and made a part hereof.

                (b) The term of each Tranche II LSL Loan will be as agreed upon by the Members. If the Members cannot agree, then such term shall be the greater of (i) the term of the



                                Sched. 3.6(i)-2
corresponding Tranche II LSL Lease plus two years, and (ii) the term of the applicable First Mortgage Loan.

                (c) Each Tranche II LSL Loan shall be recourse to the LXP LLC and shall be secured by a pledge of all of the membership interests of the LXP LLC in the Special Purpose LLC. Each pledge (a "Pledge") shall be substantially in the form attached hereto as Appendix B and made a part hereof.

                (d) The principal amount of each Tranche II LSL Loan shall be paid in a single balloon payment at the end of the term of such Tranche II LSL Loan.

                (e) The principal amount of each Tranche II LSL Loan shall be prepaid upon the earliest to occur of the following events:

                        (i) a call by the Company for prepayment of the Tranche II LSL Loan which call may be made on at least six months' prior written notice;

                        (ii) the sale, exchange or other disposition of the Tranche II LSL Property applicable to such Tranche II LSL Loan;

                        (iii) the dissolution of either the LXP LLC or the applicable Special Purpose LLC and the liquidation of its assets, in which case prepayment shall occur not later than concurrently with distribution of Net Sale Proceeds (defined below in Paragraph 11) to the members of the LXP LLC or the applicable Special Purpose LLC;

                        (iv) the default by the Special Purpose LLC in the performance of its obligations in respect of the First Mortgage Loan, and the exercise of remedies by the lender thereof.

                (f) In the event of an event of default under any Tranche II LSL Loan, the Manager shall notify the Members and the Members shall determine whether or not to have the Company declare that Tranche II LSL Loan in default and to accelerate the indebtedness evidenced thereby.

                (g) Each LXP LLC shall pay interest on the applicable Tranche II LSL Loan in installments and at rates to be determined in accordance with the following principles:

                        (i) Interest only shall be paid in periodic installments. The length of the period shall be agreed upon by the Members. If the Members cannot agree, the interest payments shall be made quarterly. Principal shall be paid in a balloon payment at the end of the term of the Tranche II LSL Loan or at mandatory prepayment.

                        (ii) Each periodic payment of interest payable on each Tranche II LSL Note will consist of (A) an installment calculated by multiplying the principal amount of the Tranche II LSL Loan by an interest rate ("Base Interest"), and (B) an installment ("Cash Flow Interest") calculated by subtracting from the Net Cash Flow the amount of the Base Interest and then multiplying the result of such subtraction by fifty percent (50%). If the projected Net Cash Flow increases or decreases from one



                                Sched. 3.6(i)-3
        period to another due to increases or decreases in rental income or for any other reason, installments of Base Interest and Cash Flow Interest will be separately calculated for each periodic increase or decrease in projected Net Cash Flow.

                        (iii) The total projected amount (the "Total Interest Amount" or "TIA") of each periodic installment of Base Interest (the "Base Interest Amount" or "BIA") and Cash Flow Interest (the "Cash Flow Interest Amount" or "CFIA") on each Tranche II LSL Loan will be equal to a percentage of projected Net Cash Flow for such period; such percentage (the "Participation Percentage" or "PP%") to equal the percentage derived by dividing (A) the principal amount of the Tranche II LSL Loan by (B) the sum of the principal amount of the Tranche II LSL Loan plus the amount of the LXP Tranche II LSL Contribution. If the projected Net Cash Flow will increase or decrease from one period to another due to increases or decreases in rental income under the terms of the corresponding Tranche II LSL Lease, such changes shall be taken into account on a present value basis in determining the Total Interest Amount or TIA, the Base Interest Amount or BIA, the Cash Flow Interest Amount or CFIA, and the Participation Percentage or PP% at the time the Tranche II LSL Loan is made.

                        (iv) The Base Interest Amount will be that amount that, when added to the Cash Flow Interest Amount, will equal the projected Total Interest Amount. The calculation is demonstrated on Appendix 3.6(i)-A attached to this Schedule 3.6(i) and made a part hereof.

                        (v) The total of Base Interest and Cash Flow Interest will be capped at 17% per annum.

                        (vi) Installments of Cash Flow Interest for any period for which there is no positive Net Cash Flow shall be excused, and, during the last twenty-four (24) months of the term of the Tranche II LSL Loan, periodic payments of Base Interest for each payment period within such 24-month period shall be deferred to the Maturity Date (or the date of any earlier prepayment) to the extent that the amount of Net Cash Flow for any period is insufficient to pay the full amount of Base Interest due for such Period. The amount of deferred Base Interest shall be paid in full on the Maturity Date or on the date of any earlier prepayment of the Tranche II LSL Loan. Deferred Base Interest shall not bear interest.

                (h) Net Cash Flow received by a LXP LLC from a Special Purpose LLC in respect of any Tranche II LSL Property in excess of the amount of the periodic payment of Base Interest and Cash Flow Interest for the corresponding Tranche II LSL Note shall be available for distribution to the member of the LXP LLC.

                (i) The Company shall have the right as lender under the terms of the Tranche II LSL Loan to approve the property or asset manager and the property or asset management agreement with respect to the related Tranche II LSL Property. The Members hereby agree that (x) Lexington Realty Advisors, Inc. is acceptable to the Company as a property or asset manager with respect to any Tranche II LSL Property, (y) the form of management agreement attached as Exhibit B to the Agreement (including the management fee payable thereunder) is acceptable to



                                Sched. 3.6(i)-4
the Company as a property or asset management agreement with respect to any Tranche II LSL Property, and (z) a management fee in an amount equal to the fee paid by the Company to the Manager or Asset Manager for property management services is acceptable to the Company.

                (j) Under the terms of each Tranche II LSL Loan, the applicable LXP LLC shall cause its subsidiary Special Purpose LLC to obtain the approval by the Company, as lender, of the construction by such Special Purpose LLC of any capital improvements and capital alterations at any Tranche II LSL Property, other than such work required by any lease of the Tranche II LSL Property.

                8. Application by the Special Purpose LLC of Net Sale Proceeds. Net Sale Proceeds from the sale of any Tranche II LSL Property shall be applied as follows:

                (a) First, proceeds shall be applied to pay any closing, transaction and other costs incurred by the Special Purpose LLC in connection with such sale.

                (b) Second, proceeds shall be applied to pay the First Mortgage Loan applicable to such Tranche II LSL Property.

                (c) Third, proceeds shall be applied to pay the Disposition Fee for such Tranche II LSL Property.

                (d) Fourth, proceeds shall be distributed to the member(s) of the Special Purpose LLC.

                9. Application by the LXP LLC of Net Sale Proceeds. Proceeds distributed by the Special Purpose LLC to the LXP LLC from the Net Sale Proceeds of the corresponding Tranche II LSL Property shall be applied as follows:

                (a) First, proceeds shall be applied to pay all principal and all accrued but unpaid interest on the Tranche II LSL Note applicable to that Tranche II LSL Property.

                (b) The remainder is available for distribution to the member(s) of the LXP LLC.

                10. Warrant.

                (a) Concurrently with the making of a Tranche II LSL Loan by the Company in respect of a LXP LLC, the Company will purchase from such LXP LLC a warrant (a "Warrant") to purchase a percentage of the membership interests in the Special Purpose LLC. The percentage interest shall be agreed upon by the Members. If the Members are unable to agree, the percentage interest shall be determined as follows:

                The percentage interest (the "Special Purpose LLC Tranche II Percentage Interest") shall equal the percentage derived by dividing (a) the principal amount of the corresponding Tranche II LSL Loan by (b) the sum of the principal amount of the Tranche II LSL Loan plus the amount of the LXP Tranche II LSL Contribution.



                                Sched. 3.6(i)-5

The price of the Warrant will be a percentage of the principal amount of the Tranche II LSL Loan, but the principal amount of the Tranche II LSL Loan will not be reduced by the amount of the funds transferred by the Company to the LXP LLC that are allocable to the Warrant. The price for the Warrant shall be agreed upon by the Members. If the Members are unable to agree, the price shall be not more than 0.2% of the principal amount of the Tranche II LSL Loan. The Warrant shall be substantially in the form attached hereto as Appendix C and made a part hereof.

                (b) The Warrant will be exercisable at any of the following times ("Warrant Exercise Period"):

                        (i) Within thirty (30) days after a Transfer of the Tranche II LSL Property, (provided, that the LXP LLC or the Special Purpose LLC shall have notified the Company of the sale or other Transfer pursuant to the Warrant);

                        (ii) Within three (3) years after the date (through and including the third anniversary of such date) of any refinancing, prepayment or payment of the Tranche II LSL Note, except a prepayment in conjunction with a Transfer pursuant to Clause 10(b)(i) above (provided that nothing in this Clause 10(b)(ii) shall be construed to allow any prepayment of the Tranche II LSL Note other than in accordance with the terms of the Tranche II LSL Note).

                Upon exercise of the Warrant, the LXP LLC will sell the Special Purpose LLC Tranche II Percentage Interest to the Company, and the Company will pay the Exercise Price (defined below) to the LXP LLC.

                (c) The price payable by the Company to the LXP LLC for the Special Purpose LLC Tranche II Percentage Interest in such Special Purpose LLC (the "Exercise Price") shall be agreed upon by the Company and the LXP LLC. If the Company and the LXP LLC are unable to agree upon the Exercise Price, the Exercise Price will be determined as follows:

                The Exercise Price will be fixed, equal to the value of the Special Purpose LLC upon formation, multiplied by the Special Purpose LLC Tranche II Percentage Interest. The value of the Special Purpose LLC upon formation shall be (i) the purchase price of the Tranche II LSL Property held by the Special Purpose LLC, minus (ii) any First Mortgage Loan indebtedness of the Special Purpose LLC incurred at the time of the purchase of the Tranche II LSL Property.

                (d) The warrant will contain a put option (the "Put Option") exercisable at any of the following times ("Put Exercise Period"):

                        (i) Within thirty (30) days after a Transfer of the Tranche II LSL Property, (provided, that the LXP LLC or the Special Purpose LLC shall have notified the Company of the Transfer pursuant to the Warrant);

                        (ii) Within three (3) years after the date (through and including the third anniversary of such date) of any refinancing, prepayment or payment of the Tranche II LSL Note, except a prepayment in conjunction with a Transfer pursuant to Clause 10(d)(i) above (provided that nothing in this Clause 10(d)(ii) shall be construed to



                                Sched. 3.6(i)-6
        allow any prepayment of the Tranche II LSL Note other than in accordance with the terms of the Tranche II LSL Note).

                The Put Option will allow the Company to require the LXP LLC to purchase the warrant in the event of a Transfer of the Tranche II LSL Property or in the event of a refinancing, prepayment or payment of the Tranche II LSL Loan at a price (the "Put Price") equal to the value of the Special Purpose LLC immediately prior to a sale of the Tranche II LSL Property (or refinancing, prepayment or payment of the Tranche II LSL Loan), times the Special Purpose LLC Tranche II Percentage Interest minus the Exercise Price for the Warrant. The value of the Special Purpose LLC shall be determined based on the (i) sale price (in the case of a sale) or Fair Market Value (in the case of a refinancing, prepayment or payment) of the Tranche II LSL Property held by the Special Purpose LLC (excluding, for the purpose of determining the Fair Market Value, the First Mortgage Loan) minus (ii) closing costs and the Disposition Fee (in the case of a sale), minus (iii) any remaining unpaid First Mortgage Loan indebtedness of the Special Purpose LLC.

                11. Definitions. Terms and phrases not defined in this Schedule 3.6(i) shall have the meanings set forth in the Agreement. The following terms and phrases shall, for purposes of this Schedule and the Agreement, have the meanings set forth below:

                        "Net Cash Flow" means the gross proceeds from the operations of the Special Purpose LLC (excluding sales or other dispositions or refinancings of the Tranche II LSL Property) less any portion thereof used to pay Special Purpose Operating Expenses, capital improvements or replacements or payments of interest and principal in respect of the First Mortgage Loan, any management fees or acquisition fees payable to a member of the Special Purpose LLC or to the Asset Manager or to the Manager or to establish reasonable reserves for Special Purpose Operating Expenses, capital improvements, replacements, payments of interest and principal in respect of the First Mortgage Loan and contingencies, as such reserves are calculated by the member of the Special Purpose LLC or the Asset Manager. "Net Cash Flow" shall not be reduced by real estate depreciation or by cost amortization, cost recovery deductions or similar allowances, but shall be increased by any reduction of reserves previously deducted in the calculation of Net Cash Flow.

                        "Net Sale Proceeds" means the gross cash proceeds from the sale or other disposition of a Tranche II LSL Property, less (a) any closing, transaction and other costs incurred by the Special Purpose LLC in connection with such sale or other disposition or refinancing; (b) the amount required to retire the First Mortgage Loan outstanding against such Tranche II LSL Property; and (c) any amounts required to fund any related reserves up to the levels required by the Annual Plan, as calculated by the Manager. Net Sale Proceeds shall be increased by reductions of reserves originally funded from Net Sale Proceeds. "Net Sale Proceeds" shall include all principal and interest payments made with respect to any note or other obligation received by the Special Purpose LLC in connection with the sale or other disposition of any Tranche II LSL Property.

                        "Special Purpose Operating Expenses" means (x) all reasonable and customary costs and expenses of Third Parties retained in connection with the ownership,



                                Sched. 3.6(i)-7
        leasing, operation, repair, maintenance and management of the Tranche II LSL Property and (y) real estate taxes, insurance premiums, utility charges, rent collection and lease enforcement costs, brokerage commissions to the extent applicable to the period in question (but excluding any Acquisition Fee payable to the Manager or the Asset Manager under the Agreement), maintenance expenses, costs of repairs and replacements (which, under generally accepted accounting principles consistently applied, may be expensed during the period when made) (but excluding any management fees payable to a member of the Special Purpose LLC or to the Asset Manager) in connection with the ownership, leasing, operation, repair, maintenance and management of the Tranche II LSL Property. Special Purpose Operating Expenses shall not include general and administrative costs and overhead of the Special Purpose LLC and debt payments.

                        "Transfer" shall mean any sale or exchange or other transfer by any Special Purpose LLC of the corresponding Tranche II LSL Property or any substantial part thereof or any interest therein in any manner whatsoever, in one transaction or a series of transactions, whether directly or indirectly or voluntarily or involuntarily, excluding a net lease of the Tranche II LSL Property, but including (i) any merger, consolidation, dissolution or syndication involving or affecting the Special Purpose LLC, or (ii) any transfer of 10% or more of the membership interests in the Special Purpose LLC in one transaction or a series of transactions, or (iii) the sale or other transfer of all or substantially all of the assets of the LXP LLC which is the member of the Special Purpose LLC; or (iv) the sale or other transfer of any membership interests in such LXP LLC.

                12. LXP's Representations. With respect to each Tranche II LSL Loan that the Company makes and the corresponding Tranche II LSL Property, LXP shall represent to the Company and the Fund as follows:

                (a) Reporting. The Company, the LXP LLC and LXP will each treat the Tranche II LSL Note as a debt obligation owed to the Company, and not as equity, for all corporate, business, regulatory, financial, accounting, reporting, tax and any other purposes, except to the extent a change in GAAP requires the Company, the LXP LLC or LXP to do otherwise.

                (b) Priority of Tranche II LSL Note. The payment of the Tranche II LSL Note will be superior to all other corporate creditors of the LXP LLC, and the rights of the corporate creditors of the member of the LXP LLC shall be structurally subordinated to the payment of the Tranche II LSL Note. Further, the payment of the Tranche II LSL Note will be superior to all claims of LXP against the LXP LLC.

                13. Memorandum of Understanding. After the Members have determined the terms of each Tranche II LSL Loan, the Manager shall prepare a memorandum of understanding setting forth such terms (including the percentage of the gross sale price constituting the Disposition Fee) which shall be signed by the Members or their designees.



                                Sched. 3.6(i)-8

                                Appendix 3.6(i)-A

                                  Hypothetical
                                  ------------

Assume that the purchase price for the Tranche II LSL Property is $2,000,000, the amount of the First Mortgage Loan is $1,200,000, the amount of the Tranche II LSL Loan is $700,000, the amount of the LXP Tranche II LSL Contribution is $100,000 and the projected annual Net Cash Flow is $96,000 or $8,000 monthly (there are no increases or decreases in projected Net Cash Flow).

With the amount of the Tranche II LSL Loan at $700,000 and the LXP Tranche II LSL Contribution at $100,000, the lenders of the Tranche II LSL Loan have provided 7/8ths or 87.5% of the non-mortgage capitalization and the LXP LLC has provided 1/8ths or 12.5% of the non-mortgage capitalization.

The total amount of each installment of interest for a month (the "Total Interest Amount" or "TIA") will be equal to a percentage (the "Participation Percentage" or "PP%") of projected Net Cash Flow ("NCF") for that month. The Participation Percentage is derived by dividing (A) the principal amount of the Tranche II LSL Loan by (B) the sum of the principal amount of the Tranche II LSL Loan plus the amount of the LXP Tranche II LSL Contribution.

The Total Interest Amount or TIA will have two components: (1) an amount of Base Interest (the "Base Interest Amount" or "BIA") calculated by multiplying the Net Cash Flow by the Base Interest Rate (the "Base Interest Rate" or "BI%"); and (2) an amount of Cash Flow Interest (the "Cash Flow Interest Amount" or "CFI Amount") calculated by subtracting the Base Interest Amount from the Net Cash Flow and then multiplying that result by 50%. The Base Interest Rate or BI% is determined by first calculating the percentage of Net Cash Flow that is attributable to Base Interest (the "Base Interest Amount Percentage" or "BIA%") and then solving for the Base Interest Rate. The TIA can be expressed by the following formula:

        Total Interest Amount equals the sum of the Base Interest Amount plus the Cash Flow Interest Amount.

               NCF x PP% = (NCF x BIA%) + (0.5 x (NCF -[NCF x BIA%])

               8,000 x .875 = (8,000 x BIA%) + (0.5 x (8,000 - [8,000 x BIA%])

               7,000 = 8,000BIA% + 4,000 -4,000BIA%

               3,000 = 4,000BIA%

               BIA% = 75%

               BI% = (BIA% x NCF x 12) / Tranche II LSL Loan Amount

               BI% = (0.75 x 8,000 x 12) / 700,000



                                  App. 3.6(i)-A

               BI% = 72,000 / 700,000

               BI% = 10.286%


To check the calculations -

        o       The Base Interest Rate is 10.286%.

        o The Annual Base Interest Amount is [$700,000 x 10.286] = $72,002 (rounded to $72,000).

        o       The Monthly Base Interest Amount is $6,000.

        o The Cash Flow Interest Amount is 50% of the result of Net Cash Flow minus the Base Interest Amount or

                >>      0.5 x (8,000 - $6,000) or 0.5 x $2,000 = $1,000.

        o       Total Interest Amount is $6,000 + $1,000 = $7,000.

The Total  Interest  Amount should equal 87.5% of Net Cash Flow, or $7,000.  The
Cash Flow Interest Amount of $1,000 plus the Base Interest Amount of $6,000 together equal $7,000.



                                 App. 3.6(i)-A-2

                                  SCHEDULE 4.8

                               Insurance Standards
                               -------------------

GENERAL

o       Minimum A.M. Best's rating for all insurance carriers: AX.

o Insurance carriers must be authorized to do business in the state which the property is located.

o The Company, the Fund and LXP are to be named as additional named insureds (or additional insureds and loss payees, if applicable) on all policies.

o All policies are to provide the Company, the Fund and LXP with 30 days written notice of cancellation or any material change in coverage.

GENERAL LIABILITY INSURANCE


                                                                           Combined
                                                                          Single Limit
Coverage                                                                  Per Property

    o   General aggregate other than Products/Completed Operations        $2,000,000
    o   Products/Completed Operations aggregate                           1,000,000
    o   Personal and advertising injury (any one person)                  1,000,000
    o   Each occurrence                                                   1,000,000
    o   Fire/explosion damage legal liability (any one fire/explosion)    100,000
    o   Medical expense (any one person)                                  10,000

Extensions

    o   Aggregate must be on a per location basis
    o   Notice of occurrence
    o   Knowledge of occurrence
    o   Unintentional errors and omissions
    o   Pollution from hostile fire
    o   Cross liability
    o   Delete contractual exclusion on personal injury coverage part


                                  Sched. 4.8-1

Requirements for Excess Liability

Coverage

    o Coverage must be written on an umbrella form for the lead carrier. All excess layers (if any) should be written on a follow form basis.

Limits

    o   Minimum acceptable limit is $25 million.

PROPERTY/CASUALTY INSURANCE

Coverage

    o "All Risk" on real property, personal property, loss of income (rents) and extra expense, signs (if applicable), fences (if applicable).

Extensions

    o   Flood, including back up of sewers and drains and surface water
    o   Earthquake
    o   Increased cost of construction
    o   Building ordinance or law
    o   Demolition
    o   Pollution clean up
    o   Extended period of indemnity, 180 days
    o   Joint loss clause (if boiler written separately)

Valuation Clauses

    o   Replacement cost of real and personal property
    o   Actual loss sustained on loss of rents, extra expense

Limits

    o Must reflect valuation clauses; if written on a blanket basis, blanket limit must reflect total values at risk.



                                  Sched. 4.8-2

Deductibles

Maximum deductibles


"All Risk"                 $25,000
Flood                      $50,000         (in a flood zone higher  deductibles are acceptable,  up
                                           to the maximum that can be bought back in Federal  Flood
                                           Program.)
Earthquake                 $50,000         (no  greater  than  5%  of  total  insurable  value  for
                                           properties  located in California,  Washington state and
                                           the "New Madrid Fault")
Windstorm                  2% in Florida and Texas


BOILER AND MACHINERY INSURANCE

Coverage

    o Coverage must be provided for direct damage and loss of income due to any accident to boiler and/or air conditioning equipment.

Extensions

    o   Water damage
    o   Expediting expenses
    o   Ammonia contamination
    o   Building ordinance
    o   Joint loss clause
    o   Hazardous substance clean up

Valuation

    o   Replacement cost of property
    o   Actual loss sustained on business income

Deductibles

Maximum deductibles
    o   Direct damage - $10,000
    o   Loss of income - 24 hours


                                  Sched. 4.8-3

                                   SCHEDULE 5

                          Tranche II Redemption Rights
                          ----------------------------

               The Tranche II  Redemption  Right granted to the Fund pursuant to
Section 11.2 of the Agreement shall be implemented pursuant to, and subject to, the following terms and conditions:

               1. Definitions. The following terms and phrases shall, for purposes of this Schedule and the Agreement, have the meanings set forth below:

               "Cash Purchase Price" is defined in Section 11.2(c) of the Agreement.

               "Common Stock" shall mean the common shares of beneficial interest, par value $.0001 per share, of LXP.

               "Computation Date" shall mean the date on which the Exercise Notice from the Fund is received by LXP or, if such date is not a Business Day, the first Business Day thereafter.

               "Conversion Factor" shall mean 100%, provided that such factor shall be adjusted in accordance with Paragraph 8 of this Schedule 5.

               "Election Notice" shall mean the written notice to be given by LXP to the Fund in response to the receipt by LXP of an Exercise Notice from the Fund, by which LXP elects to pay either the Cash Purchase Price or the Share Purchase Price, and identifies any Proposed Tendered Tranche II Properties excluded by LXP pursuant to Section 11.2(b) of the Agreement.

               "Equity Equivalent" shall mean the rights to acquire one share of Common Stock by purchase or exchange, by conversion or exchange of preferred stock, by conversion or exchange of partnership or other interests in Leperq Corporate Income Fund, L.P. or in Leperq Corporate Income Fund II, L.P. or in any other entity, by exchange of redeemable secured notes or other instruments, pursuant to a stock purchase agreement, by exercise of a warrant or option, or otherwise.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor statute.

               "Exercise Notice" shall mean a written notice delivered by the Fund to LXP pursuant to Paragraph 2 of this Schedule 5, by which the Fund exercises the Tranche II Redemption Right, and identifies any Retained Tranche II Properties excluded by the Fund pursuant to Section 11.2(b) of the Agreement.

               "LXP  Reorganization" is defined in Paragraph 11 of this Schedule
5.

               "Offered Interest" shall mean the Tranche II Percentage Interest of the Fund in the Company offered by the Fund for redemption. The Offered Interest shall be that portion of the Fund's entire Tranche II Percentage Interest in the Company attributable to the Tendered Tranche II Properties.



                                   Sched. 5-1

               "Purchase Price" shall mean the Cash Purchase Price or the Share Purchase Price.

               "Registration Rights Agreement" shall mean an agreement to be executed and delivered by LXP and the Company as a part of the delivery of the Share Purchase Price, which agreement shall be substantially in the form of
Schedule 7 attached to the Agreement.

               "Retained   Tranche   II   Properties"   is  defined  in  Section
11.2(b)(ii) of the Agreement.

               "SEC" shall mean the Securities and Exchange Commission.

               "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor statute.

               "Share" shall mean a share of Common Stock.

               "Share Purchase Price" shall mean the number of Shares of LXP determined pursuant to Paragraph 12(a) of this Schedule 5. In the event LXP issues to all holders of Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase Shares, or any other securities or property (collectively, "Rights") then the Share Purchase Price shall also include such Rights that a holder of that number of Shares as calculated pursuant to Paragraph 12(a) of this Schedule 5 would be entitled to receive.

               "Surviving Member" is defined in Paragraph 11 of this Schedule 5.

               2.   Due Diligence; Delivery of Exercise Notice.

                      (a) The Fund shall have the right at any time and from time to time to perform such due diligence as the Fund deems necessary and appropriate to evaluate LXP in connection with the Conversion Right. LXP shall cooperate with the Fund with respect to the Fund's above-referenced due diligence efforts and shall make its books and records and its employees available to the Advisor and the Fund and the agents, representatives and employees of the Fund and of the Advisor upon ten (10) Business Days notice by the Fund or the Advisor, as the case may be. In connection with such due diligence, the Fund shall pay its own out-of-pocket costs and expenses and the costs of expenses of consultants and experts retained by the Fund.

                      (b) The Fund may,  subject to the  conditions set forth in
Section 11.2(b) of the Agreement, deliver to LXP written notice pursuant to which the Fund elects to exercise the Tranche II Redemption Right and to exclude any Retained Tranche II Properties (the "Exercise Notice"). If the Fund elects not to deliver the Exercise Notice after completing the due diligence efforts described in this Section 2, the Fund shall retain its right to perform again such due diligence from time to time thereafter.

               3. Closing, Delivery of Election Notice. LXP shall, within fifteen (15) Business Days after the receipt by LXP of an Exercise Notice from the Fund, deliver to the Fund an Election Notice, which Election Notice shall specify whether the Purchase Price will be paid in the form of the Cash Purchase Price or the Share Purchase Price, shall set forth the



                                   Sched. 5-2
computation of the Purchase Price and shall specify the date, time and location for completion of the purchase and sale of the Offered Interest, which date shall in no event be more than (i) twenty (20) days after delivery by LXP of the Election Notice for the Offered Interest if LXP has elected to pay the Share Purchase Price or (ii) sixty (60) days after the date of receipt by LXP of the Exercise Notice for the Offered Interest if LXP has elected to pay the Cash Purchase Price. The Election Notice shall also identify any Retained Tranche II Properties that LXP elects to exclude pursuant to Section 11.2(b)(iii) of the Agreement. If LXP fails to deliver the Election Notice within such fifteen (15) Business Day period, it shall be deemed to have given an Election Notice on the last day of such period specifying that LXP will redeem the Offered Interest, for the Share Purchase Price, at the Company's principal office, at 10 a.m. local time on the twenty (20th) day thereafter (or if such 20th day is not a
Business Day, on the first Business Day following such 10th day). Notwithstanding the foregoing, LXP and the Fund agree to use their best efforts to cause the closing of the acquisition of the Offered Interest hereunder to occur as quickly as reasonably possible.

               4. Closing Deliveries. At the closing of the redemption of the Offered Interest, payment of the Purchase Price (and if LXP elects to pay the Share Purchase Price, the execution and delivery of the Registration Rights Agreement attached as Schedule 7 to the Agreement) shall be accompanied by proper instruments of transfer and assignment and by the delivery of (i) representations and warranties of (A) the Fund that (x) the Offered Interest is free and clear of all liens, and (y) the Fund is an "accredited investor", as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and (B) LXP that the acquisition of the Offered Interest and the execution, delivery and performance of the Registration Rights Agreement have been duly authorized, and (ii) to the extent that any Shares and Rights are issued to the Fund, (A) an opinion of counsel for LXP, reasonably satisfactory to the Fund, to the effect that LXP is a real estate investment trust duly organized and validly existing under the laws of the State of Maryland and is taxed as a REIT under Section 856 of the Code, that such Shares and Rights have been duly authorized, are validly issued, fully-paid and nonassessable, and that the Registration Rights Agreement is a valid and legally binding obligation of LXP, and (B) a certificate or certificates evidencing the Shares and Rights to be issued and registered in the name of the Fund or its designee. If LXP has elected to pay the Cash Purchase Price, the Cash Purchase Price shall be paid by wire transfer of immediately available funds, as LXP is directed in writing by the Fund.

               5. Term of Tranche II Redemption Right. The Tranche II Redemption Right shall continue in full force and effect for the term of the Company.

               6.   Representations   and  Covenants  of  LXP.  LXP  represents,
covenants and agrees as follows:

                      (a) Available Shares. LXP shall at all times reserve for issuance and keep available, free from preemptive rights, out of its authorized but unissued Shares, such number of Shares as may be necessary to enable LXP to issue Shares in full satisfaction of the Fund's Tranche II Redemption Right (assuming that LXP elected to pay the Share Purchase Price with respect to the Tranche II Redemption Right).



                                   Sched. 5-3

                      (b) SEC Filings. As long as LXP shall be obligated to file periodic reports under the Exchange Act, LXP will timely file such reports in such manner as shall enable any recipient of Shares issued to the Fund hereunder in reliance upon an exemption from registration provided by Rule 144 under the Securities Act to continue to be eligible to utilize such exemption, or any successor rule or regulation or statute thereunder, for the resale thereof.

                      (c) SEC Reports. LXP shall furnish to the Fund in a timely manner all reports filed by LXP with the SEC and all other communications transmitted from time to time by LXP to its shareholders generally.

                      (d) Fully Paid Shares. LXP shall ensure that all Shares which are issued in respect of the Purchase Price for the Offered Interest will upon issue be fully paid and non-assessable and LXP will pay all taxes (including all state or local transfer taxes but excluding all foreign, federal or state income, franchise, property, estate, inheritance, gift or similar taxes), charges and liens with respect to the issue thereof. LXP shall not, however, be required to pay any tax that may be payable by the transferee or transferor in respect of any subsequent transfer of the Shares.

                      (e) Excess Shares Provisions. The organizational documents of LXP contain an excess share provision limiting the percentage of Shares that any Person may directly or indirectly hold or own to nine and eight-tenths percent (9.8%) on a non-diluted basis. Prior to the acquisition of the first Tranche II Property by the Company, LXP shall obtain LXP Board approval for the Fund to acquire the percentage represented by the number of Shares that will be the Share Purchase Price if LXP elects to pay the Share Purchase Price.

                      (f) Pension-Held REIT Status. LXP is and will continue to be a REIT. LXP is not currently a pension-held REIT and, in the event of the Fund's exercise of the Tranche II Redemption Right and LXP's payment of the Share Purchase Price, will not become a pension-held REIT as defined by Section 856(h)(3)(D) of the Internal Revenue Code and the regulations thereunder. If LXP is a pension-held REIT at the time the Fund exercises the Tranche II Redemption Right, LXP shall take such steps as are necessary for LXP to cease being a pension-held REIT. If LXP breaches its covenants contained in the preceding two sentences, and if the Fund's exercise of the Tranche II Redemption Right and LXP's payment of the Share Purchase Price would result in the Fund's owning a percentage of LXP's Common Stock sufficient to cause LXP to become a pension-held REIT, then, among the remedies that the Fund may have for such breach, the Fund shall have the right to reduce the amount of Common Stock to be issued to the Fund to the greatest percentage that the Fund could own without LXP becoming a pension-held REIT, and in addition to any other damages, LXP shall pay the Cash Purchase Price for the Fund's remaining Tranche II Percentage Interest. This Paragraph 6(f) shall survive the Fund's exercise of the Conversion Right and LXP's payment of the Share Purchase Price.

                      (g) Section 514(c)(9) of the Code. None of the Tranche II Properties (x) now owned, directly or indirectly, or hereafter acquired by the Company and (y) financed, refinanced, mortgaged or otherwise used as collateral for borrowings made by the Company, shall fail to qualify as real property of a qualified organization within the meaning of Section 514(c)(9) of the Code (and any Regulations promulgated thereunder) by virtue of the application



                                   Sched. 5-4
of any of the exceptions contained in subparagraph (B) thereof, including, but not limited to, (i) the acquisition price of such Tranche II Property not being a fixed amount determined as of the date of the acquisition, (ii) the amount or time for paying any indebtedness on or related to such Tranche II Property being dependent upon any revenue derived from such Tranche II Property, or (iii) such Tranche II Property being leased back to the seller (or any related person) of such Tranche II Property. Additionally, if any Tranche II Property now owned or hereafter acquired by LXP is subject to any leases, such leases will be treated as "true leases," for federal income tax purposes.

                      7. The Fund's Covenants. The Fund covenants and agrees with LXP that the Offered Interest tendered to LXP in accordance with the exercise of the Tranche II Redemption Right shall be delivered to LXP free and clear of all liens.

               8.     Anti-dilution Provisions.

                      (a)  No-Dilution  without  Adjustment.  LXP  shall not (x)
issue or sell any Shares or other equity securities or any instrument convertible into any equity security (and shall not permit or suffer Leperq Corporate Income Fund L.P. or Leperq Corporate Income Fund II L.P. or any other entity to issue or sell partnership or other interests convertible into Shares or other equity securities), for a consideration less than the fair value of such Shares or other equity security, as determined in each case by the LXP Board, (y) under any circumstance declare any stock dividend, stock split, stock distribution or the like or distribute to holders of its Shares evidences of its indebtedness, shares of any class, or non-cash assets (including securities) or undertake any reclassification of the Shares into securities other than the Shares (except for reclassification upon a consolidation or merger to which Paragraph 11 of this Schedule 5 applies) unless (i) an adjustment is made pursuant to Paragraph 8(b) hereof or (ii) in case this Paragraph 8 does not provide for an adjustment, other fair and equitable arrangements are provided, to the extent necessary, to fully adjust, and to avoid any dilution in, the rights of the Fund with respect to the Share Purchase Price under the Tranche II Redemption Right. If any dilutive action described in this Paragraph 8 is taken any time after the Share Purchase Price has been determined, the Conversion Factor shall be adjusted in accordance therewith. If any such dilutive action is taken prior to the closing of the purchase and sale of the Offered Interest, an appropriate adjustment shall be made in the number of Shares and Rights to be issued (if the Share Purchase Price is to be paid) to the Fund based on the adjustment to the Conversion Factor called for by this Paragraph 8. Notwithstanding anything to the contrary contained in this Paragraph 8, LXP may declare (x) dividends or distributions that are paid exclusively in cash and (y) such other dividends or distributions that are made in accordance with the provisions of any preferred stock existing on the date hereof.

                      (b) Adjustment for Dilution. The Conversion Factor shall be subject to adjustment from time to time as hereinafter provided and shall be expressed as a percentage, calculated to the nearest one-thousandth of one percent (.001%):

                      (i) Dividends and Distributions in Shares; Subdivisions and Combinations. If, after determination of the Share Purchase Price, LXP (i) declares or pays a dividend on its outstanding Shares in Shares, or makes a distribution to all holders of its outstanding Shares in Shares, (ii) subdivides its outstanding Shares, or (iii)



                                   Sched. 5-5
        combines its outstanding Shares into a smaller number of Shares, then the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for the purposes of such calculation that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of Shares (assuming for the purposes of such calculation that such dividend, distribution, subdivision or combination has not yet occurred as of such time) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any such adjustment to the Conversion Factor shall become effective immediately upon the effective date of such event retroactive to the record date, if any, for such event. For the purposes of the calculations to be made under this Paragraph 8, the number of Shares at any time outstanding shall not include Shares held in the treasury of LXP, but shall include Shares issuable in respect of scrip certificates issued in lieu of fractions of Shares. LXP shall not pay any dividend or make any distribution on Shares held in the treasury of LXP.

                      (ii) Minimum Adjustments. No adjustment in the Conversion Factor shall be required unless such adjustment would require an increase or decrease of at least one-thousandth of one percent (.001%) in such Conversion Factor; provided, however, that any adjustment which by reason of this subparagraph (b)(ii) is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                      (iii) Certain Discretionary Adjustments. In addition to the adjustments in Conversion Factor required above in this Paragraph 8, LXP may from time to time in its good faith, reasonable discretion make such increases in the Conversion Factor as it considers to be advisable in order to avoid or diminish any Federal income tax to any holders of the Shares resulting from any dividend or distribution of Shares or issuance of Rights or Equity Equivalents to purchase or subscribe for Shares or from any event treated as such for Federal income tax purposes.

               9. Fractions of Shares. No fractional Shares shall be issued in respect of the Share Purchase Price. Instead, LXP shall pay, on the closing date of the acquisition of the Offered Interest, a cash adjustment in respect of any fraction of a Share that would otherwise be issuable in respect of such Share Purchase Price. Such cash adjustment shall be in an amount equal to the same fraction multiplied by the adjusted Share Price determined in accordance with Paragraph 12 below, computed as of the Computation Date.

               10. Requests for Computation of Purchase Price. The Fund shall be entitled to request, from time to time, that LXP compute the Purchase Price then in effect by delivering written notice to LXP requesting such computation, provided, however, that the Fund may not request such computation more than thrice during any calendar year. Upon its receipt of any such request, LXP shall compute the Purchase Price, and shall prepare and promptly deliver to the Advisor a certificate signed by the chief financial officer or treasurer of LXP stating, to the best of such person's knowledge, the Purchase Price and the date as of which the same was calculated. LXP shall cooperate with the Advisor during the Advisor's review of any such computation of the Purchase Price.



                                   Sched. 5-6

               11.  Provisions  in  Case  of  Consolidation,  Merger  or Sale of
Assets. In the event of any consolidation of LXP with, or merger of LXP into, any other Person, any merger or consolidation of another Person into LXP (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding Shares of LXP), or the transfer of LXP's Tranche II Percentage Interest, which transfer does not constitute a violation of the Agreement or is otherwise consented to in writing by the Fund (collectively, a "LXP Reorganization"), the Person formed by such consolidation or resulting from such merger or which acquires such Tranche II Percentage Interest and other assets of LXP, as the case may be (the "Surviving Member"), shall have the right and the duty to amend this Agreement as set forth below in this Paragraph 11. The Surviving Member and the Fund shall in good faith negotiate to arrive at a new method for the calculation of the Share Purchase Price for the Offered Interest after any such LXP Reorganization so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such LXP Reorganization by a holder of the number of Shares and Rights in exchange for which a Tranche II Percentage Interest in the Company could have been acquired by LXP immediately prior to the consummation of such LXP Reorganization. Such amendment to this Agreement shall provide for adjustments to such method of calculation which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Schedule with respect to the Conversion Factor. If the Surviving Member and the Fund cannot arrive at a new method for the calculation of the Share Purchase Price, an accounting firm that is among the five (5) largest accounting firms in the United States when chosen shall be selected by the Fund and shall be reasonably acceptable to the Surviving Member. Such accounting firm shall arrive at a method for the calculation of the Share Purchase Price that satisfies the requirements of this Paragraph 11 and such method shall replace the calculation method set forth in Paragraph 12 hereof. The Surviving Member and the Fund shall have the right to present to such accounting firm such information and argument as each shall desire, and such accounting firm shall receive and consider such information and argument in good faith and shall use its good faith, best efforts to comply with this Paragraph. The Surviving Member and the Fund shall each be bound by the calculation method at which such accounting firm arrived. The above provisions of this Paragraph 11 shall similarly apply to successive LXP Reorganizations permitted or consented to hereunder.

               12.    Calculation of Purchase Price.

                      (a)    Calculation of Share Purchase Price.

                             (i) The Share Purchase Price shall be calculated as
follows: multiply the Company's adjusted proforma funds from operations ("AVFFO") by LXP's FFO multiple ("LFM"), both as calculated for the preceding 12-month period, and then divide the product by the adjusted LXP share price as defined in subparagraph 12(a)(ii) below ("ASP"). The result will then be multiplied by the Fund's Tranche II Percentage Interest in the Company ("Fund%") to determine the number of shares of Common Stock that will be issued to the Fund. This calculation can be represented by the following formula, subject to subparagraphs 12(a)(ii) through subparagraph 12(a)(vii):



                                   Sched. 5-7

                                 AVFFO x LFM
                                -------------  x [Fund%]
                                     ASP

                             (ii) For the purpose of the preceding  calculation,
LXP's adjusted share price ("ASP") will equal the greater of (x) the closing price per share of Common Stock on the date of such calculation, as quoted on the securities exchange on which Common Stock is then traded, (y) LXP's FFO for the preceding 12-month period multiplied by 8.5, or (z) $15.20.

                             (iii) The calculation of the adjusted pro forma FFO
for the Company ("AVFFO") is intended to reflect the fact that the Company may have a level of leverage that varies from that of LXP. As a result, it is agreed that the Company's actual FFO for the preceding 12-month period will be adjusted to reflect (x) the interest expense that would have been payable on the Company's debt if such debt were adjusted to LXP's leverage level, and (y) the increased or decreased revenues that would have been earned if either the Company could not have invested its excess debt in properties or if the Company could have invested increased debt in additional properties. Therefore, AVFFO will equal adjusted Company revenue ("AVR") less Company expenses ("VE") less adjusted Company interest expense ("AVI"), all as calculated for the preceding 12-month period. This calculation can be represented by the following formula:

                                AVFFO = [AVR-VE-AVI]

                             (iv) The calculation of adjusted  Company  interest
expense ("AVI") shall be made by first calculating adjusted Company leverage. This calculation can be represented by the following formula ("AVL"), and then multiplying by the Company's average interest rate over the previous 12-month period ("VLIR"). AVL will equal actual Company leverage ("VL") multiplied by the ratio of LXP leverage percentage ("LL%") to Company leverage percentage ("VL%"). This calculation can be represented by the following formula:

                                AVL = VL x [LL%/VL%]

To calculate the leverage percentage of both LXP and the Company, each entity's actual leverage will be divided by its capitalization, which will be deemed to equal its EBITDA for the preceding 12 months times 10.0.

                             (v) The  calculation  of AVR will be made by adding
to or subtracting from its actual revenue ("VR"), the adjustment in debt level ("VLA") multiplied by the Company's average revenue percentage it earns on its assets ("VR%). The VLA (adjustment in debt level) is simply actual venture leverage minus adjusted venture leverage from above (VLA = VL-AVL), while VR% equals VR divided by the original purchase price ("VPP") for the assets contributing to VR. These calculations can be represented by the following formulas:

           AVR = VR-[VLA x VR%]     where    VR%=VR/VPP



                                   Sched. 5-8

                             (vi) For the purposes of these calculations, values
related to the Company's assets and performance will be fairly adjusted to accommodate the exclusion of Retained Tranche II Properties, as defined in
Section 11.2(b)(ii) of the Agreement.

                             (vii) For the purposes of these  calculations,  (x)
LXP's properties shall be deemed to include properties owned directly by LXP or indirectly through partnerships and entities other than the Company, (y) LXP's properties shall be deemed to exclude LXP's interest in the Company and (z) Shares shall be deemed to be fully diluted.

               (b) Cash Purchase Price. The Cash Purchase Price shall be the sum of (i) the Fair Market Values of all of the Tendered Tranche II Properties that are not Tranche II LSL Properties, plus (ii) the unpaid principal balance and accrued interest of each Tranche II LSL Loan that corresponds to a Tendered Tranche II Property, plus (iii) the fair market value of all outstanding Warrants (including the related Put Options) relating to the Tendered Tranche II Properties; multiplied by (iv) the Fund's Tranche II Percentage Interest, multiplied by (v) One Hundred Ten Percent (110%).

               13. Disposition of Retained Tranche II Properties. If any of the Company's Tranche II Properties are excluded pursuant to Sections 11.2(b)(ii) and (iii) of the Agreement, then as soon as is commercially reasonable, either
(i) the Manager shall sell the Retained Tranche II Properties (including Tranche II LSL Loans and Warrants and Put Options), and the proceeds of sale shall be distributed pursuant to Section 9.2(iv) of the Agreement provided that references in Section 9.2(iv) to Tranche II Percentage Interests shall mea Tranche II Percentage Interests as they existed prior to LXP's purchase of the Offered Interest), or (ii) the Company shall form a Delaware limited liability company on the same terms that apply to the Company (except there shall be no Tranche II Redemption Right), and in which the Fund and LXP shall have the same Tranche II Percentage Interests as they each have in the Company prior to LXP's purchase of the Offered Interest, the Retained Tranche II Properties shall be contributed to the newly formed limited liability company, and the Members shall continue to own indirectly the Retained Tranche II Properties through their Tranche II Percentage Interests in the newly formed limited liability company. The buy/sell provisions of Section 11.1 shall apply to the Retained Tranche II Properties, whether or not the Tranche II Rights Trigger Date has occurred, and any Member may be the Offering Member.



                                   Sched. 5-9

                                  APPENDIX 1 TO

                    SCHEDULE 5 (Tranche II Redemption Rights)
                                ----------------------------


               This Appendix 1 contains an illustrative calculation of the Share Purchase Price using numbers rather than variables. The calculation beginning on the next page is provided for illustration purposes only. Nothing in this Appendix 1 is intended by the Fund or LXP to be an estimate or approximation of the value of the Share Purchase Price upon the Fund's exercise of the Tranche II Redemption Right.


            [ILLUSTRATIVE CALCULATION BEGINS ON THE FOLLOWING PAGE.]



                                  Sched. 5-10

                                   SCHEDULE 6

                                  AIMR Returns
                                  ------------


Income Return:
--------------
                                             I = Income before asset management
                                                 fee
                   I
   -----------------------------------
            E(t-1) + TWC - TWD               E(t-1)= Equity (Net Assets) at the
                                                  beginning of period

                                             MV(t) = Net market value of real
Capital Return:                                   estate at end of period
---------------

                                             MV(t-1) = Net market value of real
            MV(t) - MV(t-1) - C                   estate at beginning of period
   -----------------------------------
            E(t-1) + TWC - TWD
                                             TWC = Time Weighted Contributions,
                                                  By Number of Days in the
Total Return:                                     Quarter
-------------

                                             TWD = Time Weighted Distributions,
                                                  By Number of Days out of the
         I + (MV(t) - MV(t-1) - C)                Quarter
   -----------------------------------
            E(t-1) + TWC - TWD               C = Capital Expenditures During the
                                                  Current Year


Source:  Association of Investment Management and Research



                                    Sched. 6

                                   SCHEDULE 7

                          Registration Rights Agreement
                          -----------------------------

                    [SCHEDULE BEGINS ON THE FOLLOWING PAGE.]


                                   Sched. 7-1

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

               REGISTRATION RIGHTS AGREEMENT, dated as of [__________], between Lexington Corporate Properties Trust, a Maryland real estate investment trust (the "Company"), and the Comptroller of the State of New York, as Trustee of the Common Retirement Fund (the "Investor"), for the benefit of the Investor and any Holder (as hereinafter defined).

               This Agreement is executed pursuant to the Operating Agreement of Lexington Acquiport Company II, L.L.C., dated as of December 5, 2001, between the Company and the Investor (the "Operating Agreement"). In order to induce the Investor to enter into the Operating Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

               The parties hereby agree as follows:

1.      DEFINITIONS

        The following terms shall have the meanings set forth below:

               "Affiliate" means, with respect to any Person, (a) any member of the Immediate Family of such Person or a trust established for the benefit of such member, (b) any beneficiary of a trust described in (a),
        (c) any Entity which, directly or indirectly through one or more intermediaries, is deemed to be the beneficial owner of 10% or more of the voting equity of the Person for the purposes of Section 13(d) of the Exchange Act, (d) any officer of the Person or any member of the Board of Directors of the Person or (e) any Entity which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, including such Person or Persons referred to in the preceding clauses (a) or (d); provided, however, that none of the Investor, or its Affiliates, nor any of their respective officers, directors, partners, or members shall be considered an Affiliate of the Company or any of its Subsidiaries for the purposes of this Agreement.

               "Business Day" means any Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

               "Commission" means the Securities and Exchange Commission or any successor regulatory authority responsible for enforcement and oversight of the federal securities laws.

               "Common Stock" means the common shares of beneficial interest, par value $.00l per share, of the Company.

               "Entity" means any general partnership, limited partnership, corporation, joint venture, trust, business trust, real estate investment trust, limited liability company, cooperative or association.

               "equity security" means common stock, preferred stock and any other security that is treated as an equity security either under the Exchange Act or under generally accepted accounting principles by the issuer thereof or any other security convertible into, exercisable into, or exchangeable for any equity security.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Governmental Body" means any foreign, federal, state, municipal or other government, or any department, commission, investigative body, board, bureau, agency, public authority or instrumentality thereof or any court, mediator, arbitrator or other tribunal.

               "Holder" and "Holders" means a Person or Persons who is, or are, the owner of record of Registrable Securities.

               "Immediate Family" means, with respect to any Person, such Person's spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law, stepchildren, sons-in-law and daughters-in-law.

               "Majority Holders" means the Holder or Holders at the relevant time (excluding the Company or any of its Subsidiaries) of more than 50% of the Registrable Securities then outstanding.

               "Person" means any individual or Entity.

               "Prospectus" means the Prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

               "Registrable Securities" means (i) all shares of Common Stock that have been issued to the Investor pursuant to the Operating Agreement, and (ii) any other securities into which or for which any of the securities described in clause (i) above may be or have been converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise, until such time as
        (a) they have been effectively registered pursuant to this Agreement and sold under the Securities Act, or (b) they are distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act and are not subject to any stop transfer order delivered by or on behalf of the Company and no other restriction on transfer exists under any federal securities law.

               "Registration Statement" means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

               "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               "Underwriters Maximum Number" means for any underwritten Demand Registration, Piggyback Registration or other registration, that number of shares of securities to which such registration should, in the written opinion of the managing underwriter or underwriters of such registration in light of market factors, be limited.

               "underwritten registration" or "underwritten offering" means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2.      DEMAND REGISTRATION

        2.1 Right to Demand Registration. (a) Subject to Section 2.5 hereof, at any time, the Majority Holders may make a written request to the Company for registration with the Commission (a "Demand Registration") under and in accordance with the provisions of the Securities Act of all or part of its Registrable Securities; provided, however, that the Company (i) shall be required to effect no more than one such Demand Registration pursuant to this
Section 2 (other than the "shelf" registration provided for under Section 2.1(c)) and (ii) shall not be required to effect a Demand Registration if less than $5 million in market value of Registrable Securities would be registered. The Shelf Registration (as defined under Section 2. 1(c)) shall qualify as the Demand Registration to which the Holders are entitled hereunder if the Shelf Registration (i) subject to Section 2.5, is maintained effective continuously for a three (3) year period or until all such shares have been distributed thereunder and (ii) contemplates distributions through at least one underwritten offering in which the Holders have exclusive priority as to the inclusion of Registrable Securities.

        (b) Each Demand Registration shall be in the form of an underwritten offering managed by an underwriter or underwriters selected by the Company.

        (c)    At  the  election  of  the   Majority   Holders  (in  their  sole
discretion), the Company shall promptly file with the Commission a "shelf" registration statement with respect to all of their Registrable Securities, on an appropriate Form, pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the Commission (the "Shelf Registration"). The Company shall use its reasonable best efforts to have the Shelf Registration declared effective as soon as practicable after such filing and, notwithstanding anything to the contrary herein, shall use reasonable best efforts to keep the Shelf Registration continuously effective for a period of three years from the date such Shelf Registration is declared effective (to the extent permitted by the Commission) or until all shares registered on such "shelf" registration statement have been sold. Such "shelf" registration may provide for distributions other than through underwritten offerings. Any Holder shall be required to comply with the rules of the New York Stock Exchange or any other stock exchange on which the Common Stock is then listed. In no event shall the Company be required to file more than one Shelf Registration Statement at the request of the Majority Holders.

        (d) Within ten days after receipt of any request by the Majority Holders under Section 2.1(a) or under Section 2.1(c), the Company will give written notice (the "Other Holders Notice") of such registration request to all other Holders, if any, and, subject to Section 2.3, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein from the Holders thereof within 15 days after such notice by the Company.

        2.2 Effective Registration and Expenses. A registration will qualify as a Demand Registration or a Shelf Registration when it has become effective; provided, however, that (i) if the Majority Holders withdraw their Registrable Securities after the filing with the Commission of the initial Registration Statement related thereto, such demand will count as a Demand Registration or a Shelf Registration unless such Majority Holders agree severally to pay all of the Registration Expenses of the Company incurred through the date that notice of such withdrawal is given and (ii) an effective Demand Registration will not count as the sole Demand Registration if the Majority Holders have not been permitted to register and sell all of the Registrable Securities requested to be included in such registration by such Majority Holders.

        2.3 Priority on Underwritten Demand Registrations. Subject to the rights granted pursuant to the agreements set forth on Schedule 10.2 or as otherwise contemplated by Section 4.1(b), if the managing underwriter or underwriters of any underwritten Demand Registration advise the Company and the Holders in writing of an Underwriters Maximum Number, the Company will be obligated and required to include in such registration (i) first, the Registrable Securities requested to be included in such Demand Registration by the Holders, pro rata in proportion to the number of Registrable Securities requested to be included in such registration by each of them until all such Registrable Securities have been so included, (ii) second, the Registrable Securities requested to be included in such Demand Registration by the Company and other Persons having contractual rights thereto, in accordance with the priorities that exist among them, and (iii) third, any other securities of the Company to be registered on behalf of any other Person. Neither the Company nor any of its securityholders (other than Holders of Registrable Securities) shall be entitled to include any securities in any Demand Registration unless the Company or such securityholders (as the case may be) shall have agreed in writing to sell such securities on the same terms and conditions as shall apply to the Registrable Securities to be included in such Demand Registration.

        2.4 Selection of Underwriters. The managing underwriter and any additional investment bankers and managers for use in connection with any underwritten Demand Registration will be selected by the Company from a list of five choices provided by the Investor; provided, that the Investor shall be required to select such five firms from the list attached hereto as Schedule 2.4; provided, further that in the event the Company desires to make a selection other than from the list of five choices provided by the Investor, the Investor shall have the right to approve such selection, which approval shall not be unreasonably withheld.

        2.5 Limitations Regarding Registration at the Request of Holders. (a) The Company shall not be required to effect a Demand Registration or a Shelf Registration under Section 2.1 and the Holders of Registrable Securities will discontinue the disposition of their securities covered by a Shelf Registration during any Blackout Period (as defined below) (i) if the Board of Directors of the Company determines in good faith that effecting such a registration or continuing such disposition at such time would have a material adverse effect upon a proposed sale of all (or substantially all) of the assets of the Company or a merger, reorganization, recapitalization or similar current transaction materially affecting the capital structure or equity ownership of the Company,
(ii) if the Company is in possession of material information which the Board of Directors of the Company determines in good faith it is not in the best interests of the Company to disclose in a registration statement at such time, or (iii) if the Company has delivered a notice pursuant to Section 3.1 that it is undertaking an underwritten offering in which the Holders will be entitled to exercise their piggyback rights; provided, however, that the Company may only delay a Demand Registration or the filing of a new Shelf Registration pursuant to this Section 2.5 by delivery of a Blackout Notice (as defined below) within thirty (30) days of delivery of the notice requesting a Demand Registration or such new Shelf Registration and, in any case, only for a period not exceeding three (3) months (or until such earlier time as such transaction is consummated or no longer proposed or the material information has been made public) (the "Blackout Period"). There shall not be more than one Blackout Period in any twelve (12) month period.

        (b) The Company shall promptly notify the Holders in writing (a "Blackout Notice") of any decision not to effect a Demand Registration or a Shelf Registration or to discontinue sales of Registrable Securities pursuant to this Section 2.5, which notice shall set forth the reason for such decision (but not disclosing any nonpublic material information) and shall include an undertaking by the Company promptly to notify the Holders as soon as a Demand Registration or a Shelf Registration may be effected or sales may resume.

        (c) The Company shall not be required to effect a Demand Registration or Shelf Registration under Section 2.1 during any period the Company is restricted from filing a registration statement or from making any public sale or distribution of its equity securities pursuant to any agreement on Schedule
10.2 or as contemplated by Section 4.1(b).

3.      PIGGYBACK REGISTRATIQN

        3.1 Right to Include Registrable Securities. Subject to Section 3.3, if the Company or any other issuer of Registrable Securities at any time or from time to time proposes to register shares of its equity securities or Registrable Securities under the Securities Act (other than in a registration on Form S-4 or S-8 or any successor form to such forms or in connection with an exchange offer or an offering of securities solely to the existing stockholders or employees of the Company and other than in connection with a "roll-up" of partnerships which are Affiliates of the Company), whether or not for sale for its own account, the Company shall deliver prompt written notice to all Holders of Registrable Securities of its intention to undertake such registration and of such Holders' rights to participate in such registration under this Section 3 as hereinafter provided. The Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities with respect to which the Company receives a request for registration from the Holders thereof by written notice to the Company within 30 days after the date of the Company's notice to Holders of its intended registration (which notice by Holders shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof), to the extent necessary to permit the disposition in accordance with the intended methods thereof of all such Registrable Securities by including such Registrable Securities in the registration statement pursuant to which the Company proposes to register the shares of Common Stock (a "Piggyback Registration"); provided, however, that if such registration involves an underwritten offering, all Holders requesting inclusion in the registration shall be required to sell their Registrable Securities to the underwriters selected by the Company at the same price and on the same terms of underwriting applicable to the Company and any other Persons selling shares of Common Stock. The Holders requesting inclusion in a registration pursuant to this Section 3 may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request by delivering written notice to the Company revoking such requested inclusion. All requests for Piggyback Registration under this Section 3 shall be without prejudice to the rights of the Holders to request, and shall not be counted, as the sole Demand Registration or Shelf Registration under Section 2 above.

        3.2 Priority in Piggyback Registration. Subject to any rights granted pursuant to the agreements set forth on Schedule 10.2 or contemplated by Section 4.1(b), if any of the Registrable Securities registered pursuant to any Piggyback Registration are to be sold in one or more firm commitment underwritten offerings, and the managing underwriters advise in writing the Company and the Holders of such Registrable Securities of an Underwriters
Maximum Number, or, in the case of a Piggyback Registration not being underwritten, the Company shall reasonably determine (and notify the Holders of Registrable Securities of such determination), after consultation with an investment banker of nationally recognized standing, that the number of shares of Common Stock (including Registrable Securities) proposed to be sold in such offering exceeds the number of shares of Common Stock which can be sold in such offering within a price range acceptable to the Company, the Company shall include in such registration only such number of shares of Common Stock (including Registrable Securities) which in the opinion of such underwriter or underwriters or the Company, as the case may be, can be sold within such price range, selected in the following order of priority: (i) first, all of the shares of Common Stock that the Company proposes to register, and the shares requested by any other Person having demand registration rights and having made demand for the subject registration, (ii) second, the Registrable Securities requested to be included in such registration by Holders that have requested their Registrable Securities to be included therein, pro rata in proportion to the number of Registrable Securities requested to be included in such registration by each of them, (iii) third, other Registrable Securities requested to be included in such registration by any other Persons, and (iv) fourth, other securities of the Company to be registered on behalf of any other Person.

        3.3 Limitations Regarding Piggyback Registrations. If the Company, at any time after giving written notice under Section 3.1 of its intention to register Common Stock and prior to the effectiveness of the registration statement filed in connection with such registration, determines for any reason consistent herewith either not to effect such registration or to delay such registration, the Company may, at its election, by the delivery of written notice to each Holder, (i) in the case of a determination not to effect registration, relieve itself of its obligation to register the Registrable Securities in connection with such registration, or (ii) in the case of a determination to delay the registration, delay the registration of such Registrable Securities for the same period as the delay in the registration of such other shares of Common Stock.

4.      HOLD-BACK AGREEMENTS

        4.1    Restrictions on Public Sale by Holder of Registrable  Securities.
(a) Each Holder of Registrable Securities agrees, if requested by the managing underwriter or underwriters in an underwritten offering of any Registrable Securities, not to effect any public sale or distribution or any other sale pursuant to the exemption from the registration requirements of the Securities Act, of its remaining equity securities of the Company, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act (except as part of such underwritten registration), during the 14-day period prior to, and during the 90-day period (or such shorter period as may be agreed to by the parties hereto) beginning on, the effective date of such Registration Statement, to the extent timely notified in writing by the Company or the managing underwriter or underwriters, unless the underwriters managing the registered offering and the Company otherwise agree.

        (b) Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities not to effect any public sale or distribution or any other sale pursuant to any exemption from the registration requirements of the Securities Act of any equity securities of the Company, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act (except as part of such underwritten registration), during the period that a holder of securities registrable under any of the agreements set forth on Schedule 10.2 or any agreement entered into in accordance with the terms provided pursuant to Section 4.2(ii) hereunder is prohibited from making any such sale or distribution as a result of a underwritten public offering pursuant to such agreement.

        4.2 Restriction on Public Sale by the Company. The Company agrees (i) not to effect any public sale or distribution of any of its equity securities (for its own account or the account of any third party) during the 14-day period prior to, and during the 90-day period beginning on, the effective date of a Registration Statement filed pursuant to underwritten offering under Section 2 or Section 3 or such longer periods as may be required in the reasonable judgment of the managing underwriter or underwriters (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor form to such forms or in connection with an exchange offer or an offering of securities solely to the existing stockholders or employees of the Company or upon conversion of outstanding securities), and (ii) that it will use its reasonable best efforts to cause each holder of equity securities of the Company purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) who as a result of such purchase, owns more than 5% of the Common Stock on a fully diluted basis, to agree not to effect any public sale or distribution or any other sale pursuant to the exemption from the registration requirements of the Securities Act available for private placements, of any such securities during such period, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration, if permitted).

5.      REGISTRATION PROCEDURES

        Upon the Company incurring registration obligations under Section 2 or 3 and subject thereto, the Company will use its reasonable best efforts to effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will, at its expense, as expeditiously as reasonably possible:

        (a) prepare and file with the Commission a Registration Statement relating to such registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective; provided, however, that before filing a Registration Statement or Prospectus, the Company will furnish to the Holders of the Registrable Securities covered by such Registration Statement, their counsel and the underwriters, if any, copies of all such documents proposed to be filed sufficiently in advance of filing to provide them with a reasonable opportunity to review such documents and comment thereon;

        (b) prepare and file with the Commission such amendments and post-effective amendments to a Registration Statement as may be necessary to keep such Registration Statement effective for a period of not less than 180 days (or such shorter period which shall terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn, but not prior to the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable); cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such Prospectus.

        (c) notify each Holder of Registrable Securities included in the Registration Statement, their counsel and the managing underwriters, if any, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, promptly, and (if requested by any such Person) confirm such notice in writing, (1) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective,
(2) of any request by the Commission for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contained in agreements contemplated by Section 5(n) cease to be true and correct in all material respects, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (6) of the happening of any event as a result of which the Prospectus included in the Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading and (7) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment;

        (d) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the occurrence of any event contemplated by Section 5(c)(2)-(7), prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, which Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

        (e) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction required pursuant to Section 5(i), as soon as reasonably possible;

        (f) if requested by a managing underwriter or any Holder of Registrable Securities, immediately incorporate in a prospectus supplement or post-effective amendment such information concerning such Holder of Registrable Securities, the managing underwriter or underwriters or the intended method of distribution as the managing underwriter or underwriters or the Holder of Registrable Securities reasonably requests to be included therein and as is appropriate in the reasonable judgment of the Company, including, without limitation, information with respect to the number of shares of the Registrable Securities being sold to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

        (g) furnish to each Holder of Registrable Securities included in such Registration Statement and each managing underwriter, if any, without charge, one copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, and, upon request, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

        (h) deliver to each Holder of Registrable Securities included in such Registration Statement, their counsel and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of such Prospectus or any amendment or supplement thereto by each Holder of Registrable Securities included in the Registration Statement and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

        (i) prior to any public offering of Registrable Securities use its reasonable best efforts to register or qualify, or cooperate with the Holders of Registrable Securities included in the Registration Statement, the underwriters, if any, and their respective counsel in connection with the registration or qualification of, such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any Holder or underwriter reasonably requests in writing; use its reasonable best efforts to keep each such registration or qualification effective, including through new filings or amendments or renewals, during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required to qualify to do business or take any action that would subject it to taxation or general service of process in any jurisdiction where it is not then so qualified or subject;

        (j) cooperate with the Holders of Registrable Securities included in the Registration Statement and the managing underwriter or underwriters, if any, to facilitate, at the election of the Majority Holders, (x) the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold under the Registration Statement or (y) the timely transfer of beneficial ownership of such Registrable Securities in machine book-entry fashion under the auspices of The Depository Trust Company, or other similar organization; and cause such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Holders may request at least two business days prior to any sale of Registrable Securities;

        (k) use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such Governmental Bodies consistent with the provisions of Section 5(i) as may be necessary to enable the seller or sellers thereof or the managing underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

        (l) cause all Registrable Securities included in such Registration Statement to be (1) listed, by the date of first sale of Registrable Securities pursuant to such Registration Statement, on each securities exchange on which the Common Stock is then listed or proposed to be listed thereon, if any, or (2) quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or the National Market System of NASDAQ if the Common Stock is then quoted thereon.

        (m) provide a transfer agent and registrar for the Registrable Securities not later than the effective date of such Registration Statement;

        (n) enter into such agreements and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, in the case of an underwritten offering, (1) enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings by such underwriter and use its reasonable best efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter or underwriters) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other related matters as may be reasonably requested by such Holders and underwriters, (2) use its reasonable best efforts to obtain a "cold comfort" letter and updates thereof from the Company's independent certified public accountants addressed to each Holder of Registrable Securities included in the Registration Statement (to the extent permitted by applicable accounting standards) and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters given by accountants in connection with underwritten offerings, (3) the underwriting agreement shall set forth in full the indemnification provisions and procedures of Section 7 with respect to all parties to be indemnified pursuant to said Section (or such other indemnification provisions as the underwriter may request and which is reasonably acceptable to the Holders included in such registration), and (4) the Company shall deliver such documents and certificates as may be reasonably requested by the managing underwriter or underwriters, if any, to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

        (o) make available for inspection by a representative of the Holders of Registrable Securities included in the Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement and any lawyer, accountant or other advisors retained by such selling Holders or underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company as they may reasonably request, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, lawyer, accountant or other advisors in connection with such Registration Statement, provided, however, that any records, information or documents that are furnished by the Company and that are non-public shall be used only in connection with such registration and shall be kept confidential by such Persons except to the extent disclosure of such records, information or documents is required by law; and

        (p) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 90 days after the end of any 12-month period (1) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering and (2) beginning with the first day of the Company's first fiscal quarter next succeeding each sale of Registrable Securities after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

        The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish promptly to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

        Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that (i) such Holder will sell its securities covered by any Registration Statement in accordance with the plan of distribution provided for therein and (ii) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(2)-(7), such Holder will forthwith discontinue disposition of Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(d), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such Prospectus, and, if so directed by the Company, such Holder will, or will request the managing underwriter or underwriters, if any, to, deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period mentioned in Section 5(b) during which a Registration Statement is required to be kept effective shall be extended by the number of days during the time period from and including the date of the giving of such notice pursuant to Section 5(c) to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by
Section 5(d). The Company shall be obligated to use its reasonable best efforts to cause such Registration Statement and Prospectus to conform to all legal requirements and to notify the Holders that the use of the applicable Prospectus may be resumed. Nothing in this paragraph shall limit the obligations of the Company under Section 2.5 of this Agreement.

6.      REGISTRATION EXPENSES

        All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expense of compliance with state securities or blue sky laws, including reasonable fees and disbursements of counsel for the underwriters or one counsel for the selling Holders in connection with blue sky qualifications of the Registrable Securities under the laws of such jurisdictions as the managing underwriter or underwriters or Holders of a majority of the shares of the

Registrable Securities being sold may reasonably designate, printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company and one counsel for the Holders and of all independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), and of underwriters (to the extent that the Company and/or the selling Holders are required to bear such expense), but excluding the following expenses none of which shall be paid by the Company: transfer taxes, discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities and securities acts liability insurance if the Company so desires (all such expenses other than the expenses expressly excluded being herein called "Registration Expenses") will, subject to Section 2.2, be borne by the Company whether or not the Registration Statement becomes effective. The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and the fees and expenses of any Person, including special experts, retained by the Company.

7.      INDEMNIFICATION

        7.1 Indemnification by the Company. The Company agrees to indemnify, defend, exonerate and hold harmless, to the full extent permitted by law, each Holder of Registrable Securities registered pursuant to any registration hereunder and each of its Affiliates or partners, each of their respective members, officers, directors, employees, agents, representatives, successors and assigns and each Person who controls such Holder, Affiliate or partner (within the meaning of the Securities Act) against any and all actions, causes of action, suits, losses, liabilities, obligations, damages, deficiencies, demands, claims, judgments, taxes, assessments, settlement costs, court costs and other costs and expenses, including, without limitation, interest, penalties, fines, costs of investigation, discovery, case preparation, defense or appeal, expert witness fees and expenses and reasonable attorneys' and paralegal fees and disbursements (collectively, "Losses") incurred by any such Person in any capacity and caused by any untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder or its representative expressly for use therein. The Company will also indemnify underwriters, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders; provided, however, that if pursuant to an underwritten public offering of Registrable Securities, the Company and any underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions relating to indemnification and contribution between the Company and such underwriters, such provisions shall be deemed to govern indemnification and contribution as between the Company and such underwriters.

        7.2 Indemnification by Holders. In connection with any registration hereunder, each Holder participating in such registration will promptly furnish to the Company in writing such information and affidavits with respect to such Holder as the Company reasonably requests for use in connection with any Registration Statement or Prospectus (limited, in each case, to such Holder's identity, organization, domicile, securities of the Company held and intended method of distribution) and agrees to indemnify, defend, exonerate and hold harmless, to the full extent permitted by law, the Company, its directors, officers, employees, agents and representatives and each Person who controls the Company (within the meaning of the Securities Act) against any Losses incurred by any such Person in any capacity and caused by any untrue statement of a material fact or any omission of a material fact required to be stated in any Registration Statement or Prospectus or preliminary Prospectus or necessary to make the statements therein (in the case of a Prospectus or any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit with respect to such Holder so furnished in writing by such Holder or its representatives to the Company specifically for inclusion in such Registration Statement or Prospectus. The Company shall be entitled to receive indemnities from underwriters to the same extent as provided above with respect to information so furnished in writing by such persons or their representatives to the Company specifically for inclusion in any Prospectus or Registration Statement. In no event shall the liability of any selling Holder hereunder be greater in amount than the net dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

        7.3 Conduct of Indemnification Proceeding. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this
Section 7, except to the extent that the indemnifying party is prejudiced by such failure to give notice), and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Notwithstanding the foregoing, any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the reasonable fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) a conflict of interest may exist between such Person and the indemnifying party (as confirmed in writing by counsel to such Person) or such Person is entitled to a defense not permitted to be used by the indemnifying party with respect to such claims (as confirmed in writing by counsel to such Person) (it being understood that (x) in the case of each of (a), (b) and (c) above, the reasonable fees and expenses of such separate counsel to such Person shall be paid by the indemnifying party and (y) in the case of (c) above, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed). No indemnifying party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the reasonable fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. The Company may not enter into any settlement of any claim relating to the offer and sale of Registrable Securities that does not provide for the complete and unconditional release of such Person.

        7.4 Contribution. If the indemnification provided for in this Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expense referred to therein, then the indemnifying party in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that in no event shall the liability of any selling Holder hereunder be greater in amount than the difference between the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation and all amounts previously contributed by such Holder with respect to such losses, claims, damages, liabilities and expenses. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

8.      COVENANTS AND UNDERTAKINGS

        8.1 Rule 144. The Company will use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

9. EFFECTIVENESS. This Agreement shall be effective upon the execution and delivery of a counterpart by each of the parties hereto.

10.     MISCELLANEOUS

        10.1 No Adequate Remedy at Law. In the event of a breach by the Company of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

        10.2 No Inconsistent Agreement. Except for the registration rights contained in the agreements set forth on Schedule 10.2 hereto, the Company has not previously entered into any agreement with respect to its capital stock granting any registration rights to any Person.

        10.3 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter which relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and which does not directly or indirectly affect the rights of other Holders may be given by Holders owning a majority of the shares of the Registrable Securities being sold by such Holders, provided that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

        10.4 Notices. Any notice or other communication required or permitted hereunder shall be deemed to be delivered if in writing (or in the form of a telecopy) addressed as provided below and if either (a) actually delivered or telecopied to said address, (b) in the case of overnight delivery of a notice, the next business day after properly posted with postage prepaid, or (c) in the case of a letter, 3 business days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified: If to the Company, then to Lexington Corporate Properties, Inc., 355 Lexington Avenue, New York, New York 10017, Attention: President, or such other address or addresses of which the Investor shall have been given notice, with a copy to Barry A. Brooks, Esq., Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022; if to any Holder of Registrable Securities, to it at its address set forth on the books and records of the Company.

               The failure to deliver a copy of any notice to any party's counsel shall not affect the validity of such notice.

        10.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including, without limitation, subsequent Holders of Registrable
Securities agreeing to be bound by all of the terms and conditions of this Agreement.

        10.6 Counterparts. This Agreement and any amendments, waivers, consents or supplements may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart by each of the parties hereto.

        10.7 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

        10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

        10.9 Consent to Jurisdiction; Waiver of Jury Trial. (a) Any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. The parties irrevocably submit to the exclusive jurisdiction of such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 10.9.

        (b) Each of the parties hereby irrevocably waives trial by jury in any action, suit, proceeding or counterclaim, whether at law or equity, brought by either of them in connection with this Agreement or the transactions contemplated hereby.

        10.10 Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement shall not affect or impair the validity, legality and enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.

        10.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein, other than the provisions of any other documents specifically referred to herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        10.12 Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its reasonable costs and expenses and any other available remedy.

        10.13 Construction. The Company and the Investor acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Company and the Investor.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                       LEXINGTON CORPORATE PROPERTIES TRUST


                                       By:___________________________________
                                           Name:
                                           Title:


                                       COMPTROLLER OF THE STATE OF NEW YORK,
                                       AS TRUSTEE OF THE COMMON RETIREMENT FUND


                                       By:___________________________________
                                           Name:
                                           Title:

                                  SCHEDULE 2.4
                                  ------------

                           LIST OF UNDERWRITER CHOICES
                           ---------------------------


A.G. Edwards, Inc.
Bear Steams & Co. Inc.
CS First Boston Corporation
Deutsche Banc Alex. Brown
Furman Selz Incorporated
Goldman Sachs & Co.
JP Morgan Chase & Co.
Lehman Brothers
Merrill Lynch
Montgomery Securities
Morgan Stanley Dean Witter
NatWest Securities
Nomura Securities
Paine Webber
Prudential Securities
Robertson Stephens
Salomon Smith Barney
SunTrust Robinson Humphrey

                                  SCHEDULE 10.2
                                  -------------

                               REGISTRATION RIGHTS
                               -------------------


                                [to be provided]

                                SCHEDULE 10.2(ii)

                         LXP Non-Qualified Jurisdictions
                         -------------------------------


Representatives of each of the following states have informed LXP that their respective states do not recognize trusts as legal entities and therefore only LXP's predecessor, Lexington Corporate Properties, Inc. is qualified to do business in such states:


               Alabama
               Georgia
               North Carolina and
               Tennessee.


                                 Sched. 10.2(ii)

                               SCHEDULE 10.2(viii)

                    Exceptions to No Material Adverse Change
                    ----------------------------------------



                                      None.


                               Sched. 10.2(viii)-1

                                    EXHIBIT A

                              Form of Annual Budget
                              ---------------------



                     [EXHIBIT BEGINS ON THE FOLLOWING PAGE]



                                    Exh. A-1

Lexington Acquiport II LLC                     Attachment 1

                                              Property
                                 -----------------------------------
                                    1      2      3      4    etc.  Total
                                   ---    ---    ---    ---   ----  -----
Rental Income                       xx     xx     xx     xx     xx    xx

Interest Expense                    x      x      x      x      x     x

Amortization - non real estate      x      x      x      x      x     x

Property operating (attachment 2)   x      x      x      x      x     x

                                                                    Attachment 2

                           Lexington Acquiport II LLC
                            Form of Operating Budget



                                                 Property
                                -------------------------------------------
Property Operating                 1        2        3        4      etc.
------------------                ---      ---      ---      ---     ----
Taxes                              x        x        x        x       x
Electric                           x        x        x        x       x
Repairs                            x        x        x        x       x
General maintenance                x        x        x        x       x
HVAC                               x        x        x        x       x
Insurance                          x        x        x        x       x
Management fees                    x        x        x        x       x

                                              Attachment 3


                Lexington Acquiport II LLC
                 Form of Operating Budget



General and administrative

Accounting                        $x
Tax                                x
Insurance                          x
Legal                              x
Engineering                        x
Miscellaneous                      x

                Lexington Acquiport II LLC
                 Form of Operating Budget


Revenues:
      Rental Income (attachment 1)                     $xx
      Interest & other                                  xx

Expenses:
      Interest (attachment 1)                           xx
      Amortization - non real estate (attachment 1)     xx
      Property operating (attachment 1)                 xx
      General and administrative (attachment 1)         xx
                                                        --
Net Income                                             $xx
                                                        ==

                                    EXHIBIT B

                          Form of Management Agreement
                          ----------------------------

               THIS MANAGEMENT AGREEMENT (this "Management Agreement") is dated as of December __, 2001 and entered into by and between Lexington Acquiport Company II, LLC, a Delaware limited liability company (the "Company"), and Lexington Realty Advisors, Inc., a Delaware corporation (the "Asset Manager").

               WHEREAS, the Company owns or will own net-leased real estate properties in the United States of America (collectively, the "Tranche II Properties") and owns or will own loans ("Tranche II LSL Loans") made to one or more limited liability companies (each, an "LXP LLC") to finance a part of the purchase price for net-leased real estate properties (each an "Tranche II LSL Property") in the United States of America being acquired by limited liability companies (each, a "Special Purpose LLC") the sole member of which is a LXP LLC; and

               WHEREAS, the Company desires to have the Asset Manager undertake the duties and responsibilities hereinafter set forth.

               NOW,  THEREFORE,   in  consideration  of  the  premises  and  the
agreements, provisions and covenants herein contained, the Company and the Asset Manager agree as follows:

               1. Definitions. Unless otherwise defined herein, capitalized terms used in this Management Agreement shall have the meanings ascribed to such terms in that certain Operating Agreement of Lexington Acquiport Company II, LLC dated as of even date herewith between Lexington Corporate Properties Trust, a Maryland real estate investment trust, as a managing member ("LXP"), and The Comptroller of the State of New York, as Trustee of the Common Retirement Fund, as a non-managing member (the "Fund") (as such Operating Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Operating Agreement").

               2. Obligations of the Asset Manager. The Asset Manager shall perform on behalf of the Company those duties and responsibilities of the Manager in respect of the evaluation of Proposed Tranche II Properties and the acquisition of Approved Tranche II Properties, and the evaluation of Tranche II LSL Properties and the making of Tranche II LSL Loans, as contemplated by
Section 3.6 of the Operating Agreement, and in respect of the management of the Tranche II Properties and Tranche II LSL Loans, that may be delegated to the Asset Manager pursuant to Section 3.1(b) of the Operating Agreement. With respect to the management of the Tranche II Properties, the Asset Manager shall perform the duties and responsibilities described in Appendix 1 attached hereto and made a part hereof. With respect to the management of the Tranche II LSL Loans, the Asset Manager shall perform the duties and responsibilities described in Appendix 1 attached hereto and made a part hereof. Additionally, the Asset Manager shall prepare or cause to be prepared reports and statements as is, and in the manner, required by the Operating Agreement. The Asset Manager shall maintain appropriate books of account and records relating to services performed pursuant hereto, which books of account and records shall be available for inspection by representatives of the Company upon



                                    Exh. B-1
reasonable notice during normal business hours, and from time to time or at any time requested by the Company, make reports to the Company of the Asset Manager's performance of the foregoing services. In performing the foregoing services, the Asset Manager shall not, and shall have no power or authority to,
(i) bind the Company, or to enter into any contract or other agreement in the name of or on behalf of the Company, unless specifically authorized in writing to do so by the Company, (ii) amend, cancel or alter any of the organizational documents of the Company, or (iii) do any act not authorized pursuant to this Management Agreement, unless specifically authorized to do so in writing by the Company or specifically authorized to do so by the Operating Agreement. Any and all approvals required from the Company pursuant to this Management Agreement may be given or withheld by the Company in its absolute and sole discretion.

               3. No Partnership or Joint Venture. The Company and the Asset Manager are not partners or joint venturers with each other and the terms of this Management Agreement shall not be construed so as to make them such partners or joint venturers or impose any liability as such on either of them.

               4. Employees of Asset Manager. All persons engaged in the performance of the services to be performed by the Asset Manager hereunder shall be employees of LXP; provided, however, that, employees and officers of LXP may also be employees and officers of the Company. All of the Asset Manager's employees shall be covered by workers' compensation insurance in the manner required by law.

               5. Limitation on the Asset Manager's Liability.

                 (a) Except as provided in Section 5(b) below, the Asset Manager and its directors, officers and employees shall not be liable, responsible or accountable in damages or otherwise to the Company or either Member for (a) any loss or liability arising out of any act or omission by the Asset Manager so long as any such act or omission did not constitute (i) a breach of this Management Agreement or of the Operating Agreement which breach had or has a material adverse effect on the Company and, if capable of cure, is not cured within fifteen (15) days after notice thereof is delivered to the Asset Manager by the Company, (ii) gross negligence or willful misconduct or (iii) fraud or bad faith on the part of the Asset Manager or (b) any acts or omissions by third parties selected by the Asset Manager in good faith and with reasonable care to perform services for the Company.

                 (b) Notwithstanding the limitation contained in Section 5(a) above, the Asset Manager shall be liable, responsible and accountable in damages or otherwise to the Company and the Fund for any act or omission on behalf of the Company and within the scope of authority conferred on the Asset Manager (i) which act or omission was negligent (including any negligent misrepresentation) and violated any law, statute, regulation or rule relating to Shares or any other security of LXP or (ii) to the extent the Company or the Fund is charged with liability for, or suffers or incurs loss, liability, cost or expense (including reasonable attorneys' fees) as a result of, such act or omission and such act or omission was negligent and related to Shares or such other security of LXP.



                                    Exh. B-2

               6. Company's Professional Services. The Company may independently retain legal counsel and accountants to provide such legal and accounting advice and services as the Company shall deem necessary or appropriate.

               7. Expenses of the Asset Manager and the Company.

               (a) The Asset Manager shall pay, without reimbursement by the Company (i) the salaries of all of its officers and regular employees and all employment expenses related thereto, (ii) general overhead expenses, (iii) record-keeping expenses, (iv) the costs of the office space and facilities which it requires, (v) the costs of such office space and facilities as the Company reasonably requires, (vi) all out of pocket costs and expenses incurred in connection with the management of the Tranche II Properties and the Company (other than reasonable and customary costs and expenses of Third Parties retained in connection with the management of the Tranche II Properties and the Company) and
        (vii) costs and expenses relating to Acquisition Activities as set forth in and limited by Section 3.6(f) of the Agreement.

               (b) The Asset Manager shall either pay directly from a Company account or pay from its own account and be reimbursed by the Company for the following Company costs and expenses that are incurred by the Company or by the Asset Manager in the performance of its duties under this Management Agreement or the Operating Agreement:

                              (i)  Permitted Expenses;

                              (ii) all  reasonable   and  customary   costs  and
               expenses relating to Third Parties retained in connection with a Proposed Tranche II Property or an Approved Tranche II Property or a Tranche II LSL Loan as provided in Section 3.6(f) of the Operating Agreement provided, that if for any reason the Asset Manager, or any Affiliate of LXP or the Asset Manager (instead of the Company or an SP Subsidiary) acquires title to any Proposed Tranche II Property or Approved Tranche II Property, the Asset Manager shall pay all of the costs and expenses incurred or to be incurred in connection with such Proposed Tranche II Property or Approved Tranche II Property.

        The Asset Manager shall not pay or be reimbursed by the Company for any other cost or expense.

               (c) Except as expressly otherwise provided in this Management Agreement or the Operating Agreement, the Company shall directly pay all of its own expenses, and without limiting the generality of the foregoing, it is specifically agreed that the following expenses shall be borne directly by the Company and not be paid by the Asset Manager:

                              (i) interest, principal or any other cost of money
               borrowed by the Company;



                                    Exh. B-3

                              (ii) fees and expenses paid to independent contractors, appraisers, consultants and other agents retained by or on behalf of the Company and expenses directly connected with the financing, refinancing and disposition of real estate interests or other property (including insurance premiums, legal services, brokerage and sales commissions, maintenance, repair and improvement costs and expenses related to the Tranche II Properties); and

                              (iii) insurance as required by the Company.

               8. Indemnification by the Company. The Company shall indemnify, defend and hold harmless the Asset Manager by reason of any act or omission or alleged act or omission arising out of the Asset Manager's activities as the Asset Manager on behalf of the Company, against personal liability, claims, losses, damages and expenses for which the Asset Manager has not otherwise been reimbursed by insurance proceeds or otherwise (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the Asset Manager in connection with such action, suit or proceeding and any appeal therefrom, unless the Asset Manager (A) acted fraudulently, in bad faith or with gross negligence or willful misconduct or (B) by such act or failure to act breached any covenant contained in this Management Agreement, which breach had or has a material adverse effect on the Company or either Member and, if capable of cure, is not cured within fifteen (15) days after notice thereof from the Company. Any indemnity by the Company under this Management Agreement shall be provided out of, and to the extent of, Company revenues and assets only, and no Member shall have any personal liability on account thereof. The indemnification provided under this Section 8 shall (x) be in addition to, and shall not limit or diminish, the coverage of the Asset Manager under any insurance maintained by the Company and (y) apply to any legal action, suit or proceeding commenced by a Member or in the right of a Member or the Company. The indemnification provided under this Section 8 shall be a contract right and shall include the right to be reimbursed for reasonable expenses incurred by the Asset Manager within thirty (30) days after such expenses are incurred.

               9. Terms and Termination. This Management Agreement shall remain in force until terminated in accordance herewith. At the sole option of the Company, exercisable in the Company's sole and arbitrary discretion, this Management Agreement may be terminated at any time and for any reason immediately upon notice of termination from the Company to the Asset Manager. This Management Agreement shall automatically expire upon the completion of dissolution or winding up of the Company pursuant to Section 9.2 of the Operating Agreement or the removal or resignation of LXP as Manager. This Management Agreement shall also terminate upon any of the following:

                  (a) The Asset Manager shall be adjudged bankrupt or insolvent by a court of competent jurisdiction or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator or trustee of the Asset Manager or of all or substantially all of its property by reason of the foregoing, or approving any petition filed against the Asset Manager for reorganization, and such adjudication or order shall remain in force and unstayed for a period of 30 days.



                                    Exh. B-4

                  (b) The Asset Manager shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the Federal Bankruptcy Code, for relief under any law for relief of debtors, or shall consent to the appointment of a receiver for itself or for all or substantially all of its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due.

               10. Action Upon Termination. After the expiration or termination of this Management Agreement, the Asset Manager shall:

                  (a) Promptly pay to the Company or any person legally entitled thereto all monies collected and held for the account of the Company pursuant to this Management Agreement, after deducting any compensation and reimbursement for its expenses which it is then entitled to receive pursuant to the terms of this Management Agreement.

                  (b) Within 90 days deliver to the Company a full account, including a statement showing all amounts collected by the Asset Manager and a statement of all monies disbursed by it, covering the period following the date of the last accounting furnished to the Company.

                  (c) Within ten (10) days deliver to the Company all property and documents of the Company then in the custody of the Asset Manager.

Upon termination of this Management Agreement, the Asset Manager shall be entitled to receive payment for any expenses and fees (including without limitation the management fee which shall be prorated on a daily basis and acquisition fees) as to which at the time of termination it has not yet received payment or reimbursement, as applicable, pursuant to Section 7 and Section 11 hereof, less any damages to the Company caused by the Asset Manager.

               11. Acquisition Fee and Management Fee.

               (a) Upon the acquisition of any Approved Tranche II Property acquired by the Company or by an SP Subsidiary pursuant to Section 3.6 of the Operating Agreement (including any Approved Tranche II Property acquired by the Company or by an SP Subsidiary contributed in whole or in part by LXP as contemplated by the last two sentences of Section 5.1(b) of the Operating Agreement), or upon the making by the Company of a Tranche II LSL Loan to an LXP LLC pursuant to Section 3.6 of the Operating Agreement (including any Tranche II LSL Loan related to a Tranche II LSL Property acquired by a Special Purpose LLC from LXP), the Company shall pay the Asset Manager an acquisition fee equal to (x) the purchase price of such acquired Approved Tranche II Property multiplied by (y) three quarters of one percent (0.75%). If the Manager shall arrange financing for the purchase of an Approved Tranche II Property without the use of a third-party broker, then the Company shall pay the Manager a fee equal to one half of one percent (0.50%) of the loan amount arranged.

               (b) The Company shall pay to the Asset Manager an annual management fee equal to two percent (2%) of Net Rents, payable monthly. Such fee shall be calculated



                                    Exh. B-5
        monthly, based on Net Rents received by the Company for such month, and adjusted as provided in this Section 11(b). Within thirty (30) days of the Company's receipt of the annual reports described in Section 4.3 of the Operating Agreement for a fiscal year, the Asset Manager shall provide to the Company a written statement of reconciliation setting forth (a) the Net Rents for such fiscal year and the management fee payable to the Asset Manager in connection therewith, pursuant to this Management Agreement, (b) the management fee already paid by the Company to the Asset Manager during such fiscal year, and (c) either the amount owed to the Asset Manager by the Company (which shall be the excess, if any, of the management fee payable to the Asset Manager for such fiscal year pursuant to this Agreement over the management fee actually paid by the Company to the Asset Manager for such fiscal year) or the amount owed to the Company by the Asset Manager (which shall be the excess, if any, of the management fee actually paid by the Company to the Asset Manager for such fiscal year over the management fee payable to the Asset Manager for such fiscal year pursuant to this Agreement). The Asset Manager or the Company, as the case may be, shall pay to the other the amount owed pursuant to clause (c) above within five (5) Business Days of the receipt by the Advisor and the Fund of the written statement of reconciliation described in this Section 11. In addition, in those cases in which a tenant of any Tranche II Property requests that the Company provide property management services at such tenant's expense, Asset Manager shall be entitled to an oversight fee for such property management services for the tenant of such Tranche II Property equal to one half of one percent (0.50%) of the Net Rent from such Tranche II Property ("Oversight Fee"), which Oversight Fee shall be payable by the tenant of such Tranche II Property, in accordance with the terms as such tenant and Asset Manager may agree. Concurrently with the reconciliation statement required above, the Asset Manager shall provide to the Advisor and the Fund a written statement setting forth all Oversight Fees paid to the Asset Manager during such fiscal year and the Net Rents relating to such Tranche II Properties for such fiscal year.

               12. Assignment. The Asset Manager may not assign or delegate any of its rights or obligations hereunder.

               13. Notices. Unless otherwise specifically provided herein, any notice or other communication required herein shall be given in accordance with the Operating Agreement.

               14. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Management Agreement shall in any event be effective without the written concurrence of the Company. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

               15. Governing Law. THIS MANAGEMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.



                                    Exh. B-6

               16. Entire Agreement. This Management Agreement embodies the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, written and oral, relating to the subject matter hereof.

               17. Severability. In case any provision in or obligation under this Management Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

               18. No Waiver, etc. No waiver by the Company of any default hereunder shall be effective unless such waiver is in writing and executed by the Company nor shall any such written waiver operate as a waiver of any other default or of the same default on a subsequent occasion. Furthermore, the Company shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights, privileges and/or remedies hereunder, and the failure or forbearance of the Company on one occasion shall not prejudice or be deemed or considered to have prejudiced its right to demand such compliance on any other occasion.

               19. No Third Party Beneficiary. The Asset Manager is not a third party beneficiary of the Operating Agreement and shall have no rights or remedies thereunder, and the parties to the Operating Agreement can amend, modify or terminate the Operating Agreement at any time without the Asset Manager's consent and without any liability to the Asset Manager.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]




                                    Exh. B-7

               IN  WITNESS   WHEREOF,   the  parties  hereto  have  caused  this
Management Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


COMPANY                    LEXINGTON ACQUIPORT COMPANY II,
                           LLC, a Delaware limited liability company

                           By:   LEXINGTON PROPERTIES CORPORATE
                                 TRUST, a Maryland real estate investment trust, the managing member


                                 By:
                                      ------------------------------------------
                                      Name:
                                      Its:


ASSET MANAGER              LEXINGTON REALTY ADVISORS, INC.


                                 By:
                                      ------------------------------------------
                                      Name:
                                      Its:



                                    Exh. B-8

                                APPENDIX 1 TO THE
                    EXHIBIT B (Form of Management Agreement)
                               ----------------------------

                      PROPERTY MANAGEMENT RESPONSIBILITIES
                      ------------------------------------



        A. The Asset  Manager  shall  perform its duties and  obligations  under
Section 2 of the Management Agreement with respect to the management of the Tranche II Properties in accordance with the following standards:

        1. Management of the Tranche II Properties. Asset Manager shall devote its commercially reasonable efforts, consistent with first class professional management, to manage the Tranche II Properties, and shall perform its duties with respect thereto under the Management Agreement in accordance with the Operating Agreement and Annual Plan and in a reasonable, diligent and careful manner so as to manage and supervise the operation, maintenance, leasing and servicing of each Tranche II Property in a manner that is comparable to similar properties in the market area in which such Tranche II Property is located. The services of Asset Manager hereunder are to be of a scope and quality not less than those generally performed by professional managers of other similarly situated properties in the market area in which each Tranche II Property is located. Asset Manager shall make available to the Company the full benefit of the judgment, experience and advice of the members of Asset Manager's organization and staff with respect to the policies to be pursued by the Company in operating the Tranche II Properties, and will perform such services as may be requested by the Company within the scope of the Management Agreement in operating, maintaining, leasing, and servicing each Tranche II Property.

        2. Specific Duties of Asset Manager. Without limiting the duties and obligations of Asset Manager under any other provisions of the Management Agreement, Asset Manager shall have the following duties and perform the following services with respect to management of the Tranche II Properties:

               2.1 Repairs and Maintenance. In accordance with and subject to the Operating Agreement and the Annual Plan, Asset Manager shall cause to be made, or ensure that the tenant makes, all repairs and shall cause to be performed, or ensure that the tenant performs, all maintenance on the buildings, appurtenances and grounds of each Tranche II Property as are required to maintain each Tranche II Property in such condition and repair (and in compliance with applicable codes) that is comparable to similarly situated properties in the market area in which such Tranche II Property is located, and such other repairs as may be required to be made under the leases governing each Tranche II Property. Asset Manager shall to the extent it deems necessary arrange for periodic inspections of the Tranche II Properties by independent contractors.

               2.2    Leasing Supervision Activities.
                      ------------------------------



                                    Exh. B-9

               (a) Leasing Supervision. Asset Manager shall supervise all leasing activities, for the purpose of leasing the available space in the Tranche II Properties to tenants upon such terms and conditions as shall be consistent with the Operating Agreement and the Annual Plan.

               (b) Generally. In the performance of Asset Manager's duties under this Section 2.2, Asset Manager shall (i) develop and coordinate advertising, marketing and leasing plans for space at each Tranche II Property that is vacant or anticipated to become vacant; (ii) cooperate and communicate with leasing specialists, consultants and third-party brokers in the market, and solicit their assistance with respect to new tenant procurement; and (iii) notify the Company in writing of all offers for tenancy at each Tranche II Property which Asset Manager believes are made in good faith, including the identification and fee schedules of procuring brokers, if any.

               (c) Negotiation of Leases. Asset Manager shall negotiate all tenant leases, extensions, expansions and other amendments and related documentation on the Company's behalf in accordance with the Operating Agreement and the Annual Plan. All such documentation shall be prepared at the Company's expense by counsel acceptable to or designated by the Company, and shall be executed by the Company. The terms of all such documentation are to be approved by the Company pursuant to such reasonable procedures as may be requested by the Company from time to time. Notwithstanding the foregoing, (x) Asset Manager shall not, for any reason, have the power or authority to execute any such documentation on behalf of the Company or otherwise bind the Company without the Company's prior written consent, and (y) the Company reserves the right to deal with any prospective tenant to procure any such lease, extension, expansion or other amendment or related documentation.

               (d) Third Party Brokers. Asset Manager shall encourage third-party real estate brokers to secure tenants for the Tranche II Properties, and periodically notify such brokers of the spaces within the Tranche II Properties that are available for lease.

               (e) Compensation for Third-Party Brokers. Asset Manager shall negotiate and enter into on behalf of the Company a commission agreement with third party brokers providing for a leasing commission to be paid at prevailing market rates, subject to prevailing market terms and conditions. Such leasing commission shall be paid by the Company.

               2.3 Rents, Billings and Collections. Asset Manager shall be responsible for the monthly billing of rents and all other charges due from tenants to the Company with respect to each Tranche II Property. Asset Manager shall use its commercially reasonable efforts to collect all such rents and other charges when due. Asset Manager shall notify the Company and the Advisor of all tenant defaults as soon as reasonably practicable after occurrence, and shall provide the Company and the Advisor with Asset Manager's best judgment of the appropriate course of action in remedying such tenant defaults.

               2.4 Obligations Under Leases. Asset Manager shall supervise and use its commercially reasonable efforts to cause the Company to perform and comply, duly and



                                   Exh. B-10
punctually, with all of the obligations required to be performed or complied with by the Company under all leases and all laws, statutes, ordinances, rules, permits and certificates of occupancy relating to the operation, leasing, maintenance and servicing of the Tranche II Properties, including, without limitation, the timely payment by the Company of all sums required to be paid thereunder.

               2.5 The Company's Insurance. If requested by the Company, the Asset Manager shall cause to be placed and kept in force all forms of insurance required by the Operating Agreement and the Annual Plan or required by any mortgage, deed of trust or other security agreement covering all or any part of any Tranche II Property. The Asset Manager is to be named as an additional insured on the general liability policies in its capacity as managing agent. All such insurance coverage shall be placed through insurance companies and brokers selected or approved by the Company, with limits, values and deductibles established by the Company and with such beneficial interests appearing therein as shall be acceptable to the Company and otherwise be in conformity with the requirements of the Operating Agreement and the Annual Plan. Should the Company elect to place such insurance coverage directly, the Asset Manager shall be named as an additional insured on the general liability policies in its capacity as managing agent and the Company will provide the Asset Manager with a certificate of insurance evidencing such coverage. If requested to do so by the Company, the Asset Manager shall duly and punctually pay on behalf of the Company with funds provided by the Company all premiums with respect thereto, prior to the time the policy would lapse due to nonpayment. If any lease requires that a tenant maintain any insurance coverage, the Asset Manager shall use its commercially reasonable efforts to obtain insurance certificates annually, or more frequently, as required pursuant to the applicable leases, from each such tenant and review the certificates for compliance with the lease terms. If any lease requires the Company to provide insurance certificates to tenants thereunder, the Asset Manager shall obtain such insurance certificates from the Company, review the certificates for compliance with the lease terms, and provide a copy thereof to tenants in accordance with their respective leases. The Asset Manager shall promptly investigate and make a full and timely written report to the insurance broker, with a copy to the Company, as to all accidents, claims or damage of which the Asset Manager has knowledge relating to the operation and maintenance of each Tranche II Property, any damage or destruction to each Tranche II Property, and the estimated cost of repair thereof, and shall prepare any and all reports required by any insurance company in connection therewith. All such reports shall be filed timely with the insurance broker as required under the terms of the insurance policy involved. The Asset Manager shall have no right to settle, compromise or otherwise dispose of any claims, demands or liabilities, whether or not covered by insurance, without the prior written consent of the Company, which consent may be withheld by the Company in its sole discretion.

               2.6 Asset Manager's Insurance. The Asset Manager or the Manager or LXP will obtain and maintain on the Asset Manager's behalf, at the Asset Manager's or the Manager's or LXP's expense, the following insurance:

               (a) Commercial general liability on an occurrence form for bodily injury and property damage with limits of One Million Dollars ($1,000,000) combined single limit each occurrence and Two Million Dollars ($2,000,000) from the aggregate of all occurrences within each policy year, including but not
limited  to  Premises-Operation,   Products/Completed



                                   Exh. B-11

Operations, Hazard and Contractual Coverage (including coverage for the indemnity clause provided under the Management Agreement) for claims arising out of actions beyond the scope of Asset Manager's duties or authority under the Management Agreement.

               (b) Comprehensive form automobile liability covering hired and non-owned vehicles with limits of One Million Dollars ($1,000,000) combined single limit per occurrence.

               (c) Employer's liability insurance in an amount not less than Five Hundred Thousand Dollars ($500,000).

               (d) Excess liability (umbrella) insurance on the above with limits of Two Million Dollars ($2,000,000).

               (e) Workers' compensation insurance in accordance with the laws of the state with jurisdiction.

               (f) Either (x) blanket crime coverage protecting the Asset Manager against fraudulent or dishonest acts of its employees, whether acting alone or with others, with limits of liability of not less than One Million Dollars ($1,000,000) per occurrence (any loss within any deductible shall be borne by the Asset Manager) or (y) a fidelity or financial institution bond in an amount no less than One Million Dollars ($1,000,000.00) bonding the employees of the Asset Manager who handle or who are responsible for funds belonging to the Company.

               (g) Professional liability insurance covering the activities of the Asset Manager written on a "claim made" basis with limits of at least One Million Dollars ($1,000,000). Any loss within any deductible shall be borne by the Asset Manager. Coverage shall be maintained in effect during the period of the Management Agreement and for not less than two (2) years after termination of the Management Agreement.

               Each of the above policies will contain provisions giving the Company and the Advisor at least thirty (30) days' prior written notice of cancellation of coverage. The policies referred to in items (a) and (d) above will name the Company and the Advisor as additional insureds, and the policies referred to in item (f) above will name the Company as loss payee. The Asset Manager will provide the Company and the Advisor with evidence of all required coverages.

               Such insurance shall be placed with reputable insurance companies licensed or authorized to do business in the states in which the Tranche II Properties are located with a minimum Best's rating of AX.

               The Company and the Asset Manager agree that the insurance policies summarized on Appendix 2 to this Exhibit B (Form of Management Agreement) are consistent with the standards listed above with respect to the types and amounts of insurance the Asset Manager is required to obtain.

               2.7 Compliance with Insurance Policies; Compliance by Tenants with Tenant Leases. Asset Manager shall use its commercially reasonable efforts to prevent the use



                                   Exh. B-12
of each Tranche II Property for any purpose that might void any policy of insurance held by the Company, or any tenant at each Tranche II Property, that might render any loss insured thereunder uncollectible or that would be in violation of any governmental restriction or the provisions of any lease. Asset Manager shall use its commercially reasonable efforts to secure full compliance by the tenants with the terms and conditions of their respective leases, including, but not limited to, periodic maintenance of all building systems, including individual tenant's heating, ventilation and air conditioning systems.

               2.8    Intentionally Omitted.

               2.9 Tenant Relations. Asset Manager will maintain reasonable contact with the tenants of the Tranche II Properties and keep the Company and the Advisor informed of the tenants' concerns, expansion or contraction plans, changes in occupancy or use, and other matters that could have a material bearing upon the leasing, operation or ownership of each Tranche II Property.

               2.10 Compliance with Laws. Asset Manager shall use its commercially reasonable efforts to determine such action that may be necessary, inform the Company of action as may be necessary and, when authorized by the Company, take such action that may be necessary to cause the Tranche II
Properties to comply with all current and future laws, rules, regulations, or ordinances affecting the ownership, use or operation of each Tranche II Property; provided, however, that Asset Manager need not obtain the prior authorization of the Company to take action in case of an emergency or any threat to life, safety or property, so long as Asset Manager shall give the Company prompt notice of any such action taken.

               2.11 Cooperation. Should any claims, demands, suits, or other legal proceedings be made or instituted by any third party against the Company that arise out of any matters relating to a Tranche II Property or the Management Agreement or Asset Manager's performance hereunder, Asset Manager shall promptly give the Company all pertinent information and assistance in the defense or other disposition thereof; provided, however, in the event the foregoing requires Asset Manager to incur any expenses beyond the ordinary cost of performing its obligations under the Management Agreement, the Company shall pay for any such out-of-pocket costs of which the Company has been advised in writing.

               2.12 Notice of Complaints, Violations and Fire Damage. Asset Manager shall respond to complaints and requests from tenants within thirty (30) days of Asset Manager's having received any material complaint made by a tenant or any alleged landlord default under any lease. Additionally, Asset Manager shall notify the Company and Advisor as soon as is reasonably practical (such notice to be accompanied by copies of supporting documentation) of each of the following: any notice of any governmental requirements received by Asset Manager; upon becoming aware of any material defect in a Tranche II Property; and upon becoming aware of any fire or other material damage to any Tranche II Property. In the case of any fire or other material damage to a Tranche II
Property, Asset Manager shall also notify the Company's insurance broker telephonically, so that an insurance adjuster has an opportunity to view the damage before repairs are started, and complete customary loss reports in connection with fire or other damage to a Tranche II Property.



                                   Exh. B-13

               2.13 Notice of Damages and Suits; Settlement of Claims. Asset Manager shall notify the Company's general liability insurance broker and the Company as soon as is reasonably practical of the occurrence of any bodily injury or property damage occurring to or claimed by any tenant or third party on or with respect to a Tranche II Property, and promptly forward to the broker, with copies to the Company and the Advisor, any summons, subpoena or other like legal documents served upon Asset Manager relating to actual or alleged potential liability of the Company, Asset Manager or a Tranche II Property. Notwithstanding the foregoing, Asset Manager shall not be authorized to accept service of process on behalf of the Company, unless such authority is otherwise imputed by law. The Asset Manager shall have no right to settle, compromise or otherwise dispose of any claims, demands, or liabilities, whether or not covered by insurance, without the prior written consent of the Company, which consent may be withheld by the Company in its sole discretion.

               2.14 Enforcement of Leases. The Asset Manager shall enforce compliance by tenants with each and all of the terms and provisions of the leases, provided, however, that Asset Manager shall not, without the prior written consent of the Company in each instance, which consent may be withheld by the Company in its sole discretion, institute legal proceedings in the name of the Company to enforce leases, collect income and rent or dispossess tenants or others occupying a Tranche II Property or any portion thereof, or terminate any lease, lock out a tenant, or engage counsel or institute any proceedings for recovery of possession of a Tranche II Property if any such action by the Asset Manager would constitute a Major Decision.

               2.15   Environmental.

               (a) Notice. The Asset Manager shall promptly advise the Company and the Advisor in writing of any evidence of non-compliance with any Environmental Laws, which Asset Manager is aware of, together with a written report of the nature and of the non-compliance and the potential threat, if any, to the health and safety of persons and/or damage to each Tranche II Property or the property adjacent to or surrounding each Tranche II Property. The Company acknowledges that (A) Asset Manager is not an environmental engineer and does not have any special expertise in the Environmental Laws, (B) Asset Manager's duties under this Section 2.15 are limited to the quality of reasonable commercial care and diligence customarily applied to property managers of triple net leased properties.

               (b) Rights; Limitations. Without limiting any other provision contained herein and subject to Section 2.14, Asset Manager shall use commercially reasonable efforts to enforce the Company's rights under the leases insofar as any tenant's compliance with Environmental Laws are concerned; provided, however, Asset Manager shall hold in confidence all information bearing on Environmental Laws and hazardous materials, except to the extent expressly instructed otherwise in writing by the Company, or except to the extent necessary to protect against the imminent threat to the life and safety of persons and/or damage to a Tranche II Property or damage to the property adjacent to or surrounding such Tranche II Property, or except to the extent such disclosure is required by Environmental Laws, other laws, or court order.



                                   Exh. B-14

               2.16 Monitoring of Tenant Improvements. The Asset Manager shall monitor the construction and installation of material tenant improvements undertaken by the tenant under any lease and act as the Company's liaison with such tenant's construction managers and contractors (or other supervisors of a tenant's build-out).


                 Tranche II LSL LOAN MANAGEMENT RESPONSIBILITIES
                 -----------------------------------------------


        B. The Asset  Manager  shall  perform its duties and  obligations  under
Section 2 of the Management Agreement with respect to the management of the Tranche II LSL Loans in accordance with the following standards:

               1. Management of the Tranche II LSL Loans. The Asset Manager shall devote its commercially reasonable efforts, consistent with first class professional management, to manage the Tranche II LSL Loans, and shall perform its duties with respect thereto under the Management Agreement in accordance with the Operating Agreement and Annual Plan and in a reasonable, diligent and careful manner so as to (i) monitor compliance by each borrower and its subsidiary Special Purpose LLC with the requirements of the Tranche II LSL Loan, including without limitation compliance with and performance of their obligations under, the applicable Tranche II LSL Note, the Pledge and the Warrant (collectively, the "Tranche II LSL Loan Docpuments"); (ii) collect and account for all sums payable in respect of the Tranche II LSL Loan; and (iii) take such steps as may be necessary to enforce the provisions of the Tranche II LSL Loan Documents. The services of Asset Manager hereunder are to be of a scope and quality not less than those generally performed by professional managers of other similarly situated assets in the market area in which each Tranche II LSL Property is located. Asset Manager shall make available to the Company the full benefit of the judgment, experience and advice of the members of Asset Manager's organization and staff with respect to the policies to be pursued by the Company in managing the Tranche II LSL Loans, and will perform such services as may be requested by the Company within the scope of the Management Agreement in managing each Tranche II LSL Loan.

               2. Collection and Accounting of Funds. The Asset Manager shall be responsible for the monthly collection of interest, principal (if any) and other sums due from LXP LLCs with respect to each Tranche II LSL Loan. The Asset Manager shall use its commercially reasonable efforts to collect all such amounts when due. The Asset Manager shall notify the Company and the Advisor of all LXP LLC defaults as soon as reasonably practicable after occurrence, and shall provide the Company and the Advisor with the Asset Manager's best judgment of the appropriate course of action in remedying such defaults.

               3. Obligations Under Loan Documents. The Asset Manager shall supervise and use its commercially reasonable efforts to cause each LXP LLC and each subsidiary Special Purpose LLC to perform and comply, duly and punctually, with all of the obligations required to be performed or complied with by each LXP LLC and each subsidiary Special Purpose LLC under all Tranche II LSL Loan Documents.



                                   Exh. B-15

               4. Personnel. The Asset Manager or the Manager or LXP will obtain and maintain on the Asset Manager's behalf, at the Asset Manager's or the Manager's or LXP's expense, either (x) blanket crime coverage protecting Asset Manager against fraudulent or dishonest acts of its employees, whether acting alone or with others, with limits of liability of not less than One Million Dollars ($1,000,000) per occurrence (any loss within any deductible shall be borne by Asset Manager) or (y) a fidelity or financial institution bond in an amount no less than One Million Dollars ($1,000,000.00) bonding the employees of Asset Manager who handle or who are responsible for funds belonging to the Company. The Company and Asset Manager agree that the financial institution bond summarized on Appendix 2 to this Exhibit B (Form of Management Agreement) is consistent with the standards contained in this Paragraph B.4. Satisfying the requirements of Section A.2.6 of this Appendix 1 to Exhibit B (Form of Management Agreement) will satisfy the requirements of this Section.

               5. Cooperation. Should any claims, demands, suits, or other legal proceedings be made or instituted by any third party against the Company that arise out of any matters relating to a Tranche II LSL Loan or any Tranche II LSL Property or the Management Agreement or Asset Manager's performance hereunder, Asset Manager shall promptly give the Company all pertinent information and assistance in the defense or other disposition thereof; provided, however, in the event the foregoing requires Asset Manager to incur any expenses beyond the ordinary cost of performing its obligations under the Management Agreement, the Company shall pay for any such out-of-pocket costs of which the Company has been advised in writing.

               6. Notice of Complaints, Violations and Fire Damage. The Asset Manager shall respond to complaints and requests from LXP LLCs within thirty
(30) days of Asset Manager's having received any material complaint made by a LXP LLC under any Tranche II LSL Loan Document. Additionally, Asset Manager shall notify the Company and Advisor as soon as is reasonably practical (such notice to be accompanied by copies of supporting documentation) of each of the following: any notice of any governmental requirements received by Asset Manager; upon becoming aware of any material defect in a Tranche II LSL Property; and upon becoming aware of any fire or other material damage to any Tranche II LSL Property. In the case of any fire or other material damage to a Tranche II LSL Property, Asset Manager shall also notify the Company's insurance broker telephonically, so that an insurance adjuster has an opportunity to view the damage before repairs are started, and complete customary loss reports in connection with fire or other damage to a Property.

               7. Notice of Damages and Suits; Settlement of Claims. The Asset Manager shall notify the Company's general liability insurance broker and the Company as soon as is reasonably practical of the occurrence of any bodily injury or property damage occurring to or claimed by any LXP LLC or Special Purpose LLC or third party on or with respect to a Tranche II LSL Property, and promptly forward to the broker, with copies to the Company and the Advisor, any summons, subpoena or other like legal documents served upon Asset Manager relating to actual or alleged potential liability of the Company, Asset Manager or a Tranche II LSL Property. Notwithstanding the foregoing, Asset Manager shall not be authorized to accept service of process on behalf of the Company, unless such authority is otherwise imputed by law. Asset Manager shall have no right to settle, compromise or otherwise dispose of any claims,



                                   Exh. B-16
demands, or liabilities, whether or not covered by insurance, without the prior written consent of the Company, which consent may be withheld by the Company in its sole discretion.

               8. Enforcement of Tranche II LSL Loan Documents. The Asset Manager shall enforce compliance by LXP LLCs and by Special Purpose LLCs with each and all of the terms and provisions of the Tranche II LSL Loan Documents, provided, however, that Asset Manager shall not, without the prior written consent of the Company in each instance, which consent may be withheld by the Company in its sole discretion, institute legal proceedings in the name of the Company to enforce the Tranche II LSL Loan Documents, if such action by the Asset Manager would constitute a Major Decision.

               9.     Environmental.

               (a) Notice. Asset Manager shall promptly advise the Company and the Advisor in writing of any evidence of non-compliance with any Environmental Laws, which Asset Manager is aware of, together with a written report of the nature and of the non-compliance and the potential threat, if any, to the health and safety of persons and/or damage to each Tranche II LSL Property or the property adjacent to or surrounding each Tranche II LSL Property. The Company acknowledges that (A) Asset Manager is not an environmental engineer and does not have any special expertise in the Environmental Laws, (B) Asset Manager's duties under this Section B.9 are limited to the quality of reasonable commercial care and diligence customarily applied to managers of loans made to owners of triple net leased properties.

               (b) Rights; Limitations. Without limiting any other provision contained herein and subject to Section B.8, Asset Manager shall use commercially reasonable efforts to enforce the Company's rights under the Tranche II LSL Loan Documents insofar as any LXP LLC's or any Special Purpose LLC's compliance with Environmental Laws are concerned; provided, however, Asset Manager shall hold in confidence all information bearing on Environmental Laws and hazardous materials, except to the extent expressly instructed otherwise in writing by the Company, or except to the extent such disclosure is required by Environmental Laws, other laws, or court order.



                                   Exh. B-17

                                APPENDIX 2 TO THE
                    EXHIBIT B (Form of Management Agreement)
                               ----------------------------

                        SUMMARY OF LXP INSURANCE POLICIES
                        ---------------------------------


                     [APPENDIX BEGINS ON THE FOLLOWING PAGE]



                                   Exh. B-18

INSURED:
Lexington Corporate Properties Trust
355 Lexington Avenue
New York, NY  10017

                             SCHEDULE OF INSURANCE
--------------------------------------------------------------------------------
Type of Policy/Plan        Term    Policy #     Expiration  Company
--------------------------------------------------------------------------------

GENERAL LIABILITY         1 Year   3530-93-52     1/1/00    Chubb/Aon Enterprise

General Aggregate Limit
  (other than Products/
  Completed Operations
  Aggregate Limit                  $ 2,000,000
Products/Completed
  Operations Aggregate
  Limit                            $ 1,000,000
Personal & Advertising
  Injury Limit                     $ 1,000,000
Each Occurrence Limit              $ 3,000,000
Medical Expense Limit              $    10,000
Fire Damage Legal
  Liability                        $   100,000
Non-Owned & Hired
  Automobile Liability             $ 1,000,000
Employee Benefit
  Liability                        $ 1,000,000
     Deductible                    $     1,000


UMBRELLA LIABILITY        1 Year   7974-09-55     1/1/00    Chubb/Aon Enterprise

Limits of Liability
------------------

Each Occurrence                    $ 5,000,000
General Aggregate                  $ 5,000,000
Products/Completed
  Operations Aggregate             $ 5,000,000
Retained Limit                     $    10,000


                                         SCHEDULE OF INSURANCE
------------------------------------------------------------------------------------------------------
Type of Policy/Plan                              Term   Policy #     Expiration  Company
------------------------------------------------------------------------------------------------------
WORKERS' COMPENSATION                            1 Year 7BG 063-988-0  1/1/00    Kemper/Aon Enterprise

Workers Compensation -
  Statutory Coverage

Employer Liability Limits:
-------------------------

   Bodily Injury
     by Accident         $ 500,000 Each Accident
   Bodily Injury
     by Disease          $ 500,000 Each Employee
   Bodily Injury
     by Disease          $ 500,000 Policy Limit

Exposure Basis:
--------------

State                    Code      Class               Payroll
-------------------------------------------------------------------
New York                 8810      Clerical-NY         $  684,125

New York                 8809      Executive Officers  $  491,400


                                              SCHEDULE OF INSURANCE
-----------------------------------------------------------------------------------------------------------------
Type of Policy/Plan                              Term   Policy #     Expiration  Company
-----------------------------------------------------------------------------------------------------------------
FINANCIAL INSTITUTION
  BOND                                           1 Year 856-29-98      6/3/00    National Union Fire Insurance Co


                         Limit       Deductible
                         -----       ----------

Aggregate Limit          $1,000,000  $     -
Basic Bond Coverage      $1,000,000  $  25,000
Insuring Agreement D     $1,000,000  $  25,000
  (Forgery or
  Alteration)
Insuring Agreement E -   $1,000,000  $  25,000
  Securities


Profession Liability
  Insurance* (claims
  made basis)

Aggregate Limit          $1,000,000



* Currently obtaining quotes from insurance broker

                                    EXHIBIT C

                            Form of IPC Questionnaire
                            -------------------------


Investor Name:            New York State Common Retirement Fund
Portfolio Name:           Lexington Acquiport Company II, LLC
Property Name:
Managing Member:          Lexington Corporate Properties Trust
Contact Name:             ______________________________
Telephone No:             ______________________________

                                                               NYSCRF Share                   100%
                                                               ------------                ----------
Beginning of Quarter Net Assets [  date  ]                     _____________              ___________
Tranche II Capital Contributions                               _____________              ___________

Operating Flows
               Current Qtr Income                              _____________            _____________
               Current Qtr Expense                             _____________            _____________
               Current Qtr Net Income                          _____________            _____________

Mortgage Investments: Net Investment Income

Cash Distributions
               Common                                          _____________            _____________
               Preferred                                       _____________            _____________

Contributions Operations                                       _____________            _____________


Appreciation/Depreciation
                                                               _____________            _____________

End of Quarter Net Assets [  date  ]                            ____________              ___________

Current Quarter Investment Performance (Unannualized):
               Net Income Return                                ____________             ____________
               Appreciation Return                              ____________             ____________
               Total Net Return                                 ____________             ____________
               Total Gross Return                               ____________             ____________

Financial Summary:
-----------------
Gross Real Estate Assets                                        ____________             ____________
Cash                                                            ____________             ____________
Other Assets                                                    ____________             ____________
Total assets                                                    ____________             ____________

Mortgages                                                       ____________             ____________
Other Liabilities                                               ____________             ____________
Total Liabilities                                               ____________             ____________

Net Assets                                                      ____________             ____________


                                    Exh. C-1



Leasing Activity:
               During  the  quarter  _____  leases  were  executed  representing
               _______ sf. Another ____ leases representing ______ sf are out for signature of which ____ are lease renewals (______ sf), and one is a ground lease (________ sf).



Leasing Status:
               Lease Maturation % for 2001                             ____%
               Lease Maturation % for 2002                             ____%
               Lease Maturation % for 2003                             ____%
               Lease Maturation % for 2004                             ____%
               Lease Maturation % for 2005                             ____%

               Net Rental Square Feet                             _________   Mall Tenants
                                                                  _________   Anchors & Ground Leases
               Physical Occupancy (%) Including Anchor         ____%   ____%  Mall Tenants
               and Ground Leases                                       ____%  Anchors & Ground Leases

                                                               NYSCRF Share                      100%
                                                               ------------                  --------

Property Cash Flow Analysis Y-T-D Actual
               Revenue                                         _____________               __________
               Expenses                                        _____________               __________
               NOI                                             _____________               __________

               Debt Service                                    _____________               __________
               Capital Expenditures                            _____________               __________
               Asset Dispositions (Net of Debt)                _____________               __________
               Property Cash Flow                              _____________               __________

               Advisor Fees                                    _____________               __________
               Cash Flow After Fees                            _____________               __________

Property Cash Flow Analysis Y-T-D Budget
               Revenue                                         _____________               __________
               Expenses                                        _____________               __________
               NOI                                             _____________               __________

               Debt Service                                    _____________               __________
               Capital Expenditures                            _____________               __________
               Asset Dispositions (Net of Debt)                _____________               __________
               Property Cash Flow                              _____________               __________

               Advisor Fees                                    _____________               __________
               Cash Flow After Fees                            _____________               __________

Date of Anticipated Funding of Unfunded Commitment:       No additional  funding  anticipated for  __________

Investment Structure:

Other:

                                    Exh. C-2

                       LEXINGTON ACQUIPORT COMPANY II, LLC
                                PORTFOLIO SUMMARY
                             _______ QUARTER REVIEW

                                      -----

                        Property Performance Measurements
                                   After Fees
                        For The Quarter Ended ___________


                          AMOUNT           DATE                                                             AMOUNT         DATE
                       -------------  -------------                                                      ------------- -------------
ORIGINAL INVESTMENT                                     DISTRIBUTIONS (CONTRIBUTIONS) DURING THE QUARTER:
                            -------        --------                                                        -------      -------
                            -------        --------                                                        -------      -------
                            -------        --------                                                        -------      -------
                            -------        --------                                                        -------      -------
                            -------        --------                                                        -------      -------
                            -------        --------                                                        -------      -------
                            -------        --------                                                        -------      -------
Contributions since                                                                  TOTAL DISTRIBUTIONS
  inception                =========                                                                                   =========




           CURRENT QUARTER                           HISTORICAL CASH FLOWS                        HISTORICAL RETURNS
---------------------------------       ------------------------------------------------  ---------------------------------- -------
                                        QUARTER                                 TOTAL      QUARTER                             TOTAL
                                         ENDED  CONTRIBUTION   DISTRIBUTION   CASH FLOWS    ENDED     INCOME   APPRECIATION   RETURN
                                        ------------------------------------------------  ---------------------------------- -------
NET INVESTMENT INCOME
                                        -------                ------------
BEGINNING PERIOD NET ASSETS                                                                                  %             %       %
                                        ------- -------------  ------------ ------------- ---------  --------   -----------   -----
TIME WEIGHTED CONTRIBUTION (DIST.)                                                                           %             %       %
                                   ---  ------- -------------  ------------ ------------- ---------  --------   -----------   -----
                                                                                                             %             %       %
                                   ---  ------- -------------  ------------ ------------- ---------  --------   -----------   -----
INCOME RETURN                                                                                                %             %       %
                                   ---  ------- -------------  ------------ ------------- ---------  --------   -----------   -----
                                                                                                             %             %       %
                                        ------- -------------  ------------ ------------- ---------  --------   -----------   -----
                                                                                                             %             %       %
                                        ------- -------------  ------------ ------------- ---------  --------   -----------   -----
BEGINNING REAL ESTATE VALUE (2)                                                                              %             %       %
                                        ------- -------------  ------------ ------------- ---------  --------   -----------   -----
ENDING REAL ESTATE VALUE (2)                                                                                 %             %       %
                                        ------- -------------  ------------ ------------- ---------  --------   -----------   -----
CAPITAL IMPROVEMENTS                                                                                         %             %       %
                                   ---  ------- -------------  ------------ ------------- ---------  --------   -----------   -----
REALIZED GAIN (LOSS) AFTER FEES                                                                              %             %       %
                                   ---  ------- -------------  ------------ ------------- ---------  --------   -----------   ------
UNREALIZED GAIN OR LOSS - Stock
                                   ---  ------- -------------  ------------ -------------

APPRECIATION RETURN                ===

TOTAL RETURN                       ===

CASH FLOW RETURN                   ===

                                                                                             TIME WEIGHTED RETURNS
                                                                                             ---------------------
                                                                                             CALENDAR YTD
                                                                                             LAST 4 QUARTERS
                                                                                             SINCE INCEPTION



(1)
     Cash flow return in based on operating distributions-contribution made during the current quarter

(2) Computation based on equity method of accounting for joint ventures. Equals real estate value plus investment in Joint venture less debt


                                    Exh. C-3